FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-01

Dated December 7, 2015	JPMCC 2015-JP1
Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2015-JP1
$799,219,441 (Approximate Mortgage Pool Balance)

$705,311,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2015-JP1

JPMorgan Chase Bank, National Association Starwood Mortgage Funding II LLC Barclays Bank PLC Redwood Commercial Mortgage Corporation Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner		Barclays Co-Lead Manager and Joint Bookrunner

Drexel Hamilton	Co-Managers	Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated December 7, 2015	JPMCC 2015-JP1

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-206361) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE INFORMATION HEREIN IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE INVESTOR HAS OTHERWISE TAKEN ALL ACTIONS THE INVESTOR MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND THE INVESTOR HAS THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$26,534,000	30.000%	2.76	01/16 – 10/20	45.9%	14.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$138,016,000	30.000%	4.89	10/20 – 12/20	45.9%	14.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$34,912,000	30.000%	6.96	12/22 – 12/22	45.9%	14.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$120,000,000	30.000%	9.84	10/25 – 11/25	45.9%	14.3%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$196,971,000	30.000%	9.89	11/25 – 12/25	45.9%	14.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$43,021,000	30.000%	7.38	10/20 – 10/25	45.9%	14.3%
X-A(6)	Aa1(sf) / AAAsf / AAA(sf)	$590,423,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	A1(sf) / AA-sf / AAA(sf)	$40,960,000	N/A	N/A	N/A	N/A	N/A
X-C(6)	NR / A-sf / AAA(sf)	$45,955,000	N/A	N/A	N/A	N/A	N/A
X-D(6)	NR / BBBsf / AAA(sf)	$27,973,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa2(sf) / AAAsf / AAA(sf)	$30,969,000	26.125%	9.96	12/25 – 12/25	48.4%	13.5%
B	A1(sf) / AA-sf / AA(sf)	$40,960,000	21.000%	9.96	12/25 – 12/25	51.7%	12.7%
C	NR / A-sf / A(sf)	$45,955,000	15.250%	9.96	12/25 – 12/25	55.5%	11.8%
D	NR / BBBsf / BBB(high)(sf)	$27,973,000	11.750%	9.96	12/25 – 12/25	57.8%	11.3%

Privately Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-E(6)	NR / BBB-sf / AAA(sf)	$21,979,000	N/A	N/A	N/A	N/A	N/A
E	NR / BBB-sf / BBB(sf)	$21,979,000	9.000%	9.96	12/25 – 12/25	59.6%	11.0%
F	NR / BBsf / BB(high)(sf)	$17,982,000	6.750%	9.96	12/25 – 12/25	61.1%	10.7%
G	NR / B-sf / BB(low)(sf)	$9,990,000	5.500%	9.96	12/25 – 12/25	61.9%	10.6%
NR	NR / NR / NR	$43,957,440	0.000%	9.96	12/25 – 12/25	65.5%	10.0%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a December 29, 2015 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated December 7, 2015 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Notional Amounts are defined in the Preliminary Prospectus.
(7)	The Class X-E, Class E, Class F, Class G, Class NR and Class R Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Summary of Transaction Terms

Securities Offered:	$705,311,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC and Academy Securities Inc.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (60.1%), Starwood Mortgage Funding II LLC (“SMF II”) (19.3%), Barclays Bank PLC (“Barclays”) (16.1%) and Redwood Commercial Mortgage Corporation (“RCMC”) (4.5%).

Master Servicer:	Wells Fargo Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Blackrock Realty Advisors, Inc.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Operating Advisor:	Pentalpha Surveillance LLC.

Asset Representations Reviewer:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Pricing Date:	On or about December 15, 2015.

Closing Date:	On or about December 29, 2015.

Cut-off Date:	With respect to each mortgage loan, the related due date in December 2015, or with respect to any mortgage loan that has its first due date in January 2016, the date that would otherwise have been the related due date in December 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2016.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in January 2016.

Assumed Final Distribution Date:	The Distribution Date in December 2025 which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in January 2049.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class C and Class D Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-E, Class E, Class F, Class G, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A, Class X-B, Class X-C and Class X-D Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A, Class X-B, Class X-C and Class X-D Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit Group Limited and Thomson Reuters Corporation.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$799,219,441
Number of Mortgage Loans:	51
Number of Mortgaged Properties:	58
Average Cut-off Date Balance per Mortgage Loan:	$15,670,969
Weighted Average Current Mortgage Rate:	4.76974%
10 Largest Mortgage Loans as % of IPB:	55.8%
Weighted Average Remaining Term to Maturity(1):	107 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.63x
Weighted Average UW NOI Debt Yield(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	65.5%
Weighted Average Maturity Date LTV(1)(2)(3):	59.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgaged Properties with Single Tenants:	8.0%

Amortization
Weighted Average Original Amortization Term(4):	354 months
Weighted Average Remaining Amortization Term(4):	354 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	36.3%
% of Mortgage Loans with Amortizing Balloon:	31.8%
% of Mortgage Loans with Interest-Only:	30.9%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	1.0%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	50.8%
% of Mortgage Loans with Springing Lockboxes:	31.1%
% of Mortgage Loans with In-Place, Hard Lockboxes:	18.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	80.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	44.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	79.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	52.2%

(1)	In the case of Loan No. 33, with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.
(4)	Excludes 6 mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial and office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB(1)	17	23	$480,695,446	60.1%
SMF II	15	15	154,291,071	19.3
Barclays	17	18	128,482,924	16.1
RCMC	2	2	35,750,000	4.5
Total:	51	58	$799,219,441	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by JPMCB and German American Capital Corporation.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	32 Avenue of the Americas	JPMCB	1	$100,000,000	12.5%	1,163,051	Office	1.88x	9.8%	55.2%	55.2%
2	7700 Parmer	JPMCB	1	$75,000,000	9.4%	911,579	Office	1.83x	9.5%	65.0%	65.0%
3	Heinz 57 Center	SMF II	1	$50,000,000	6.3%	699,610	Office	1.30x	9.6%	68.7%	56.5%
4	Highland Landmark V	JPMCB	1	$46,540,000	5.8%	251,229	Office	1.85x	9.3%	63.6%	63.6%
5	The 9	JPMCB	1	$40,000,000	5.0%	Various	Mixed Use	1.24x	8.7%	66.7%	57.6%
6	Holiday Inn Baltimore Inner Harbor	JPMCB	1	$39,500,000	4.9%	365	Hotel	1.58x	10.1%	64.5%	57.0%
7	First National Building	JPMCB	1	$30,000,000	3.8%	840,436	Office	1.78x	12.0%	66.0%	63.0%
8	Knollwood Apartments	JPMCB	1	$25,046,000	3.1%	704	Multifamily	1.75x	11.3%	74.8%	68.4%
9	DoubleTree Tulsa Warren Place	JPMCB	1	$20,000,000	2.5%	370	Hotel	1.71x	11.1%	58.5%	54.0%
10	DoubleTree Anaheim - Orange County	JPMCB	1	$19,973,901	2.5%	461	Hotel	1.62x	9.9%	59.6%	48.3%

	Top 3 Total/Weighted Average		3	$225,000,000	28.2%			1.73x	9.7%	61.5%	58.8%
	Top 5 Total/Weighted Average		5	$311,540,000	39.0%			1.69x	9.5%	62.5%	59.3%
	Top 10 Total/Weighted Average		10	$446,059,901	55.8%			1.69x	9.9%	63.3%	59.1%

(1)	In the case of Loan Nos 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan Nos. 2, 6, 9 and 10, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

Pari Passu Companion Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan(s) Cut- off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	32 Avenue of the Americas	$100,000,000	$325,000,000	$425,000,000	JPMBB 2015-C33	Wells Fargo	Torchlight	JPMBB 2015-C33
2	7700 Parmer	$75,000,000	$102,000,000	$177,000,000	JPMCC 2015-JP1	Wells Fargo	Midland	JPMCC 2015-JP1
3	Heinz 57 Center	$50,000,000	$26,000,000	$76,000,000	JPMCC 2015-JP1	Wells Fargo	Midland	JPMCC 2015-JP1
5	The 9	$40,000,000	$37,000,000	$77,000,000	JPMCC 2015-JP1	Wells Fargo	Midland	JPMCC 2015-JP1
7	First National Building	$30,000,000	$40,000,000	$70,000,000	JPMBB 2015-C32	Wells Fargo	LNR	JPMBB 2015-C32
10	DoubleTree Anaheim – Orange County	$19,973,901	$29,960,852	$49,934,753	JPMBB 2015-C33	Wells Fargo	Torchlight	JPMBB 2015-C33

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Office	Suburban	11	$189,927,714	23.8%	96.5%	1.73x	9.8%	67.1%	64.2%
	Data Center	1	100,000,000	12.5	99.6%	1.88x	9.8%	55.2%	55.2%
	CBD	2	80,000,000	10.0	94.3%	1.48x	10.5%	67.7%	58.9%
	Medical	2	21,749,761	2.7	100.0%	1.34x	9.0%	71.3%	65.7%
	Subtotal:	16	$391,677,474	49.0%	97.0%	1.69x	9.9%	64.4%	60.9%

Retail	Anchored	11	$105,728,831	13.2%	93.9%	1.53x	10.3%	69.1%	60.8%
	Freestanding	4	15,285,000	1.9	100.0%	1.53x	8.9%	57.4%	54.9%
	Unanchored	2	11,670,000	1.5	100.0%	1.41x	9.2%	73.5%	62.7%
	Single Tenant	1	6,300,000	0.8	100.0%	1.56x	10.3%	58.8%	51.5%
	Subtotal:	18	$138,983,831	17.4%	95.4%	1.52x	10.0%	67.7%	59.9%

Hotel	Full Service	3	$79,473,901	9.9%	67.6%	1.62x	10.3%	61.8%	54.1%
	Limited Service	5	34,341,071	4.3	72.7%	1.66x	10.8%	64.5%	53.4%
	Select Service	1	10,400,000	1.3	75.7%	1.76x	11.1%	65.8%	53.8%
	Subtotal:	9	$124,214,972	15.5%	69.7%	1.64x	10.5%	62.9%	53.8%

Multifamily	Garden	11	$73,930,638	9.3%	95.5%	1.65x	9.9%	70.3%	62.2%
	Subtotal:	11	$73,930,638	9.3%	95.5%	1.65x	9.9%	70.3%	62.2%

Mixed Use	Hotel/Multifamily/Parking	1	$40,000,000	5.0%	80.1%	1.24x	8.7%	66.7%	57.6%
	Subtotal:	1	$40,000,000	5.0%	80.1%	1.24x	8.7%	66.7%	57.6%

Industrial	Flex	1	$16,650,000	2.1%	89.3%	1.50x	10.6%	75.0%	64.4%
	Warehouse	1	10,300,000	1.3	100.0%	1.77x	12.4%	54.8%	50.2%
	Warehouse/Distribution	1	3,462,526	0.4	100.0%	1.85x	14.3%	64.6%	60.2%
	Subtotal:	3	$30,412,526	3.8%	94.1%	1.63x	11.6%	67.0%	59.1%

Total / Weighted Average:		58	$799,219,441	100.0%	91.4%	1.63x	10.0%	65.5%	59.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 33, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
New York	3	$116,771,071	14.6%	97.3%	1.84x	10.0%	56.4%	55.2%
Texas	4	94,491,486	11.8	93.3%	1.75x	9.7%	65.5%	63.4%
California	11	74,756,040	9.4	93.7%	1.40x	8.6%	65.4%	56.0%
Ohio	3	70,450,000	8.8	85.8%	1.30x	9.0%	69.0%	60.1%
Maryland	5	65,950,000	8.3	75.3%	1.55x	10.1%	67.9%	58.6%
North Carolina	9	61,525,000	7.7	92.6%	1.73x	11.5%	70.3%	64.1%
Pennsylvania	1	50,000,000	6.3	95.6%	1.30x	9.6%	68.7%	56.5%
Illinois	1	46,540,000	5.8	100.0%	1.85x	9.3%	63.6%	63.6%
Michigan	2	39,375,000	4.9	93.9%	1.69x	11.4%	68.1%	63.0%
Alabama	3	35,225,325	4.4	94.1%	1.65x	10.9%	73.1%	66.1%
Oklahoma	2	22,050,225	2.8	67.7%	1.68x	11.0%	58.5%	54.0%
Tennessee	2	18,236,800	2.3	100.0%	1.68x	11.5%	56.5%	50.8%
Washington	2	17,000,000	2.1	100.0%	1.49x	9.9%	65.1%	55.0%
Virginia	1	16,650,000	2.1	89.3%	1.50x	10.6%	75.0%	64.4%
Kentucky	1	12,555,000	1.6	95.6%	2.38x	11.0%	66.8%	66.8%
Nebraska	1	12,300,000	1.5	83.9%	1.70x	12.0%	72.0%	66.3%
Georgia	1	10,400,000	1.3	75.7%	1.76x	11.1%	65.8%	53.8%
Maine	1	9,745,545	1.2	92.1%	1.32x	9.6%	70.4%	57.1%
Oregon	1	8,000,000	1.0	93.6%	1.44x	10.0%	67.2%	61.9%
Indiana	1	6,500,000	0.8	71.6%	1.77x	11.2%	65.0%	53.3%
Colorado	1	6,300,000	0.8	100.0%	1.56x	10.3%	58.8%	51.5%
Florida	1	2,295,000	0.3	100.0%	1.39x	8.9%	67.5%	60.8%
Montana	1	2,102,950	0.3	100.0%	1.41x	9.8%	58.6%	53.8%
Total / Weighted Average:	58	$799,219,441	100.0%	91.4%	1.63x	10.0%	65.5%	59.5%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan No. 33, with an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$1,635,998	-	$9,999,999	28	$168,787,740	21.1%	4.79379%	112	1.50x	9.8%	67.6%	57.5%
$10,000,000	-	$19,999,999	14	204,345,701	25.6	4.75101%	111	1.60x	10.6%	68.1%	60.9%
$20,000,000	-	$24,999,999	1	20,000,000	2.5	5.07000%	60	1.71x	11.1%	58.5%	54.0%
$25,000,000	-	$49,999,999	5	181,086,000	22.7	4.71332%	86	1.63x	10.1%	66.4%	61.4%
$50,000,000	-	$100,000,000	3	225,000,000	28.2	4.78744%	120	1.73x	9.7%	61.5%	58.8%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
4.00000%	-	4.20000%	1	$5,325,000	0.7%	4.00000%	58	2.72x	11.9%	65.0%	65.0%
4.20001%	-	4.40000%	1	12,555,000	1.6	4.34500%	119	2.38x	11.0%	66.8%	66.8%
4.40001%	-	4.60000%	8	222,292,246	27.8	4.52428%	107	1.70x	9.7%	66.4%	62.4%
4.60001%	-	4.80000%	19	167,689,638	21.0	4.71902%	102	1.52x	10.0%	67.5%	60.5%
4.80001%	-	5.68800%	22	391,357,556	49.0	4.95500%	109	1.59x	10.2%	64.1%	57.2%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	8	$143,415,000	17.9%	4.81717%	59	1.82x	11.0%	62.1%	59.9%
84	1	39,500,000	4.9	4.92600%	84	1.58x	10.1%	64.5%	57.0%
120	42	616,304,441	77.1	4.74869%	119	1.59x	9.8%	66.4%	59.6%
Total / Weighted Average:	51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
58	-	60	8	$143,415,000	17.9%	4.81717%	59	1.82x	11.0%	62.1%	59.9%
84	-	84	1	39,500,000	4.9	4.92600%	84	1.58x	10.1%	64.5%	57.0%
118	-	120	42	616,304,441	77.1	4.74869%	119	1.59x	9.8%	66.4%	59.6%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

(1)	In the case of Loan No. 33, which has an anticipated repayment date, Remaining Loan Term, Original Term to Maturity/ARD in Months, Remaining Term to Maturity/ARD in Months and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.
(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	6	$246,920,000	30.9%	4.64100%	105	1.90x	9.7%	60.6%	60.6%
300	2	45,191,071	5.7	4.92170%	120	1.30x	9.1%	65.9%	56.1%
324	1	13,000,000	1.6	4.49000%	119	1.26x	9.1%	74.7%	67.0%
360	42	494,108,370	61.8	4.82754%	106	1.53x	10.3%	67.7%	59.1%
Total / Weighted Average:	51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			6	$246,920,000	30.9%	4.64100%	105	1.90x	9.7%	60.6%	60.6%
299	-	300	2	45,191,071	5.7	4.92170%	120	1.30x	9.1%	65.9%	56.1%
301	-	324	1	13,000,000	1.6	4.49000%	119	1.26x	9.1%	74.7%	67.0%
325	-	360	42	494,108,370	61.8	4.82754%	106	1.53x	10.3%	67.7%	59.1%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	21	$290,430,300	36.3%	4.74419%	113	1.49x	10.1%	70.2%	62.5%
Balloon	23	254,084,141	31.8	4.92629%	101	1.53x	10.4%	65.1%	55.2%
Interest Only	6	246,920,000	30.9	4.64100%	105	1.90x	9.7%	60.6%	60.6%
ARD-IO-Balloon	1	7,785,000	1.0	4.69700%	120	1.41x	9.8%	58.6%	53.8%
Total / Weighted Average:	51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.21x	-	1.35x	13	$168,450,701	21.1%	4.82912%	119	1.27x	8.9%	69.1%	58.8%
1.36x	-	1.45x	11	79,929,483	10.0	4.76430%	119	1.42x	9.7%	71.3%	61.6%
1.46x	-	1.55x	5	47,441,486	5.9	4.89856%	111	1.49x	10.3%	68.4%	58.6%
1.56x	-	1.65x	6	100,590,701	12.6	4.76085%	101	1.59x	10.0%	62.6%	54.8%
1.66x	-	1.80x	10	146,237,071	18.3	4.77498%	95	1.74x	11.5%	67.2%	60.7%
1.81x	-	2.00x	4	238,690,000	29.9	4.74412%	103	1.86x	9.9%	60.6%	60.3%
2.01x	-	2.72x	2	17,880,000	2.2	4.24225%	101	2.48x	11.3%	66.3%	66.3%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%
(1)	In the case of Loan No. 33, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
51.8%	-	59.9%	10	$194,409,865	24.3%	4.80779%	106	1.75x	10.1%	56.5%	53.2%
60.0%	-	64.9%	6	115,697,749	14.5	4.82911%	74	1.71x	10.3%	64.2%	59.8%
65.0%	-	69.9%	17	290,966,333	36.4	4.76044%	112	1.62x	9.9%	66.6%	60.2%
70.0%	-	75.0%	18	198,145,494	24.8	4.71141%	119	1.47x	10.0%	73.6%	64.6%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
42.2%	-	44.9%	2	$8,014,164	1.0%	4.77779%	119	1.61x	10.9%	56.9%	43.6%
45.0%	-	49.9%	1	19,973,901	2.5	4.55000%	119	1.62x	9.9%	59.6%	48.3%
50.0%	-	54.9%	10	88,329,549	11.1	4.85213%	95	1.62x	10.7%	60.1%	52.8%
55.0%	-	59.9%	14	294,246,842	36.8	4.85569%	113	1.56x	9.5%	63.0%	56.3%
60.0%	-	64.9%	16	209,678,986	26.2	4.79213%	92	1.61x	10.4%	68.8%	62.7%
65.0%	-	68.5%	8	178,976,000	22.4	4.58572%	118	1.76x	10.0%	69.4%	66.4%
Total / Weighted Average:			51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Yield Maintenance	17	$431,542,246	54.0%	4.73527%	109	1.69x	10.0%	63.5%	59.1%
Defeasance	31	326,647,195	40.9	4.76115%	105	1.53x	9.7%	68.0%	59.8%
Defeasance or Yield Maintenance	2	23,880,000	3.0	4.85075%	120	1.63x	11.3%	68.7%	63.2%
None	1	17,150,000	2.1	5.68800%	60	1.85x	14.3%	64.6%	60.2%
Total / Weighted Average:	51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	29	$438,510,141	54.9%	4.84243%	114	1.59x	10.0%	65.2%	57.9%
Acquisition	21	330,709,300	41.4	4.67298%	101	1.67x	9.9%	65.9%	61.4%
Recapitalization	1	30,000,000	3.8	4.77400%	58	1.78x	12.0%	66.0%	63.0%
Total / Weighted Average:	51	$799,219,441	100.0%	4.76974%	107	1.63x	10.0%	65.5%	59.5%
(1)	In the case of Loan No. 33, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 5, 7 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 13, 14 and 15, the group of three loans is cross-collateralized and cross-defaulted with each other. As such, the calculations are based on the aggregate Cut-off Date Principal Balances, Maturity Date Principal Balances, UW NOI, UW NCF and Debt Service of the related group of those mortgage loans.

(3)	In the case of Loan Nos. 2, 6, 9, 10, 16, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	32 Avenue of the Americas	New York, NY	Office	BSCMS 2007-PW16, BSCMS 2007-PW17
3	Heinz 57 Center	Pittsburgh, PA	Office	BSCMS 2006-PW11
8	Knollwood Apartments	Mobile, AL	Multifamily	WBCMT 2005-C22
9	DoubleTree Tulsa Warren Place	Tulsa, OK	Hotel	WBCMT 2006-C23
16	Manhattan Beach Medical Office	Manhattan Beach, CA	Office	LBUBS 2006-C3
17	Novant Portfolio	Various, NC	Various	DBUBS 2011-LC2A
19.02	Greeley Retail Center	Greeley, CO	Retail	WBCMT 2005-C17
21	La Fontenay Apartments	Louisville, KY	Multifamily	WBCMT 2005-C22
22	East Park Plaza	Lincoln, NE	Retail	LBUBS 2006-C1
23	Tri State Crossing	South Point, OH	Retail	BACM 2005-6
24	Tops Plaza	Depew, NY	Retail	LBUBS 2007-C6
30	Hampton Inn College Park	College Park, MD	Hotel	MLMT 2005-CK11
31	Sunnyslope Shopping Center	Salem, OR	Retail	LBUBS 2006-C1
34	Hampton Pointe	Hawthorne, CA	Multifamily	JPMCC 2005-LDP3
35	8800 Melrose – John Varvatos Building	West Hollywood, CA	Retail	CD 2007-CD4
36	Safeway – Vancouver	Vancouver, WA	Retail	CD 2006-CD2
38	Hyatt Place Houston	Houston, TX	Hotel	MSC 2007-XLF9
42	Capital Plaza	Wake Forest, NC	Retail	WFCG 2015-BXRP
44	Manor Pointe	Hawthorne, CA	Multifamily	WBCMT 2005-C21
45	Bay Pointe (Gulf)	Wilmington, CA	Multifamily	JPMCC 2005-LDP3
46	Burbank Pointe	Valley Village, CA	Multifamily	JPMCC 2005-LDP3
47	Windrush	Fontana, CA	Multifamily	JPMCC 2005-LDP3
48	Rose Pointe (Orizaba)	Long Beach, CA	Multifamily	JPMCC 2005-LDP3
49	Casa Luna	Van Nuys, CA	Multifamily	JPMCC 2005-LDP3
51	Shadow Brooks	North Hollywood, CA	Multifamily	JPMCC 2005-LDP3
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(3)	Maturity Date LTV (3)
4	Highland Landmark V	Downers Grove, IL	$46,540,000	5.8%	$46,540,000	33.7%	60	59	1.85x	9.3%	63.6%	63.6%
7	First National Building	Detroit, MI	30,000,000	3.8	28,615,164	20.7	60	58	1.78x	12.0%	66.0%	63.0%
9	DoubleTree Tulsa Warren Place	Tulsa, OK	20,000,000	2.5	18,467,201	13.4	60	60	1.71x	11.1%	58.5%	54.0%
17	Novant Portfolio	Various, NC	17,150,000	2.1	15,977,791	11.6	60	60	1.85x	14.3%	64.6%	60.2%
26	4926 Southridge Boulevard	Memphis, TN	10,300,000	1.3	9,446,384	6.8	60	60	1.77x	12.4%	54.8%	50.2%
35	8800 Melrose – John Varvatos Building	West Hollywood, CA	7,500,000	0.9	7,500,000	5.4	60	60	1.65x	7.9%	56.1%	56.1%
38	Hyatt Place Houston	Houston, TX	6,600,000	0.8	6,145,201	4.5	60	60	1.49x	10.3%	55.0%	51.2%
42	Capital Plaza	Wake Forest, NC	5,325,000	0.7	5,325,000	3.9	60	58	2.72x	11.9%	65.0%	65.0%
Total / Weighted Average:			$143,415,000	17.9%	$138,016,742	100.0%	60	59	1.82x	11.0%	62.1%	59.9%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan Nos. 9, 35 and 38, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(3)	Maturity Date LTV (3)
6	Holiday Inn Baltimore Inner Harbor	Baltimore, MD	$39,500,000	4.9%	$34,912,374	100.0%	84	84	1.58x	10.1%	64.5%	57.0%
Total:			$39,500,000	4.9%	$34,912,374	100.0%	84	84	1.58x	10.1%	64.5%	57.0%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

(3)	The Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR Certificates.

■	Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for that Distribution Date.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related collection period will be distributed to the holders of the Class NR Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Structural Overview

■	Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates, the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates and the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata among four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class B and Class X-B Certificates (“YM Group B”), (c) the Class C and Class X-C Certificates (“YM Group C”), (d) the Class D and Class X-D Certificates (“YM Group D”) and (e) the Class E and Class X-E Certificates (“YM Group E”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Structural Overview

YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class F, Class G, Class NR or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

■	Realized Losses:

Realized losses on the mortgage loans will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, respectively.

Realized losses on each whole loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Structural Overview

■	Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the 32 Avenue of the Americas mortgage loan, the First National Building mortgage loan and DoubleTree Anaheim – Orange County mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the related pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each Whole Loan, the Appraisal Reduction Amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■	Whole Loans:

Six mortgage loans are each evidenced by one note and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as the “32 Avenue of the Americas Whole Loan”, the “7700 Parmer Whole Loan”, the “Heinz 57 Center Whole Loan”, “The 9 Whole Loan”, the “First National Building Whole Loan” and the “DoubleTree Anaheim - Orange County Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). The 7700 Parmer Pari Passu Companion Loans, the Heinz 57 Center Pari Passu Companion Loan and The 9 Pari Passu Companion Loan are referred to as “Serviced Companion Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Structural Overview

The 7700 Parmer Whole Loan, the Heinz 57 Center Whole Loan and The 9 Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMCC 2015-JP1 transaction (the “Pooling and Servicing Agreement”).

The 32 Avenue of the Americas Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan are being serviced pursuant to the JPMBB 2015-C33 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The 32 Avenue of the Americas Whole Loan” and “—The DoubleTree Anaheim – Orange County Whole Loan” in the Preliminary Prospectus.

The First National Building Whole Loan is being serviced pursuant to the JPMBB 2015-C32 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The First National Building Whole Loan” in the Preliminary Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Loans and REO Properties:

The  Special  Servicer  is required to solicit offers for any defaulted loan or REO property (excluding the 32 Avenue of the Americas mortgage loan, the First National Building mortgage loan and DoubleTree Anaheim – Orange County mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loans), on a net present value basis.

The Special Servicer is required to accept the highest offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted loan must also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt permitted in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive an offer at least equal to the Purchase Price, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related Intercreditor Agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Pari Passu Companion Loans, as a collective whole (taking into account the pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the 32 Avenue of the Americas Whole Loan, the First National Building Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the JPMCC 2015-JP1 Trust and the related Pari Passu Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes F, G and NR.

■	Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan other than an Excluded Loan, unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the 7700 Parmer Whole Loan, the Heinz 57 Center Whole Loan and The 9 Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to the 32 Avenue of the Americas mortgage loan, the First National Building mortgage loan and the DoubleTree Anaheim – Orange County mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable pooling and servicing agreement.

■	Directing Certificateholder:	An affiliated fund of, or an entity controlled by affiliated funds of, Blackrock Realty Advisors, Inc. is expected to be appointed the initial directing certificateholder.

■	Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reduction Amounts.

■	Control Termination Event:

A “Control Termination Event” will occur when (i) the Certificate Balance of the Class F Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class F Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class F Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Consultation Termination Event:

A “Consultation Termination Event” will occur (i) when, without regard to the application of any Appraisal Reduction Amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) a holder of the Class F Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction Amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the 32 Avenue of the Americas Whole Loan, the First National Building Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan or any related REO property.

However, Pentalpha Surveillance LLC is the operating advisor under the JPMBB 2015-C33 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the 32 Avenue of the Americas Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing Agreement. In addition, Pentalpha Surveillance LLC is also the operating advisor under the JPMBB 2015-C32 pooling and servicing agreement, and, in such capacity, will have certain obligations and consultation rights with respect to the First National Building Whole Loan that are substantially similar to those of the Operating Advisor under the Pooling and Servicing agreement.

The Operating Advisor will be responsible for:

●     after the occurrence and during the continuance of a Control Termination Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●    after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration to (and as limited by) the Operating Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Operating Advisor by the Special Servicer with respect to the specially serviced loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Operating Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Operating Advisor’s review of each asset status report prepared by the Special Servicer.

●     prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

●     after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction Amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement Operating Advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and DBRS (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least 5 years of experience in collateral analysis and loss projections and (y) has at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■	Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholder representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no further votes will occur until an additional Mortgage Loan becomes a Delinquent Loan, an additional Asset Review Trigger occurs, and Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders.

■	Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■	Appointment and Replacement of Special Servicer:

The  Directing  Certificateholder  will  appoint  the initial  Special Servicer as of the Closing Date.  Prior to the  occurrence and  continuance of a  Control  Termination Event, the  Special Servicer may generally be replaced at any time by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the controlling class representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and  during the  continuance of a Control  Event and upon  (a) the written direction of   holders of Certificates  evidencing not  less  than 25% of  the Voting Rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the 7700 Parmer Whole Loan, Heinz 57 Center Whole Loan and The 9 Whole Loan, the holder(s) of the related Pari Passu Companion Loan(s), under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the 32 Avenue of the Americas Whole Loan, the First National Building Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan, the JPMCC 2015-JP1 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■	Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a Mortgage Loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the Special Servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Special Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Special Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Special Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Special Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Special Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Special Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Master Servicer or the Special Servicer, as applicable, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Investor Communications

The Certificate Administrator is required include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – JPMCC 2015-JP1

With a copy to: trustadministrationgroup@wellsfargo.com

■	Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fees” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest); provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the 32 Avenue of the Americas Whole Loan, the First National Building Whole Loan and the DoubleTree Anaheim – Orange County Whole Loan under the related pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■       special notices

■       summaries of asset status reports

■       appraisals in connection with Appraisal Reductions plus any second appraisals

■       ordered

■       an “Investor Q&A Forum”

■       a voluntary investor registry

■       SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office – Data Center
% of Pool by IPB:	12.5%	Net Rentable Area (SF):	1,163,051
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	32 Sixth Avenue Company LLC	Year Built / Renovated:	1932 / 2002
Sponsor:	Rudin Management Co. Inc.	Occupancy:	99.6%
Interest Rate:	4.83200%	Occupancy Date:	8/12/2015
Note Date:	10/5/2015	Number of Tenants:	32
Maturity Date:	11/1/2025	2012 NOI(2):	$38,188,911
Interest-only Period:	120 months	2013 NOI(2):	$42,424,058
Original Term:	120 months	2014 NOI:	$39,628,360
Original Amortization:	None	TTM NOI (as of 6/2015)(3):	$40,604,965
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$64,113,840
Lockbox:	CMA	UW Expenses:	$22,373,187
Additional Debt:	Yes	UW NOI:	$41,740,653
Additional Debt Balance:	$325,000,000	UW NCF:	$39,233,948
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$770,000,000 / $662
		Appraisal Date:	8/4/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$365
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$365
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.88x
Other:	$5,705,123	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$425,000,000	100.0%	Payoff Existing Debt	$371,570,253	87.4%
			Return of Equity	44,337,521	10.4
			Upfront Reserves	5,705,123	1.3
			Closing Costs	3,387,104	0.8
Total Sources	$425,000,000	100.0%	Total Uses	$425,000,000	100.0%

(1)	The 32 Avenue of the Americas loan is part of a loan evidenced by five pari passu notes with an aggregate original principal balance of $425.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $425.0 million 32 Avenue of the Americas Whole Loan.

(2)	The increase in 2013 NOI from 2012 NOI is primarily driven by contractual rent increases and a one-time lease termination fee for a portion of the space leased by MCI Communications Services, Inc. (“MCI”) of approximately $3.5 million.

(3)	Per borrower provided operating statements, for the trailing 12-month period ending September 30, 2015, TTM NOI was approximately $41,526,132.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

The Loan. The 32 Avenue of the Americas loan is secured by a first mortgage lien on a 28-story, 1,163,051 square foot office building located in New York, New York. The whole loan was co-originated by JPMCB and German American Capital Corporation and has an outstanding principal balance as of the Cut-off Date of $425.0 million (the “32 Avenue of the Americas Whole Loan”), and is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 (other than Note A-2, the “Companion Notes”). Note A-2, with an outstanding principal balance as of the Cut-off Date of $100.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and was contributed to the JPMBB 2015-C33 trust. Note A-4 has an outstanding principal balance as of the Cut-off Date of $70.0 million and was contributed to the COMM 2015-LC23 trust. The remaining Companion Notes are held by JPMCB or German American Capital Corporation, have an aggregate outstanding principal balance as of the Cut-off Date of $130.0 million and are expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C33 trust. The trustee of the JPMBB 2015-C33 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, by the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 32 Avenue of the Americas Whole Loan; however, the holders of Note A-2 and the Companion Notes (other than Note A-1) will be entitled, under certain circumstances, to be consulted with respect to certain major decisions.

The 32 Avenue of the Americas Whole Loan has a 10-year term and is interest-only for the full term of the loan. The previously existing debt was securitized in the BSCMS 2007-PW16 and BSCMS 2007-PW17 transactions.

The Borrower. The borrowing entity for the 32 Avenue of the Americas loan is 32 Sixth Avenue Company LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Rudin Management Co. Inc. (“Rudin”). Rudin owns and manages more than 33 assets in Manhattan with an aggregate of approximately 13.9 million square feet comprised of approximately 10.2 million square feet of office space and approximately 3.7 million square feet of residential space. Other office properties owned by Rudin include 3 Times Square, 345 Park Avenue, 355 Lexington Avenue, 415 Madison Avenue, 40 East 52nd Street, 560 Lexington Avenue, 845 Third Avenue, 1675 Broadway and 641 Lexington Avenue in midtown Manhattan and 80 Pine Street, 55 Broad Street, One Whitehall Street, One Battery Park Plaza and 110 Wall Street in downtown Manhattan. The borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the loan documents and the environmental indemnity, and so long as the property continues to be wholly owned and controlled by Samuel Rudin, his family members or any entity or trust owned by them, no separate nonrecourse carve-out guarantor for the 32 Avenue of the Americas Whole Loan is required under the loan documents.

The Property. The 32 Avenue of the Americas property is a 28-story building with 1,163,051 square feet of Class A office and data center/telecommunications space located on a 1.06-acre parcel in the Tribeca neighborhood of Manhattan, New York. Approximately 50.8% and 49.0% of the occupied net rentable area is comprised of office and data center/telecommunications space, respectively. The remaining 0.2% is comprised of street-level retail space. The property was constructed in 1932 and was formerly known as the AT&T Long Lines Building. In 1956, the first transatlantic telephone call via cable was switched through the property, which connected Europe to the North American long distance network. In 1991, the Landmarks Preservation Commission designated the property as a historic landmark. Following Rudin’s acquisition of the property from AT&T in 1999, the property underwent an approximately $100.0 million ($86 per square foot) renovation completed in 2002, which included the installation of new mechanical and communications infrastructure and two 150-foot tall communications masts, which provide broadband wireless connectivity across Manhattan, as well as a redesigned interior by architecture firm FXFOWLE. According to the appraisal, the property is now one of the premier carrier hotels in the United States. Carrier hotels, which have evolved in response to the increased volume of digital information in today’s economy, provide secure, physical space for telecommunications companies to house their hardware and equipment and connect with one another’s servers. Other Manhattan-based carrier hotels include 60 Hudson Street and 111 8th Avenue, the latter of which was purchased by Google in 2010 and serves as Google’s New York headquarters.

The property is located at the convergence of multiple local, national and international fiber optic cables along one of Manhattan’s major fiber optic corridors. Additionally, the property has 15-foot ceilings, heavy floor loads, expansive electrical capacity and direct connectivity to the nearby fiber optic network, which allow it to serve the technology and telecommunications needs of its tenants. The property is also equipped with three utility feeds, as well as backup generators, to provide redundant capacity. The property also includes a 27,328 square foot “Meet-Me-Room” (the “HUB”), which allows tenants to physically connect to one another directly within the property and exchange data with minimal fees and latency and greater efficiency. In addition to providing colocation, the HUB provides connectivity to key hubs in other cities via fiber optic cables. In 2013, Rudin entered into an exclusive partnership with TelX – New York 6th Ave. LLC (“TelX”), an affiliate of The TelX Group, Inc., to manage and operate the HUB. TelX reports that its operations at the property provide access to over 400 telecommunications companies. The 20-year lease agreement requires TelX to pay base contractual rent with 2% annual rent steps and 15% of annual HUB net cash flow. Excluding this HUB rent, the base rent for TelX is approximately $58.36 per square foot for its directly leased space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

Since 2007, physical occupancy at the property has averaged approximately 97.3% and has not fallen below 93.1%. As of August 12, 2015, the property was 99.6% occupied by 32 tenants. The largest tenant at the property, AMFM Operating, Inc. (“AMFM”), leases 14.6% of the net rentable area through September 2022 with one five-year extension option remaining and no termination options and has occupied the space since January 2007. Additionally, AMFM subleases 0.1% of the net rentable area from BCE Nexxia Corporation through April 2016. AMFM owns and operates radio stations throughout the United States and sells national spot advertising for clients in the radio and television industries. Since March of 2004, AMFM has operated as a subsidiary of iHeartMedia, Inc. (“iHeart”). iHeart is a leading media company that delivers music, news, talk, sports and other content across multiple platforms. iHeart is the largest owner of radio stations in the United States with over 850 full-power AM and FM radio stations. The second largest tenant, Dentsu Holdings USA, Inc. (“Dentsu”), which is headquartered at the property, directly leases 14.5% of the net rentable area across multiple leases with various expiration dates (with the largest space expiring in September 2021) with no renewal or termination options and has occupied the space since January 2011. Additionally, Dentsu subleases 3.8% of the net rentable area from CenturyLink Communications, LLC (“CenturyLink”). Dentsu has signed a sublease for an additional 5.5% of the net rentable area from Cambridge University Press (“Cambridge”), which will commence on January 1, 2016. Dentsu is a subsidiary of Dentsu Inc., an international advertising and public relations company based in Japan. Dentsu Inc. is the largest Japanese advertising company based on net sales. The third largest tenant, CenturyLink, leases 14.2% of the net rentable area through August 2020 with one five-year extension option and no termination options and has occupied the space since March 2000. CenturyLink is a subsidiary of CenturyLink Corporate (NYSE: CTL), a communications, hosting, cloud and IT services company with over 55 data centers across North America, Europe and Asia. The company is the third largest telecommunications company in terms of lines served behind AT&T and Verizon. The fourth largest tenant, TelX, leases 6.8% of the net rentable area through July 2033 with one five-year extension option and no termination options and has occupied the space since August 2013. Additionally, TelX subleases 5.2% of the net rentable area from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

Approximately $1.6 million of the free rent reserve established by the borrower at origination is for free rent under the TelX lease from May 2016 through October 2016. TelX operates interconnection and colocation data centers in the United States, allowing customers to physically connect to one another and exchange data with minimal fees and latency and greater efficiency. Additionally, TelX provides space, power, cooling and security services for client server, storage and networking equipment. TelX was acquired by Digital Realty Trust Inc. (“Digital Realty”) (NYSE: DLR) on October 12, 2015. Digital Realty is a leading data center operator and developer. The fifth largest tenant, Cambridge, leases 5.5% of the net rentable area through January 2022 and has occupied the space since January 2006. Cambridge produces academic and professional teaching and education products including academic journals, textbooks and educational software. This space will be entirely subleased by Dentsu as of January 1, 2016 at a rent of $53.00 per square foot. Additionally, the borrower will receive 50.0% of the sublease profit realized at this space, which is estimated to be between $226,000 and $235,000 after the free rent period. This additional income was not underwritten.

Access to the 32 Avenue of the Americas property is provided by an in-building subway entrance to the A, C and E lines, which provide access to Manhattan’s West Side, Queens, Brooklyn and the Bronx. The property is also within several blocks of the 1, 6, N, R, J and Z subway lines. Additionally, the property is located one block from the entrance of the Holland Tunnel, which provides access to New Jersey and New York’s outer boroughs with close proximity to the West Side Highway.

According to the appraisal, the property is located in the City Hall office submarket. As of the second quarter of 2015, the submarket consisted of eight Class A office buildings totaling approximately 6.6 million square feet with an overall vacancy rate of 1.8%. The larger Downtown New York market consisted of 49 Class A office buildings totaling approximately 52.8 million square feet with an overall vacancy rate of 12.7%. Average rents were $55.20 per square foot and $58.25 per square foot for the City Hall office submarket and Downtown market, respectively. The appraisal identified six directly comparable office properties built between 1907 and 1989 ranging in size from 302,000 to 1,600,000 square feet. The comparable office properties reported occupancies ranging from 83.8% to 100.0% with a weighted average of approximately 95.1%. Asking rents for the comparable office properties range from $37.00 to $79.00 per square foot. The appraisal concluded a market rent of $50.00 per square foot for the lower floor office spaces (floors 16 and below) and $56.00 per square foot for the upper floor office space (floors 17 and above). The average in-place rent for the office and data center/telecommunications tenants at the property is $47.09 per square foot, which is below the appraisal’s concluded rent.

Historical and Current Occupancy(1)
2010	2011	2012	2013	2014	Current(2)
94.7%	98.0%	98.8%	98.8%	99.2%	99.6%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 12, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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32 Avenue of the Americas

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
AMFM Operating, Inc.(3)(4)	NA / NA / NA	169,304	14.6%	$40.07	11.3%	9/30/2022
Dentsu Holdings USA, Inc. (4)(5)(6)	NA / NA / NA	168,891	14.5%	$39.23	11.0%	Various(6)
CenturyLink Communications, LLC(4)(5)	Ba2 / BB / BB+	165,034	14.2%	$53.97	14.8%	8/31/2020
TelX(7)(8)(9)	Baa2 / BBB / BBB	79,243	6.8%	$134.80	17.8%	7/31/2033
Cambridge University Press(5)	Aaa / NA / NA	64,256	5.5%	$36.16	3.9%	1/31/2022
Tata Communications(7)	NA / NA / NA	60,759	5.2%	$70.76	7.2%	7/31/2033
MCI Communications Services, Inc.	Baa1 / BBB+ / A-	58,775	5.1%	$55.25	5.4%	9/30/2025
CoreSite	NA / NA / NA	49,303	4.2%	$64.32	5.3%	4/30/2023
XO Communications Services, Inc.	NA / NA / NA	48,993	4.2%	$36.00	2.9%	3/31/2027
Bartle Bogle Hegarty LLC	NA / NA / NA	43,030	3.7%	$34.05	2.4%	11/30/2021
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	AMFM occupies 8,356 square feet of additional space (0.1% of the property’s net rentable area) under a sublease from BCE Nexxia Corporation. The expiration date with respect to this space is April 28, 2016.

(4)	With respect to the directly leased spaces, (i) AMFM pays an annual rent of $6,783,869 and has one five-year renewal and no termination options remaining, (ii) Dentsu pays an annual rent of $6,347,514 and has no renewal or termination options remaining and (iii) CenturyLink pays an annual rent of $8,250,912 and has one five-year renewal and no termination options remaining.

(5)	Dentsu occupies 44,514 square feet of additional space (3.8% of the property’s net rentable area) under a sublease from CenturyLink. Additionally, Dentsu will occupy an additional 64,256 square feet (5.5% of the property’s net rentable area) under a sublease from Cambridge as of January 1, 2016 at a rent of $53.00 per square foot. This represents all of Cambridge’s space at the property.

(6)	Dentsu directly leases multiple spaces under several leases with different expiration dates. The expiration date with respect to the 99,184 square foot space (8.5% of the property’s net rentable area) is September 30, 2021, the expiration date with respect to the 36,845 square foot space is August 31, 2025 and the expiration date with respect to the 32,862 square foot space (2.8% of the property’s net rentable area) is December 31, 2023. The lease expiration with respect to its largest space is September 2021.

(7)	TelX occupies three additional spaces totaling 60,759 square feet (5.2% of the property’s net rentable area) under a sublease from Tata Communications through April 2016. TelX has executed a lease for this space, which will commence in May 2016.

(8)	TelX Base Rent PSF includes base rent per square foot of $256.88 for the 27,328 square foot HUB (2.3% of the property’s net rentable area). Excluding this space, the Base Rent PSF is equal to $70.66 for the remaining 112,674 square feet, which includes subleased space.

(9)	TelX was acquired by Digital Realty Trust Inc. (NYSE: DLR) on October 12, 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	4,424	0.4%	NAP	NAP	4,424	0.4%	NAP	NAP
2015 & MTM	3	1,940	0.2%	$54,097	0.1%	6,364	0.5%	$54,097	0.1%
2016	3	18,324	1.6%	588,279	1.0%	24,688	2.1%	$642,376	1.1%
2017	3	16,695	1.4%	553,931	0.9%	41,383	3.6%	$1,196,307	2.0%
2018	1	42,182	3.6%	1,813,159	3.0%	83,565	7.2%	$3,009,466	5.0%
2019	1	13,589	1.2%	449,431	0.7%	97,154	8.4%	$3,458,897	5.8%
2020	3	168,534	14.5%	9,038,355	15.1%	265,688	22.8%	$12,497,252	20.8%
2021	3	151,254	13.0%	4,997,510	8.3%	416,942	35.8%	$17,494,762	29.2%
2022	6	313,378	26.9%	12,293,648	20.5%	730,320	62.8%	$29,788,410	49.6%
2023	3	114,719	9.9%	6,299,919	10.5%	845,039	72.7%	$36,088,329	60.1%
2024	0	0	0.0%	0	0.0%	845,039	72.7%	$36,088,329	60.1%
2025	4	129,017	11.1%	7,169,925	11.9%	974,056	83.8%	$43,258,254	72.1%
2026 & Beyond	2	188,995	16.2%	16,745,523	27.9%	1,163,051	100.0%	$60,003,778	100.0%
Total	32	1,163,051	100.0%	$60,003,778	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

32 Avenue of the Americas

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$49,968,339	$52,735,008	$53,123,968	$55,176,885	$60,003,778	$51.59	89.1%
Vacant Income	0	0	0	0	246,752	0.21	0.4
Gross Potential Rent	$49,968,339	$52,735,008	$53,123,968	$55,176,885	$60,250,530	$51.80	89.5%
Total Reimbursements(4)	6,484,754	7,218,925	7,601,119	6,879,442	7,076,221	6.08	10.5
Net Rental Income	$56,453,093	$59,953,933	$60,725,087	$62,056,327	$67,326,751	$57.89	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,366,338)	(2.89)	(5.0)
Other Income(5)	1,944,356	4,021,358	623,286	20,699	153,426	0.13	0.2
Effective Gross Income	$58,397,449	$63,975,291	$61,348,373	$62,077,026	$64,113,840	$55.13	95.2%

Total Expenses(4)	$20,208,538	$21,551,233	$21,720,013	$21,472,061	$22,373,187	$19.24	34.9%

Net Operating Income	$38,188,911	$42,424,058	$39,628,360	$40,604,965	$41,740,653	$35.89	65.1%

Total TI/LC, Capex/RR	0	0	0	0	2,506,704	2.16	3.9

Net Cash Flow	$38,188,911	$42,424,058	$39,628,360	$40,604,965	$39,233,948	$33.73	61.2%

Average Annual Rent PSF(6)	$43.48	$45.89	$46.04	$47.63	$51.79
(1)	TTM Column represents the trailing 12-month period ending June 30, 2015. Per borrower provided operating statements, for the trailing 12-month period ending September 30, 2015, Effective Gross Income, Total Expenses and Net Operating Income were approximately $62,864,142, $21,338,010 and $41,526,132, respectively.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Rents in Place from TTM to Underwritten is due to (i) rent averaging for six investment grade tenants accounting for approximately $3.1 million, including TelX, which accounts for approximately $2.3 million and (ii) other contractual rent increases of $1.3 million through August 2016.

(4)	The decrease in Total Reimbursements and Total Expenses from 2014 to TTM is due to the exclusion of HUB reimbursements of $972,570.

(5)	Other Income is comprised of sundry revenue, antenna revenue and, in the case of 2012, a one-time lease termination fee for RAI Italian Radio (“RAI”) of approximately $1.0 million and, in the case of 2013, a one-time lease termination fee of part of its space for MCI of approximately $3.5 million. RAI’s vacated space is currently occupied by Dentsu.

(6)	Average Annual Rent PSF is based on historical financial statements and leased square footage as of December 31 of each respective year. Underwritten Average Annual Rent PSF is based on Underwritten Rents in Place and current occupancy of 99.6% as of August 12, 2015.

Property Management. The 32 Avenue of the Americas property is managed by Rudin. The current management agreement commenced on July 17, 2001 and will automatically renew for successive one-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of $575,185 per annum, which may be adjusted from time to time as negotiated by the parties. The management fee has generally increased annually approximately 5.0% since 2005. The management fee for 2014 was approximately $940,157. The management fees related to the 32 Avenue of the Americas property are subordinate to the liens and interests of the 32 Avenue of the Americas loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $3.9 million for outstanding tenant improvements and leasing commissions related to 11 tenants and approximately $1.8 million for free rent reserves related to TelX (approximately $1.6 million) and Impact Digital (approximately $218,453).

Tax Escrows - The requirement for the borrower to make deposits to the tax escrow is waived so long as no Reserve Trigger Event has occurred and is continuing and the borrower pays taxes prior to their due date.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make deposits to the replacement reserve is waived so long as no Reserve Trigger Event has occurred and is continuing.

TI/LC Reserves - The requirement for the borrower to make deposits into the tenant improvement and leasing commission escrow is waived so long as no Reserve Trigger Event has occurred and is continuing.

A “Reserve Trigger Event” means (i) the occurrence of an event of default or (ii) the debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.15x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

32 Avenue of the Americas

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) any bankruptcy action of the borrower or property manager or (ii) a Reserve Trigger Event.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing at a time during the period when the notice to the lender and the date the mezzanine loan is advanced, (ii) the combined loan-to-value ratio does not exceed 53.7%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.90x and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	9.4%	Net Rentable Area (SF):	911,579
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	BRI 1869 Parmer, LLC	Year Built / Renovated:	1998-2000 / N/A
Sponsor:	Accesso Partners, LLC	Occupancy(2):	94.0%
Interest Rate:	4.59300%	Occupancy Date:	12/1/2015
Note Date:	11/30/2015	Number of Tenants:	7
Maturity Date:	12/1/2025	2012 NOI(3):	N/A
Interest-only Period:	120 months	2013 NOI(4):	$10,721,040
Original Term:	120 months	2014 NOI(4):	$14,261,495
Original Amortization:	None	TTM NOI (as of 6/2015) (4)(5)(6):	$7,567,540
Amortization Type:	Interest Only	UW Economic Occupancy(2):	92.0%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues(2):	$27,421,192
Lockbox:	Hard	UW Expenses:	$10,574,988
Additional Debt:	Yes	UW NOI (5):	$16,846,204
Additional Debt Balance:	$102,000,000	UW NCF:	$15,142,710
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(7):	$272,250,000 / $299
		Appraisal Date:	11/30/2015

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$460,700	$460,699	N/A	Maturity Date Loan / SF:	$194
Insurance:	$0	$14,761	N/A	Cut-off Date LTV(7):	65.0%
Replacement Reserves:	$15,193	$15,193	$546,947	Maturity Date LTV(7):	65.0%
TI/LC:	$151,930	$151,930	$5,469,474	UW NCF DSCR(9):	1.83x
Other:	$23,584,004	Springing	N/A	UW NOI Debt Yield(9):	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$177,000,000	57.9%	Purchase Price	$272,250,000	89.0%
Loan Sponsor Equity	105,243,932	34.4	Upfront Reserves	24,211,827	7.9
Seller Credit(10)	23,584,004	7.7	Closing Costs	9,366,109	3.1
Total Sources	$305,827,936	100.0%	Total Uses	$305,827,936	100.0%

(1)	The 7700 Parmer loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $177.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $177.0 million 7700 Parmer Whole Loan.

(2)	Occupancy, UW Economic Occupancy and UW Revenues include three tenants that have executed leases but not yet taken occupancy and/or begun paying rent, representing 200,100 square feet and $4,591,323 of underwritten rent. An approximately $19.8 million reserve associated with tenant improvements and leasing commissions and an approximately $3.8 million gap rent reserve were escrowed by the borrower at origination. Occupancy excluding the three tenants is 72.0%. For additional details on these tenants, please refer to the “Tenant Summary” below.

(3)	2012 NOI is unavailable as the property was recently acquired and the previous property owner did not provide 2012 financials.

(4)	The increase from 2013 NOI to 2014 NOI is primarily driven by lease up at the property after a former tenant, Motorola/Freescale Semiconductor, vacated a portion of their space in late 2012. Motorola/Freescale Semiconductor vacated the remainder of their space in December 2014 which led to the decrease in TTM NOI 2014 NOI.

(5)	The increase from TTM NOI to UW NOI is due to higher underwritten rent for executed leases described above in footnote 2, contractual rent increases and lease up at the property after Motorola/Freescale Semiconductor vacated in December 2014, as well as other adjustments described in “Operating History and Underwritten Net Cash Flow” below.

(6)	TTM NOI represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 5 above.

(7)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as-is” value of approximately $272.3 million, which assumes that all contractual tenant improvements, leasing commissions, gap rent and free rent abatements have been paid. At origination, all outstanding tenant improvements, leasing commissions and free rent were reserved by the borrower. The “as-is” value as of October 27, 2015 is $249.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 71.1% and 71.1%, respectively.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(9)	Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.

(10)	The loan sponsor received a credit from the seller for all outstanding tenant improvements, leasing commissions, gap rent and free rent which were reserved at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

The Loan. The 7700 Parmer loan is secured by a first mortgage lien on a Class A office park comprising 911,579 square feet across a five-building office campus in Austin, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $177.0 million (the “7700 Parmer Whole Loan”) and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 and Note A-3 have an aggregate outstanding principal balance as of the Cut-off Date of $102.0 million and are expected to be contributed to one or more future securitization trusts. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 Trust. The trustee of the JPMCC 2015-JP1 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 7700 Parmer Whole Loan; however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 7700 Parmer Whole Loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the 7700 Parmer Whole Loan is BRI 1869 Parmer, LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Accesso Investment Properties V (US), LLLP, and Accesso Investment Properties V, LLLP, both of which are Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and managed accounts with an aggregate capital raise of approximately $606.6 million. Through these funds Accesso has acquired over $2.2 billion worth of commercial and residential real estate. Accesso’s current commercial real estate portfolio includes 37 assets totaling more than 11.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest.

The Property. 7700 Parmer is a five-building Class A office campus that sits on a 128.8-acre parcel of land in Austin, Texas. The property was built in phases between 1998 and 2000. The property totals 911,579 square feet of net rentable area and consists of four office buildings (“Buildings A, B, C and D”) and one daycare building. The property was originally developed as a build-to-suit property for Motorola/Freescale Semiconductor, but was completely repositioned as a multi-tenant campus starting in 2010. Freescale Semiconductor, which was spun off by Motorola in 2004, began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014. According to the loan sponsor, as part of the multi-tenanting process and re-purposing of the property, prior ownership invested approximately $10.0 million across the campus. The property includes on-site amenities such as a 540-seat cafeteria operated by Bon Appétit, a full service fitness center with locker rooms and shower facilities, a 150-seat auditorium, an on-site day care, a jogging trail, volleyball courts, basketball courts and soccer and baseball fields. According to the appraisal, the property also contains 4,558 surface parking spaces (approximately 5.0 spaces per 1,000 square feet).

As of December 1, 2015, the property was 94.0% leased by seven tenants with an aggregate of nine leases. All office tenants are publicly traded and 63.6% of the net rentable area is occupied by investment grade tenants. The largest tenant at the property, eBay (NASDAQ: EBAY), currently leases 23.6% of the net rentable area through multiple leases expiring in September 2017 and September 2018 and has one five-year and one six-year renewal option remaining across its leases. eBay originally became a tenant in 2010 and has expanded its space multiple times. eBay is a worldwide online merchandise selling forum with over 155 million users generating over $17.9 billion in revenue in 2014. The eBay suite of companies also includes its online payment systems, PayPal and Bill Me Later, StubHub, Half.com, as well as a minority stake in Craigslist. The company is rated Baa1/BBB+/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Oracle (NASDAQ: ORCL), leases 19.7% of the net rentable area through multiple leases expiring in September 2020 and May 2024 and has been in occupancy at the property since 2013. Oracle has a 7- and a 10-year renewal option remaining across its leases. The company is rated A1/AA-/A+ by Moody’s, S&P and Fitch, respectively. Oracle recently executed a 121,257 square foot expansion of its original space and, according to the sponsor, is spending approximately $1.3 million ($23 per square foot) to build out the new space. Oracle is a leader in enterprise software best known for its focus on databases, offering aid in areas such as managing business data, application development, customer relationship management and supply chain management. Oracle generated over $38.2 billion in revenue for year-end 2015. The third largest tenant, Electronic Arts Inc. (NASDAQ: EA) (“EA”), leases 19.2% of the net rentable area through August 2026, has been a tenant since 2011 and has expanded its space multiple times. EA’s most recent expansion, which is expected to commence in September 2016, is for an additional 74,681 square feet. EA has one 10-year renewal option remaining. EA is a leading global interactive entertainment software publisher with popular titles such as Battlefield, FIFA, Madden NFL and The Sims. EA develops its games for consoles from Sony, Nintendo and Microsoft, as well as for PCs, and reported over $4.5 billion in revenue for year-end 2015. EA is expected to take occupancy and begin paying rent with respect to 74,681 of square feet on September 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

7700 Parmer is located on West Parmer Lane and is adjacent to US Highway 183 and Mopac Expressway, providing access to Austin-Bergstrom International Airport, which is approximately 24.0 miles south of the property. According to the appraisal, the property is located in the Far Northwest Austin submarket which has matured into Austin’s primary high-tech location, home to many of Austin’s largest employers including IBM, National Instruments, eBay, HomeAway, Oracle, and The University of Texas at Austin. According to the appraisal, the property is located approximately one mile from the Apple office complex currently under construction which will consist of up to 1.0 million square feet of space and represents a demand generator for the immediate areas. The Far Northwest Austin submarket contained approximately 4.1 million square feet of existing office supply with an overall vacancy rate of 9.4% as of the second quarter of 2015. The asking rents for general office properties and Class A office space were $30.36 and $31.50 per square foot on gross leases, respectively, as of the second quarter of 2015. The appraisal identified seven office properties that are directly competitive with 7700 Parmer. The properties range in size from 128,700 to 688,288 square feet, and occupancy from 81.0% to 100.0%. The weighted average occupancy of the group is 89.7% and the average quoted rental rate is $22.36 per square foot on triple net leases.

Historical and Current Occupancy(1)(2)
2012	2013	2014(2)	Current(3)
85.6%	89.0%	55.7%	94.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Historical Occupancy reflects space leased by a former tenant, Motorola/Freescale Semiconductor, which leased 100% of the property starting in 1998. Freescale Semiconductor was spun off by Motorola in 2004. Freescale Semiconductor began subleasing portions of the property starting in 2010 and entered into a lease restructuring agreement with the landlord in October 2012 to convert its subleases to direct leases in Buildings C & D prior to fully vacating Buildings A & B in December 2014.

(3)	Current Occupancy is as of December 1, 2015 and includes three tenants representing 200,100 square feet that have executed leases but not yet taken occupancy (as described below). Excluding these three tenants, occupancy is 72.0%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
eBay(3)	Baa1 / BBB+ / BBB	214,691	23.6%	$17.36	20.9%	Various
Oracle(4)	A1 / AA- / A+	179,903	19.7%	$23.75	23.9%	Various
Electronic Arts Inc.(5)	NA / NA / NA	175,468	19.2%	$22.45	22.1%	8/1/2026
Google(6)	Aa2 / AA / NA	123,802	13.6%	$21.12	14.6%	8/1/2022
Polycom, Inc.	NA / NA / NA	88,787	9.7%	$18.00	8.9%	8/1/2021
The Dun & Bradstreet Corporation(7)	NA / BBB- / BBB	61,471	6.7%	$25.07	8.6%	3/1/2024
Stepping Stone School	NA / NA / NA	12,326	1.4%	$14.09	1.0%	9/1/2016
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	eBay directly leases multiple spaces with two different expiration dates. The expiration date with respect to 149,226 square feet (16.4% of the property’s net rentable area) is September 1, 2017 and the expiration date with respect to 65,465 square feet (7.2% of the property’s net rentable area) is September 1, 2018. For the 65,465 square foot space, underwritten rent includes averaging of rent over the term of the lease for an increase of $74,260 compared to contractual in-place rent of $16.68 per square foot across all of eBay’s space.

(4)	Oracle directly leases multiple spaces under two different expiration dates. The expiration date with respect to 123,569 square feet (13.6% of the property’s net rentable area) is September 1, 2020 and the expiration date with respect to 56,334 square feet (6.2% of the property’s net rentable area) is May 1, 2024. Underwritten rent includes averaging of rent over the term of the lease for an increase of $358,175 compared to contractual in-place rent of $21.76 per square foot.

(5)	Electronic Arts Inc. may terminate its lease on August 31, 2023 with 12 months’ prior written notice and payment of approximately $9.0 million or $51.53 per square foot in termination fees. Electronic Arts Inc. is expected to take occupancy and commence paying rent with respect to 74,681 square feet on September 1, 2016. A $1,919,935 gap rent reserve was escrowed at origination for the EA space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

(6)	The Underwritten rent for Google includes averaging of rent over the term of the lease for an increase of $262,460 compared to contractual in-place rent of $19.00 per square foot. Google does not take occupancy of 63,948 square feet of space until February 1, 2016 and is expected to begin paying rent for such space on May 1, 2016. A $643,609 gap rent reserve was escrowed at origination for the Google space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

(7)	Underwritten rent for The Dun & Bradstreet Corporation includes averaging of rent over the term of the lease for an increase of $142,536 compared to contractual in-place rent of $22.75 per square foot. The Dun & Bradstreet Corporation does not take occupancy until April 1, 2016 and is expected to begin paying rent on August 1, 2016. A $1,211,967 gap rent reserve was escrowed at origination for The Dun & Bradstreet Corporation space. In total, the borrower escrowed an approximately $3.8 million gap rent reserve at origination for all tenants that have executed leases but not yet taken occupancy and/or begun paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	55,131	6.0%	NAP	NAP	55,131	6.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	55,131	6.0%	$0	0.0%
2016	1	12,326	1.4	173,673	1.0	67,457	7.4%	$173,673	1.0%
2017	1	149,226	16.4	2,435,369	13.6	216,683	23.8%	$2,609,042	14.6%
2018	1	65,465	7.2	1,291,712	7.2	282,148	31.0%	$3,900,754	21.8%
2019	0	0	0.0	0	0.0	282,148	31.0%	$3,900,754	21.8%
2020	1	123,569	13.6	2,835,953	15.9	405,717	44.5%	$6,736,707	37.7%
2021	1	88,787	9.7	1,598,166	8.9	494,504	54.2%	$8,334,873	46.7%
2022	1	123,802	13.6	2,614,698	14.6	618,306	67.8%	$10,949,571	61.3%
2023	0	0	0.0	0	0.0	618,306	67.8%	$10,949,571	61.3%
2024	2	117,805	12.9	2,977,518	16.7	736,111	80.8%	$13,927,089	77.9%
2025	0	0	0.0	0	0.0	736,111	80.8%	$13,927,089	77.9%
2026 & Beyond	1	175,468	19.2	3,939,704	22.1	911,579	100.0%	$17,866,793	100.0%
Total	9	911,579	100.0%	$17,866,793	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$11,834,110	$14,494,463	$10,206,152	$17,866,793	$19.60	60.1%
Vacant Income	0	0	0	1,240,448	1.36	4.2%
Gross Potential Rent	$11,834,110	$14,494,463	$10,206,152	$19,107,241	$20.96	64.3%
Total Reimbursements	7,166,026	8,352,219	6,563,904	10,612,351	11.64	35.7%
Net Rental Income	$19,000,136	$22,846,682	$16,770,056	$29,719,591	$32.60	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,392,153)	(2.62)	(8.0)
Other Income(5)	129	1,500	0	93,754	0.10	0.3%
Effective Gross Income	$19,000,264	$22,848,182	$16,770,056	$27,421,192	$30.08	92.3%

Total Expenses	$8,279,224	$8,586,688	$9,202,516	$10,574,988	$11.60	38.6%

Net Operating Income	$10,721,040	$14,261,495	$7,567,540	$16,846,204	$18.48	61.4%

Total TI/LC, Capex/RR	0	0	0	1,703,494	1.87	6.2%
Net Cash Flow	$10,721,040	$14,261,495	$7,567,540	$15,142,710	$16.61	55.2%
(1)	TTM column represents the trailing six-month period as of June 30, 2015, annualized, due to the prior vacancy described in footnote 4 below.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in-place rents as of December 1, 2015 and include (i) tenants that have executed leases but not yet taken occupancy or begun paying rent representing 200,100 square feet and approximately $4.6 million of underwritten rent, (ii) higher underwritten rents for four investment grade tenants accounting for $837,431, (iii) other underwritten contractual rent increases of $351,360 through December 2016 and (iv) three leases executed between June 2015 and December 2015 accounting for 181,111 square feet and approximately $4.3 million of underwritten rent. Excluding all contractual rent increases, UW NCF DSCR and UW NOI Debt Yield are 1.69x and 8.8%, respectively.

(4)	The increase from 2013 Rents in Place to 2014 Rents in Place is primarily driven by lease up at the property that occurred in anticipation of a former tenant, Motorola/Freescale Semiconductor, vacating in December 2014. Such vacancy led to the decrease from 2014 Rents in Place to TTM Rents in Place.

(5)	Other Income consists of income from telecommunication services.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $19,803,193 for outstanding tenant improvements and leasing commissions associated with leases in effect at closing (and with respect to certain leases, for related tenants that have not yet taken occupancy), $3,010,903 for gap rent and $769,908 for free rent abatements associated with four tenants in effect at closing, $460,700 for real estate taxes, $151,930 for future tenant improvements and leasing commissions and $15,193 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

7700 Parmer

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $460,699.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premium, which currently equates to $14,761.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $15,193 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $546,947 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $151,930 (approximately $2.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $5,469,474 (approximately $6.00 per square foot) excluding any termination fees received.

eBay Reserves - On a monthly basis, the borrower is required to deposit (i) all amounts remaining in the cash management account after payments of monthly debt service, required reserves and, to the extent there is a Cash Sweep Event (as defined below), operating expenses, and (ii) any termination fee payable to the borrower in connection with eBay’s election to exercise an early termination of its lease. The foregoing amounts will be deposited with the lender to satisfy any tenant improvement and leasing commission obligations in connection with the tenant’s renewal, partial replacement or replacement.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept each business day to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio (as calculated in the loan documents) based on the immediately preceding trailing six-month period falls below 1.45x, (iii) eBay becomes the subject of a bankruptcy, insolvency or similar action or fails to renew its lease on or before 12 months prior to expiration of its first lease expiration (September 1, 2017) or (iv) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action (individually and collectively, the “Cash Sweep Event”), then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Permitted Mezzanine Debt. In connection with a permitted sale of the property and assumption of the loan, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, as calculated in the loan documents and including the mezzanine loan does not exceed 65.0%, (iii) the debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) is not less than 1.80x and (iv) an intercreditor agreement acceptable to the lender has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	699,610
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	623 Smithfield Associates, Ltd.	Year Built / Renovated:	1913 / 1999
Sponsors:	William Rudolph and Charles	Occupancy(3):	95.6%
	Perlow	Occupancy Date:	11/16/2015
Interest Rate:	4.99000%	Number of Tenants:	14
Note Date:	11/17/2015	2012 NOI:	$7,096,100
Maturity Date:	12/6/2025	2013 NOI:	$7,080,681
Interest-only Period:	None	2014 NOI:	$7,175,081
Original Term:	120 months	TTM NOI (as of 9/2015):	$7,254,846
Original Amortization:	360 months	UW Economic Occupancy:	93.6%
Amortization Type:	Balloon	UW Revenues:	$11,974,125
Call Protection(2):	L(24),Def(92),O(4)	UW Expenses:	$4,669,980
Lockbox:	Hard	UW NOI:	$7,304,146
Additional Debt:	Yes	UW NCF:	$6,364,224
Additional Debt Balance:	$26,000,000	Appraised Value / Per SF:	$110,600,000 / $158
Additional Debt Type:	Pari Passu	Appraisal Date:	10/20/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$109
Taxes:	$651,683	$91,251	N/A	Maturity Date Loan / SF:	$89
Insurance:	$84,274	$7,662	N/A	Cut-off Date LTV:	68.7%
Replacement Reserves:	$0	$11,660	N/A	Maturity Date LTV:	56.5%
TI/LC:	$0	$66,667	$1,600,000	UW NCF DSCR:	1.30x
Other:	$6,200,000	Springing	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$76,000,000	100.0%	Payoff Existing Debt	$66,850,701	88.0%
			Upfront Reserves	6,935,957	9.1
			Return of Equity	1,271,838	1.7
			Closing Costs	941,504	1.2
Total Sources	$76,000,000	100.0%	Total Uses	$76,000,000	100.0%
(1)	The Heinz 57 Center loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $76.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $76.0 million Heinz 57 Center Whole Loan.
(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of January 6, 2016. Defeasance of the full $76.0 million Heinz 57 Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.
(3)	Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease, which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

The Loan. The Heinz 57 Center loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 699,610 square foot, 14-story Class A office building in Pittsburgh, Pennsylvania. The whole loan has an outstanding principal balance as of the Cut-off Date of $76.0 million (the “Heinz 57 Center Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $26.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 Trust. The trustee of the JPMCC 2015-JP1 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Heinz 57 Center Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Heinz 57 Center Whole Loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the BSCMS 2006-PW11 transaction.

The Borrower. The borrowing entity for the Heinz 57 Center Whole Loan is 623 Smithfield Associates, Ltd., a Pennsylvania limited partnership and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Rudolph and Charles Perlow. William Rudolph and Charles Perlow are principals at McKnight Realty Partners. McKnight Realty Partners is a leading real estate investment and development company based in Pittsburgh, Pennsylvania. Since 1959, McKnight Realty Partners has specialized in purchasing retail, industrial and multifamily properties, and currently owns and operates more than 5.0 million square feet of commercial space nationwide.

The Property. The Heinz 57 Center is comprised of a 699,610 square foot, 14-story Class A office building located at 339-357 6th Avenue in Pittsburgh, Pennsylvania. Approximately 172,875 square feet of the net rentable area at the property is retail space. The property also includes a 14,095 square foot conference room on the seventh floor. The Heinz 57 Center property was constructed in 1913 and underwent a substantial renovation in 1999. The renovation earned the property a Building Owners and Managers Association award. The property is located in downtown Pittsburgh, in Mellon Square Park and within walking distance of an Amtrak Station.

As of November 16, 2015, the Heinz 57 Center property was 95.6% occupied by 14 tenants and has had an average occupancy level of 94.3% over the past three years. The largest tenant, Heinz, leases 44.3% of the net rentable area through July 2026 and has leased the space since 2001. Heinz merged with Kraft Food Groups, Inc. in July 2015 forming the Kraft Heinz Company, the third largest food and beverage company in North America and the fifth largest internationally. Following the 3G Capital and Berkshire Hathaway takeover of Heinz, Heinz moved all of its employees out of the property in 2014. Heinz, rated Baa3 by Moody’s and BBB- by Fitch, has no termination options and continues to pay rent under its lease, which expires in July 2026. Approximately 140,967 square feet of Heinz’s leased space is subleased by University of Pittsburgh Medical Center and another 23,314 square feet of Heinz’s leased space is subleased by Grant Street Group. Heinz accounts for approximately 61.2% of the in-place base rent at the Heinz 57 Center property. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%. The second largest tenant, Burlington Coat Factory, leases 20.1% of the net rentable area through March 2024 and has occupied the space since 1994. Burlington Coat Factory’s sales at the property for the trailing 12 months ending February 28, 2015 were $86.53 per square foot which equates to an occupancy cost of 5.3%. Burlington Coat Factory is an American national off price retailer, with 542 stores in 44 states and Puerto Rico. Burlington Coat Factory accounts for approximately 5.4% of the in-place base rent at the Heinz 57 Center property. The third largest tenant, Port Authority of Allegheny County, leases 10.1% of the net rentable area through June 2020 and has occupied the space since 2000. Port Authority of Allegheny County is the second-largest public transit agency in Pennsylvania and the 16th largest in the United States. Port Authority of Allegheny County accounts for approximately 10.4% of the in-place base rent at the Heinz 57 Center property.

The Heinz 57 Center property is located in the central business district (the “CBD”) office submarket which, according to the appraisal, has an overall vacancy rate of 8.7% as of the third quarter of 2015. According to the appraisal, the CBD submarket contains an estimated 31,494,752 square feet of office space as of the third quarter of 2015. The estimated 2015 population within a three- and five-mile radius of the Heinz 57 Center property was 153,573 and 389,155, respectively. The estimated 2015 median household income within a three- and five-mile radius of the Heinz 57 Center property was $34,748 and $43,322, respectively. According to the appraisal, the average asking rent for Class A space in the submarket is $26.89 per square foot as of the second quarter of 2015. The in-place rent at the property is $16.67 per square foot and the underwritten base rent is $16.72 per square foot, both of which are below market average asking rent according to the appraisal’s conclusions. The appraisal for the Heinz 57 Center property identified six competitive properties ranging from 316,482 to 2,336,272 square feet with occupancy rates ranging from approximately 77.0% to 96.0%. According to the appraisal, concluded market rent per square foot within the competitive set is $24.00, $28.00, $7.00 and $8.00 for office, retail, big box and fitness space, respectively. Comparatively, the in-place rent per square foot at the property for office, retail, big box and fitness space is $21.20, $16.46, $4.27 and $6.21, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
95.0%	94.0%	94.0%	95.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 16, 2015. Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Heinz(3)	Baa3 / N/A / BBB-	309,623	44.3%	$22.04	61.0%	7/31/2026
Burlington Coat Factory(4)(5)	N/A / NA / NA	140,509	20.1%	$4.27	5.4%	3/31/2024
Port Authority of Allegheny County	N/A / NA / NA	70,575	10.1%	$16.50	10.4%	6/30/2020
BDO USA, LLP	N/A / NA / NA	63,179	9.0%	$22.25	12.6%	8/31/2025
Duquesne Club Fitness Center(5)	N/A / NA / NA	36,417	5.2%	$6.21	2.0%	5/31/2020
University of Pittsburgh Medical Center	N/A / NA / NA	16,806	2.4%	$21.34	3.2%	5/31/2018
Rite Aid(5)	B3 / B / B	10,570	1.5%	$19.00	1.8%	10/31/2019
Robert Morris University(6)	Baa3 / NA / NA	6,538	0.9%	$21.00	1.2%	9/30/2022
The PA Bar Institute	NA / NA / NA	5,626	0.8%	$20.50	1.0%	5/31/2018
Canadian Fur Company(5)	NA / NA / NA	4,958	0.7%	$8.48	0.4%	1/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease, which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.
(4)	Burlington Coat Factory has the right to terminate its lease with six months’ notice if certain sales thresholds are not achieved. Average gross sales for Burlington Coat Factory are below the threshold and Burlington Coat Factory currently has the right to terminate its lease at any time.
(5)	Tenants occupy retail space.
(6)	Robert Morris University has the right to terminate its lease on October 1, 2017 or on October 1, 2019 with payment of a termination fee equal to unamortized landlord costs.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	30,458	4.4%	NAP	NAP	30,458	4.4%	NAP	NAP
2015 & MTM	1	1,380	0.2	$30,677	0.3%	31,838	4.6%	$30,677	0.3%
2016	1	4,958	0.7	42,067	0.4	36,796	5.3%	$72,744	0.7%
2017	0	0	0.0	0	0.0	36,796	5.3%	$72,744	0.7%
2018	2	22,432	3.2	473,973	4.2	59,228	8.5%	$546,717	4.9%
2019	1	10,570	1.5	200,830	1.8	69,798	10.0%	$747,547	6.7%
2020	5	109,963	15.7	1,472,907	13.2	179,761	25.7%	$2,220,454	19.8%
2021	0	0	0.0	0	0.0	179,761	25.7%	$2,220,454	19.8%
2022	1	6,538	0.9	137,298	1.2	186,299	26.6%	$2,357,752	21.1%
2023	0	0	0.0	0	0.0	186,299	26.6%	$2,357,752	21.1%
2024	1	140,509	20.1	600,000	5.4	326,808	46.7%	$2,957,752	26.4%
2025	1	63,179	9.0	1,405,733	12.6	389,987	55.7%	$4,363,485	39.0%
2026 & Beyond	1	309,623	44.3	6,822,743	61.0	699,610	100.0%	$11,186,228	100.0%
Total	14	699,610	100.0%	$11,186,228	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,844,042	$10,856,168	$10,813,013	$10,961,939	$11,186,228	$15.99	88.1%
Vacant Income	0	0	0	0	807,056	1.15	6.4
Gross Potential Rent	$10,844,042	$10,856,168	$10,813,013	$10,961,939	$11,993,284	$17.14	94.4%
Total Reimbursements	541,962	627,312	643,683	656,899	704,743	1.01	5.6
Net Rental Income	$11,386,004	$11,483,480	$11,456,696	$11,618,838	$12,698,027	$18.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(807,056)	(1.15)	(6.4)
Other Income	158,786	174,566	90,470	83,155	83,155	0.12	0.7
Effective Gross Income	$11,544,790	$11,658,046	$11,547,166	$11,701,993	$11,974,125	$17.12	94.3%

Total Expenses	$4,448,690	$4,577,365	$4,372,085	$4,447,147	$4,669,980	$6.68	39.0%

Net Operating Income	$7,096,100	$7,080,681	$7,175,081	$7,254,846	$7,304,146	$10.44	61.0%

Total TI/LC, Capex/RR	0	0	0	0	939,922	1.34	7.8

Net Cash Flow	$7,096,100	$7,080,681	$7,175,081	$7,254,846	$6,364,224	$9.10	53.1%
(1)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by McKnight Property Management, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower reserved $6,200,000 related to future tenant improvements and leasing commissions related to the Heinz leased space, $651,683 for real estate taxes and $84,274 for insurance payments.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $91,251.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $7,662.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $11,660 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis when the reserve is below the cap, the borrower is required to escrow $66,667 (approximately $1.14 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $1,600,000 (approximately $2.29 per square foot).

Heinz Rollover Reserve - At origination, the borrower deposited approximately $6,200,000 (approximately $20.02 per square foot for the Heinz space) related to future tenant improvements and leasing commissions related to the Heinz leased space (the “Heinz Rollover Reserve”). Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, due to a merger, Heinz vacated the property between mid-2013 and early 2014. Heinz does not have any termination options and continues to pay rent under its lease, which expires on July 31, 2026. Approximately 53.1% of the Heinz space is subleased through 2026. Heinz is rated Baa3 by Moody’s and BBB- by Fitch.

Heinz Springing Reserve - Upon the occurrence of a Heinz Trigger Event (as defined below), all excess cash flow will be transferred to a reserve for the tenant improvements and leasing commissions relating to re-tenanting Heinz’s leased space (the “Heinz Springing Reserve”). Funds in the Heinz Springing Reserve are available for tenant improvement and leasing commission costs for Heinz’s leased space and are to be used first before using funds from the Heinz Rollover Reserve.

Heinz Termination Reserve - In the event that the borrower receives any payment from Heinz in connection with any termination or modification of the Heinz lease, such payment is required to be deposited into an account with the lender. If (i) a Heinz lease termination payment is received and (ii) the aggregate of the balances then on deposit in the Heinz Rollover Reserve, the TI/LC Reserve and the Heinz Springing Reserve is at least $20.0 million, a portion of the Heinz lease termination payment, in the aggregate maximum amount of $2.5 million, may be disbursed in any month in which the property’s cash flow is insufficient to pay the amount due under the loan and budgeted operating expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Heinz 57 Center

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents directly into a lockbox account. All funds in the lockbox account will be swept daily to a cash management account under the control of the lender. Except as described above, to the extent there is a Trigger Event (as defined below) continuing, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Notwithstanding the foregoing, if a Trigger Event is a Heinz Trigger Event, (A) all excess cash flow will be transferred to the Heinz Springing Reserve, provided, however, if the Heinz Trigger Event is related to Heinz long term debt rating falling below “Baa3” as reported by Moody’s, such transfer of excess cash flow to the Heinz Springing Reserve will cease if (i) the balance in the Heinz Springing Reserve is equal to or greater than $6,822,743 and (ii) the debt service coverage ratio, as calculated in the loan documents, based on a trailing 12-month period is greater than or equal to 1.20x, and (B) upon the cure of the applicable Heinz Trigger Event, if any other Trigger Event then exists, all amounts remaining in the Heinz Springing Reserve will be held as additional collateral for the loan.

A “Trigger Event” means (i) there is an event of default under the loan documents, (ii) the debt service coverage ratio, as calculated in the loan documents, based on a trailing 12-month period falls below 1.05x or (iii) a Heinz Trigger Event has commenced.

A “Heinz Trigger Event” means that (i) Heinz, or any tenant that (a) enters into replacement leases in all or any portion of the space currently leased by Heinz at the property and (b) constitutes at least 25% of the property’s total gross potential rent or net rentable area (each such replacement tenant, a “Replacement Tenant”), is in default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) a Replacement Tenant fails to take physical possession of its leased space or goes dark, (iii) a Replacement Tenant vacates, or gives notice to vacate, its lease, (iv) Heinz or a Replacement Tenant terminates, cancel, assigns, or subleases, or gives notice to terminate, cancel, assign, or sublease, its lease, (v) Heinz or a Replacement Tenant becomes a debtor in any bankruptcy or other insolvency proceeding, (vi) the borrower modifies or changes the amount of rent paid under the Heinz lease without the lender’s written consent, (vii) a Replacement Tenant does not extend or renew its lease on the date that is 12 months prior to its then current lease expiration or (viii) Heinz’s long term debt rating falls below “Baa3” as reported by Moody’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$46,540,000	Title:	Fee
Cut-off Date Principal Balance:	$46,540,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	251,229
Loan Purpose:	Acquisition	Location:	Downers Grove, IL
Borrower:	Adventus US Realty #9 LP	Year Built / Renovated:	2008 / N/A
Sponsor:	Adventus Holdings LP	Occupancy:	100.0%
Interest Rate:	4.45100%	Occupancy Date:	8/1/2015
Note Date:	10/15/2015	Number of Tenants:	3
Maturity Date:	11/1/2020	2012 NOI:	$4,683,859
Interest-only Period:	60 months	2013 NOI:	$4,717,416
Original Term:	60 months	2014 NOI:	$4,938,781
Original Amortization:	None	TTM NOI (as of 8/2015)(1):	$5,087,662
Amortization Type:	Interest Only	UW Economic Occupancy:	90.0%
Call Protection:	L(25),Def(32),O(3)	UW Revenues:	$7,052,791
Lockbox:	CMA	UW Expenses:	$2,747,053
Additional Debt:	N/A	UW NOI(1):	$4,305,738
Additional Debt Balance:	N/A	UW NCF:	$3,890,952
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$73,200,000 / $291
		Appraisal Date:	9/21/2015

Escrows and Reserves(3)				Financial Information

	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$185
Taxes:	$161,535	$53,845	N/A	Maturity Date Loan / SF:	$185
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$4,188	$4,188	$150,768	Maturity Date LTV:	63.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.85x
Other:	$0	$100,000	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,540,000	64.3%	Purchase Price	$71,600,000	98.9%
Sponsor Equity	25,865,630	35.7	Closing Costs	639,907	0.9%
			Upfront Reserves	165,723	0.2%
Total Sources	$72,405,630	100.0%	Total Uses	$72,405,630	100.0%
(1)	The decrease in UW NOI from TTM NOI is primarily due to an underwritten 10.0% vacancy adjustment. As of August 1, 2015, the property was 100.0% leased.

(2)	The appraisal concluded a “hypothetical - go dark” value of $34,300,000 (approximately $137 per square foot) as of September 21, 2015.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Highland Landmark V loan has an outstanding principal balance of $46.54 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 251,229 square foot office building located in Downers Grove, Illinois. The loan has a five-year term and will be interest-only for the entire term of the loan.

The Borrower. The borrowing entity for the Highland Landmark V loan is Adventus US Realty #9 LP, a Delaware limited partnership and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adventus Holdings LP, an affiliate of Adventus Realty Services Inc. (“Adventus”), a full service private real estate investment trust founded and based in Vancouver, Canada. Adventus is focused on acquiring and managing a portfolio of core properties with a particular focus on suburban office properties in the Chicago area. Adventus has acquired seven properties to date, with values totaling approximately $350 million, including a portfolio of commercial real estate of approximately 2.4 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

The Property. Highland Landmark V is a seven-story, 251,229 square foot Class A office building located within the Highland Landmark Office Park in Downers Grove, Illinois. Originally constructed in 2008 and situated on approximately 6.3 acres, the property is the newest asset in the Highland Landmark Office Park. Designed and developed by Opus Development Company, LLC, the 42.0-acre office park is home to five office buildings, including the property, with occupancies ranging between 59.7% and 100.0% with a weighted average of 79.9% as of November 23, 2015. The office park totals approximately 1.3 million square feet and is leased to institutional tenants such as Advocate Healthcare, Ford, Microsoft, New York Life and SAP America. The property contains various on-site amenities including a fitness center with shower facilities and storage spaces. Furthermore, tenants benefit from the development’s nature preserve with walking trails, green spaces and wetlands. The property is located adjacent to Interstate 88, with immediate access to the Highland Avenue Interchange. The property contains 978 parking spaces resulting in a parking ratio of approximately 3.89 spaces per 1,000 square feet of space.

As of August 1, 2015, the property was 100.0% occupied by three tenants. The property serves as the international headquarters for the two publicly traded anchor tenants, which occupy approximately 98.9% of the net rentable area and collectively contribute approximately 99.7% of the total base rent. The largest tenant at the property, DeVry, Inc. (“DeVry”), currently leases 71.1% of the net rentable area through February 2025 with two five-year extension options remaining. DeVry originally occupied its first space in March 2009 and expanded between January 2010 and September 2010 by approximately 14,000 square feet of net rentable area. Headquartered at the property, DeVry is a for-profit educational company offering professional, undergraduate and graduate degrees through eight educational institutions worldwide. DeVry has approximately 70,000 students through campus and online enrollment. DeVry accounts for approximately 71.9% of the total underwritten base rent at the property. DeVry’s aggregate build-out is estimated by the loan sponsor to have cost approximately $20.0 million (or $110 per square foot), which includes approximately $8.0 million (or $45 per square foot) spent by the tenant on its space. The second largest tenant, Dover Corp. (“Dover”), currently leases 27.8% of the net rentable area through April 2025 and has occupied the space since May 2010. The lease contains a choice between two five-year extension options or one 10-year extension option remaining. Headquartered at the property, Dover manages more than 30 companies that manufacture and sell a range of equipment and components, specialty systems and support services. Dover accounts for approximately 27.8% of the total underwritten base rent at the property. The third largest tenant, Deli-Time, LLC (“Deli Time”), currently leases 1.1% of the net rentable area through February 2017 and has occupied the space since February 2010. Founded in 1991, Deli Time is a family owned commercial food service chain with locations in Class A office buildings throughout Illinois. Deli Time accounts for approximately 0.3% of the total underwritten base rent at the property.

The property is located in north Downers Grove, Illinois, approximately 22.0 miles southwest of the Chicago central business district. The property benefits from close proximity to the O’Hare International Airport and Midway International Airport, which are located approximately 18.0 miles northeast and 21.0 miles southeast of the property, respectively. The immediate area contains a large concentration of retail centers, including the Yorktown Center, an approximately 1.3 million square foot super regional shopping center located adjacent to the property on the north and the Oakbrook Center, an approximately 2.1 million square foot super regional shopping center located approximately 4.0 miles northeast of the property. According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius was 7,150, 85,957 and 270,836 people, respectively, with an estimated 2015 median household income of $74,249, $76,865 and $79,562, respectively. According to the appraisal, the property is located in the West office submarket of the Chicago office market. As of the second quarter of 2015, the submarket consisted of approximately 11.6 million square feet of Class A office space with an overall vacancy rate of 16.6% and average rents of $28.46 per square foot. The appraisal identified five directly comparable office properties built between 1997 and 2002 and ranging in size from approximately 275,197 to 325,000 square feet. The comparable office properties reported occupancies ranging from 59.7% to 83.8%, with a weighted average occupancy of approximately 75.9%. Asking rents for the comparable office properties range from $18.50 to $19.50 per square foot, with a weighted average asking rent of approximately $18.92. According to the appraisal, there are two proposed new developments that are expected to be competitive with the property. The developments are White Oaks Office Park and SKF Group Office, which are approximately 330,000 square feet and 131,000 square feet, respectively, and are located approximately 18.8 miles and 8.1 miles southwest of the property, respectively.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
DeVry, Inc.(3)	NA / NA / NA	178,739	71.1%	$20.56	71.9%	2/28/2025
Dover Corp.(4)	A2 / A / NA	69,763	27.8%	$20.38	27.8%	4/30/2025
Deli-Time, LLC	NA / NA / NA	2,727	1.1%	$4.62	0.3%	2/28/2017
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	DeVry, Inc. Base Rent PSF represents the weighted average of the nine spaces occupied by the tenant, ranging between $4.00 per square foot to $20.87 per square foot of underwritten rent. DeVry has the right to terminate its lease as of February 29, 2020, with at least 15 months’ notice and payment of a termination fee equal to $52.35 per square foot (or approximately $9.4 million based on the current net rentable area). The termination fee equates to approximately two and a half years’ worth of DeVry’s total rent at the property, as well as approximately 20.1% of the Highland Landmark V loan amount. Additionally, the tenant may contract up to 15.9% of its leased net rentable area as of February 28, 2017, with at least 12 months’ notice and payment of a contraction fee equal to $70.09 per contracted square foot. In addition to this fee, the tenant will bear the cost of constructing a multi-tenant corridor in the building if it chooses to terminate a portion of its space. All termination fees will be collected and held by the lender.

(4)	Dover Corp. Base Rent PSF represents the weighted average of the four spaces occupied by the tenant, ranging between $11.70 per square foot to $20.50 per square foot of underwritten rent. Dover has the right to terminate its lease as of April 30, 2021, with 12 months’ notice and payment of a termination fee equal to approximately $2.4 million plus unamortized tenant improvement cost and leasing fees. All termination fees will be collected and held by the lender.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2017	1	2,727	1.1%	12,599	0.2%	2,727	1.1%	$12,599	0.2%
2018	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2019	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2020	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2021	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2022	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2023	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2024	0	0	0.0%	0	0.0%	2,727	1.1%	$12,599	0.2%
2025	2	248,502	98.9%	5,096,413	99.8%	251,229	100.0%	$5,109,011	100.0%
2026 & Beyond	0	0	0.0%	0	0.0%	251,229	100.0%	$5,109,011	100.0%
Total	3	251,229	100.0%	$5,109,011	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,601,785	$4,718,480	$4,838,320	$4,919,485	$5,109,011	$20.34	65.2%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$4,601,785	$4,718,480	$4,838,320	$4,919,485	$5,109,011	$20.34	65.2%
Reimbursements	2,623,787	2,642,434	2,799,984	2,833,752	2,726,974	10.85	34.8%
Net Rental Income	$7,225,573	$7,360,914	$7,638,304	$7,753,238	$7,835,986	$31.19	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(783,599)	(3.12)	(10.0)--
Other Income	76,300	96	3,705	404	404	0.00	0.0%
Effective Gross Income	$7,301,873	$7,361,010	$7,642,009	$7,753,642	$7,052,791	$28.07	90.0%

Total Expenses	$2,618,014	$2,643,593	$2,703,228	$2,665,980	$2,747,053	$10.93	38.9%

Net Operating Income(3)	$4,683,859	$4,717,416	$4,938,781	$5,087,662	$4,305,738	$17.14	61.1%

Total TI/LC, Capex/RR	0	0	0	0	414,786	1.65	5.9%
Net Cash Flow	$4,683,859	$4,717,416	$4,938,781	$5,087,662	$3,890,952	$15.49	55.2%
(1)	The TTM column represents the trailing 12-month period ending August 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The decrease in Underwritten Net Operating Income from TTM Net Operating Income is primarily due to an underwritten 10.0% vacancy adjustment. As of August 1, 2015, the property was 100.0% leased.

Property Management. The Highland Landmark V property is managed by Cushman & Wakefield of Illinois, Inc. The current management agreement commenced on October 15, 2015, has a two-year term and will continue unless otherwise terminated by either party. The management agreement provides for a contractual management fee of the greater of $5,000 or 1.5% of gross income, payable on a monthly basis. The management fees related to the Highland Landmark V property are subordinate to the liens and interests of the Highland Landmark V loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $161,535 for real estate taxes and $4,188 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $53,845.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,188 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $150,768 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow all excess cash flow upon the occurrence of a Tenant Trigger Event (as defined below). The borrower is also required to escrow any lease termination or contraction payments received.

Specified Tenant Reserve - On a monthly basis, commencing on the payment date in December 2015 through and including the payment date in July 2016, the borrower is required to escrow $100,000 per month for tenant improvements required by the DeVry lease, in order to sequentially pay the $884,275 balance that will be owed to DeVry in March 2017 for tenant improvement refurbishment obligations incurred pursuant to the DeVry lease agreement. In addition, on the payment date in August 2016, the borrower is required to escrow the $84,725 remaining portion of the balance owed to DeVry by the landlord pursuant to its lease in connection with outstanding tenant improvement or replenishment of tenant improvement allowances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Highland Landmark V

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept every business day to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow (other than amounts that are required to be deposited in the TI/LC reserve account as described above) after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio, based on trailing three months, is less than 1.15x or (iv) a Tenant Trigger Event.

A “Tenant Trigger Event” means any of the following: DeVry, Dover or any replacement tenant occupying at least 35,000 square feet (i) fails to be in actual physical possession of its leased space or fails to be open to the public during customary hours and/or “goes dark” or vacates its space or (ii) terminates or gives notice of its intention to terminate its lease, unless the space to be terminated is less than 35,000 square feet. DeVry has the right to terminate its lease as of February 29, 2020, with at least 15 months’ notice and payment of a termination fee equal to $52.35 per square foot (or approximately $9,356,987 based on the current net rentable area). Dover has the right to terminate its lease as of April 30, 2021, with 12 months’ notice and payment of a termination fee equal to approximately $2,387,705 plus unamortized tenant improvement cost and leasing fees. All termination fees will be collected and held by the lender as reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Mixed Use - Hotel/Multifamily/Parking
% of Pool by IPB:	5.0%	Net Rentable Area(2):	Various
Loan Purpose:	Refinance	Location:	Cleveland, OH
Borrowers(3):	Various	Year Built / Renovated:	1971,1972 / 2014
Sponsors:	Alfred I. Geis and Gregory M. Geis	Occupancy(4):	Various
Interest Rate:	4.93100%	Occupancy Date:	9/30/2015
Note Date:	11/23/2015	Number of Tenants:	N/A
Maturity Date:	12/1/2025	2012 NOI(5):	N/A
Interest-only Period:	48 months	2013 NOI(5):	N/A
Original Term:	120 months	2014 NOI(5):	N/A
Original Amortization:	300 months	TTM NOI (as of 9/2015):	$6,296,143
Amortization Type:	IO-Balloon	UW Economic Occupancy(6):	Various
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$26,495,333
Lockbox:	CMA	UW Expenses:	$19,777,133
Additional Debt:	Yes	UW NOI:	$6,718,199
Additional Debt Balance:	$37,000,000 / $16,495,449	UW NCF:	$6,665,840
Additional Debt Type:	Pari Passu / Unsecured	Appraised Value / Per Unit(7):	$115,450,000 / Various
		Appraisal Date:	6/24/2015

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(9):	Various
Taxes:	$313,484	$51,250	N/A	Maturity Date Loan / Unit(9):	Various
Insurance:	$163,092	$21,500	N/A	Cut-off Date LTV(10):	66.7%
Replacement Reserves:	$0	Various	N/A	Maturity Date LTV(10):	57.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.24x
Other:	$1,383,748	Various	N/A	UW NOI Debt Yield(10):	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$77,000,000	97.2%	Payoff Existing Debt	$74,477,719	94.0%
Sponsor Equity	2,235,520	2.8	Closing Costs	2,897,478	3.7%
Upfront Reserves	1,860,324	2.3%
Total Sources	$79,235,520	100.0%	Total Uses	$79,235,520	100.0%

(1)	The 9 loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $77.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $77.0 million The 9 Whole Loan.
(2)	Net Rentable Area includes 156 hotel rooms, 104 multifamily units and a 263,589 square foot parking garage with 850 parking spaces.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)	As of September 30, 2015, Occupancy for The Metropolitan at The 9 Hotel was 66.6% and the Concierge Living at The 9 Apartments was 100.0%.
(5)	Historical NOI is not available as the property was being redeveloped from an office building to its current hotel/multifamily/parking use.
(6)	UW Economic Occupancy for The Metropolitan at The 9 Hotel is 65.8%, Concierge Living at The 9 Apartments is 95.0% and Tower Garage is 95.7%.
(7)	The Appraised Value represents the aggregate appraised value of all three components of The 9 property. The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage had “as-is” appraised values of $58.6 million, $39.6 million and $17.25 million respectively. The Appraised Value / Per Unit for each of the respective components are approximately $375,641 per hotel room, $380,769 per multifamily unit and $65 per square foot for the parking garage.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The borrowers also delivered a $7.0 million letter of credit as additional collateral for the loan.
(9)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property. If hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value (please refer to footnote 7 above), the hypothetical allocated loan amounts for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage would be approximately $39.1 million, $26.4 million and $11.5 million, respectively. Based on these hypothetical allocated loan amounts the Cut-off Date Loan / Unit for The Metropolitan at The 9 Hotel, Concierge Living at The 9 Apartments and Tower Garage components would be $250,536 per hotel room, $253,956 per multifamily unit and $44 per square foot for the parking space, respectively, and the Maturity Date Loan / Unit would be approximately $216,205, $219,157 and $38, respectively based on 156 hotel rooms, 104 multifamily rooms and 850 parking spaces.
(10)	Factoring in the letter of credit which is held as additional collateral for the loan, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield are 60.6%, 51.5% and 9.6%, respectively. Please refer to “Additional Collateral Letter of Credit” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

The Loan. The 9 loan is secured by a mortgage lien on the fee and leasehold interests in a mixed-use property in Cleveland, Ohio, which consists of a full service 156-room hotel (“The Metropolitan at The nine Hotel”), 104 multifamily units (“The Concierge Living at The 9 Apartments”) and a 263,589 square foot parking garage with 850 parking spaces (“The Tower Garage”). The whole loan has an outstanding principal balance as of the Cut-off Date of $77.0 million (the “The 9 Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $37.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2015-JP1 Trust. The trustee of the JPMCC 2015-JP1 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The 9 Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The 9 Whole Loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 25-year schedule.

The Borrowers. The borrowing entities for the loan are Geis Tower Hotel Master Landlord, LLC, The Metropolitan Hotel, LLC, Geis Tower Residential Master Landlord, LLC, Geis Tower Residential Master Subtenant, LLC and Geis Tower Garage, LLC, each of which is a Delaware limited liability company and special purpose entity.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Alfred I. Geis and Gregory M. Geis. Alfred and Gregory Geis are principals of The Geis Companies, a full-service developer, owner and operator of commercial real estate which was founded in 1967 by Erwin Geis. Since inception, The Geis Companies have designed and developed thousands of acres of commercial office, manufacturing, distribution and warehouse developments. Over the past two decades, The Geis Companies have grown to become one of the largest industrial design-build firms in Ohio, designing and constructing over 2.0 million square feet annually. In addition, the loan sponsors currently manage a portfolio of commercial properties totaling over 7.0 million square feet.

The property, formerly owned by Cuyahoga County, is part of a larger project known as the former Ameritrust Complex which went through several development plans that failed to gain traction over the past decade. In 2012, Cuyahoga County decided to sell the complex and solicited proposals from several landlords and developers. The loan sponsors purchased the entire Ameritrust Complex from Cuyahoga County for approximately $27.0 million in early 2013 (of which approximately $19.25 million is allocated to portions of the overall complex which are included as collateral for The 9 Whole Loan). The acquisition resulted in the transfer of the vacant Ameritrust Tower (which has been converted into The Metropolitan at The 9 Hotel and the Concierge Living at The 9 Apartments components of the loan), the Swetland Building and Rotunda Buildings (which are not included in the collateral of the loan), the “P” and “H” buildings (subsequently razed), and the Tower Garage (which is included in the collateral of the loan).

Following the acquisition, the loan sponsors invested approximately $94.1 million in order to renovate and reposition the property, bringing its total cost basis to approximately $113.4 million. Including a developer fee for the redevelopment, and according to the loan sponsors the total project cost was approximately $125.4 million. Construction on the entire re-development was completed in September 2014. Since completion of the redevelopment, the property has received numerous awards, including: Novogradac – 2015 Historic Tax Credit Project of the Year, Ohio Economic Development Association – 2015 Project of the Year, Cleveland AIA/IIDA – 2014 Design Awards – Interior Design of The Metropolitan at The 9 and Cleveland Restoration Society – Celebration of Preservation Award – Outstanding Preservation Achievement.

The Property. The 9 property is a newly re-developed luxury mixed-use complex located at the corner of East 9th Street and Euclid Avenue in downtown Cleveland, Ohio. The property consists of three distinct components resulting in three diverse cash flow streams, including a full service 156-room hotel (The Metropolitan at The 9 Hotel), 104 multifamily rental units (Concierge Living at The 9 Apartments) and a 263,589 square foot parking garage with 850 parking spaces (Tower Garage). The hotel and apartments are located in a single 29-story building. The hotel generally comprises floors four through 13 and the apartments comprise floors 14 through 29. In addition, the property also includes an approximately 33,000 square foot Heinen’s upscale grocery store and a 210,000 square foot office building which serves as the headquarters for Cuyahoga County’s administrative operations (the grocery store and office components are not included as collateral for the loan), as well as a leasehold interest in the space leases for the Azure Sun Lounge and the Vault (which are included in the collateral for the loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

Collateral Summary
Component	Property Type	Units / Sq. Ft.	Year Built / Renovated	Allocated Whole Loan Amount(1)	Appraised Value	% of Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
The Metropolitan at The 9	Hotel	156 Rooms	1971 / 2014	N/A	$58,600,000	50.8%	$3,451,385	51.8%
Concierge Living at The 9	Multifamily	104 Units	1971 / 2014	N/A	39,600,000	34.3	2,069,478	31.0
Tower Garage	Parking Garage	263,589 SF	1972 / 2014	N/A	17,250,000	14.9	1,144,977	17.2
Total				$77,000,000	$115,450,000	100.0%	$6,665,840	100.0%
(1)	There are no release provisions associated with the three components of The 9 property. Accordingly, there are no allocated loan amounts associated with the hotel/multifamily/parking components of the property.

The Metropolitan at The 9 Hotel. The Metropolitan at The 9 Hotel is a 156-room full service hotel which operates under Marriott’s Autograph Collection flag. The hotel primarily covers floors four through 13 including approximately 7,719 square feet of meeting and banquet space, which is comprised of 12 event rooms and a ballroom which has capacity for 569 guests. The hotel opened in September 2014 and reached a 120% RevPAR penetration within the first three months of operations. Hotel amenities include a full-service fitness center, business center, sundry shop, indoor dog park, movie theater, numerous dining options and valet parking. Of the 156 guestrooms, 63 are suites. The regular king and queen/queen rooms are approximately 400 square feet; king and queen/queen suites are 640 square feet and contain a sofa bed and separate living/sitting area; and single queen suites are 500 square feet. Each of the guestrooms feature a flat screen television with premium channel selection, desk with chairs, dresser, nightstand, mini bar, iPod dock and lounge chairs.

The hotel offers multiple food and beverage venues with no single component representing more than 35% of the total food and beverage revenue. Adega is an approximately 7,600 square foot high-end Mediterranean restaurant located in the lobby and open for breakfast, lunch and dinner. The Ledger Bar is located above the lobby on the second level and is open for lunch and dinner. The Azure Sun Lounge is an approximately 8,532 square foot rooftop bar located approximately 150 feet above street level, which provides views of Lake Erie and downtown Cleveland. The Azure Sun Lounge has the largest outdoor patio in Cleveland and is in operation between May and October. The Vault is an approximately 11,500 square foot social lounge located in the basement. The space is comprised of former bank vaults which have been transformed into private cocktail rooms and a prohibition-era bar. The Vault operates Thursday through Saturday and is available for private events Sunday through Wednesday. Alex Theater is an approximately 2,440 square foot stadium style theater located on the second floor. The theater offers stadium seating and is used for live music and performances, independent films, sports games and special business events. Food and beverage can be ordered to the theater from Adega restaurant. The Azure Sun Lounge and Vault are located in buildings adjacent to the hotel tower which are owned by an affiliate of the borrowers and are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options remaining for each lease. The Azure Sun Lounge and Vault are integrated into the hotel in a way that provides convenient access for guests. The loan is structured with a non-recourse carve out associated with any losses as the result of termination of either of these two leases without the lender’s consent. Additionally, the borrowers were required to put a $10.0 million lease termination insurance policy in place as additional support for these two leases (see “Bar Leases” below for additional information).

The appraisal identified four hotels currently planned or under construction in the area. The hotels include a 600-room Hilton, 122-room Kimpton, 180-room Drury Plaza and 270-room Holiday Inn. Only the Hilton and Kimpton are expected to be directly competitive with The Metropolitan at The 9 Hotel.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			The Metropolitan at The 9 Hotel(2)			Penetration Factor(3)
Year(4)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM(4)	67.3%	$159.18	$107.07	66.6%	$203.64	$135.63	99.0%	127.9%	126.7%
YTD(4)	68.7%	$159.86	$109.88	70.4%	$203.89	$143.59	102.5%	127.5%	130.7%
T-3(4)	74.3%	$160.07	$118.88	75.2%	$207.82	$156.23	101.2%	129.8%	131.4%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Cleveland Downtown @ Key Center, Renaissance Cleveland Hotel, Westin Cleveland Downtown, Ritz-Carlton Cleveland, Wyndham Cleveland @ Playhouse Square, Hyatt Regency Cleveland @ The Arcade and InterContinental Hotel Cleveland.
(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on September 30, 2015. YTD represents the year-to-date period from January 1, 2015 to September 30, 2015. T-3 represents the trailing three-month period ending on September 30, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics(2)
Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group	Occupancy	ADR	RevPAR
The Metropolitan at The 9 Hotel	156	2014	7,719	30%	60%	10%	49.0%	$194.89	$95.50
InterContinental Hotel Cleveland	295	2003	35,000	40%	20%	40%	64.0%	$165.00	$105.60
Renaissance Cleveland Hotel	491	1918	66,734	25%	20%	55%	61.0%	$146.54	$89.99
Ritz-Carlton Cleveland	205	1990	19,000	75%	10%	15%	90.0%	$172.00	$154.80
Hyatt Regency Cleveland @ The Arcade	293	2001	7,073	20%	45%	35%	68.0%	$132.42	$90.44
Westin Cleveland Downtown	484	1975	23,625	15%	60%	25%	51.0%	$185.00	$94.35
Marriott Cleveland @ Key Center	400	1991	10,890	20%	45%	35%	63.0%	$167.00	$105.21
Wyndham Cleveland @ Playhouse Square	205	1995	13,000	30%	35%	35%	65.0%	$126.20	$82.03
Total(3)	2,373

(1)	Based on the appraisal.
(2)	The Metropolitan at The 9 Hotel opened in September 2014. As such, the metrics listed do not reflect a full year of operations.
(3)	Excludes The Metropolitan at The 9 Hotel property.

Concierge Living at The 9 Apartments. Concierge Living at The 9 Apartments is comprised of 104 Class A multifamily rental units located on floors 14 to 29 of the building. As of September 30, 2015, the apartment units were 100.0% occupied. The apartment units began leasing in May 2014 and leased up to 100.0% occupancy within six months, and the loan sponsors report a current waiting list of over 100 people. The loan sponsors are currently renewing the first year of lease expirations and have been able to successfully raise rents between $80 to $300 per month depending on the unit type. As of September 30, 2015, new rental rates have been signed for 53 of the 104 units and all new or renewal leases have been at or above the budgeted increase. The unit mix consists of 88 standard apartment units ranging in size from 819 to 1,817 square feet and 16 sky suite units with an average size of approximately 2,217 square feet. The average unit size across all 104 units is 1,276 square feet. Apartment amenities include granite counters, zebra wood cabinetry in the kitchen and baths, BOSCH stainless steel appliances, BOSCH washer and dryers, flat screen television, access to hotel fitness center, 24/7 controlled access and 24/7 room service.

According to the appraisal, the property is located within the Downtown/The Flats/Warehouse District apartment submarket. The downtown Cleveland market is benefiting from a broader national trend of millennials and empty nesters that are increasingly choosing to live in urban centers. According to the Downtown Cleveland Alliance, the downtown population in Cleveland has increased from approximately 7,800 residents in 2000 to more than 13,000 today, an approximately 70% increase. As of the second quarter of 2015, the submarket contained an inventory of 4,852 multifamily units, and Class A multifamily units reported a vacancy rate of 3.5% and average asking rents of $1,443 per unit. According to the appraisal, the 2014 estimated population within a one-, three- and five-mile radius of the property was 12,665, 78,564 and 225,670, respectively, and the 2014 estimated average household income within a one-, three- and five-mile radius of the property is $46,195, $35,350 and $37,570, respectively. According to the appraisal, 375 units are currently under construction in the submarket, 925 units are in the planning stage and 1,800 units are proposed. A majority of the new housing in the market is occurring in the re-development of existing office and warehouse properties in the market. According to the third quarter Downtown Cleveland Market Update, downtown properties reported over 1,800 names on waiting lists for apartment units. The appraisal identified seven comparable properties ranging from 56 to 295 units with average unit sizes ranging from 902 to 1,391 square feet with an average of 1,079 square feet, and occupancies ranging from 60% to 100% with an average of 92.7%. The average in-place monthly rent per unit at the Concierge Living at The 9 Apartments is $2,598 compared to the appraisals estimated market rent of $2,656 per month.

Tower Garage. The Tower Garage contains 850 parking spaces in an eight-story parking facility consisting of 263,589 square feet. The Tower Garage is connected to the Cuyahoga County Headquarters through an elevated skywalk. The main users of the parking garage are local daily workers, apartment residents, hotel guests, restaurant customers and special event users. Prior to being acquired by the loan sponsors, the Tower Garage was owned and managed directly by Cuyahoga County. During this time, garage operations were fully restricted to full-time county employees, contractors and their guests. Following the loan sponsors acquisition, the garage was refurbished and Standard Parking Services, a third-party manager, was brought in to overhaul the garage operations. As a result, as of mid-2014, the garage now also offers daily/monthly parking to downtown office commuters, weekend parking for transient travelers and parking deals for sporting events at the adjacent Progressive Field and Quicken Loans Arena (all of which were restricted by Cuyahoga County previously).

The loan sponsors recently added two digital billboards on the corners of the Tower Garage. The billboards serve as advertising space for various components of the greater mixed-use development project as well as third-party companies. When the digital signs were first installed the loan sponsors primarily advertised the various components of The 9 property but have been transitioning to third-party advertisements now that the property is closer to stabilization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

The 9

The property is located within the City of Cleveland’s central business district at the intersection of East 9th Street and Euclid Avenue. The property is located on the border of two of the central business districts most popular neighborhoods locally known as the Playhouse Square District and the Gateway District, which offer numerous live events and entertainment options. The property is located one block from Playhouse Square which, according to the appraisal, is home to the nation’s largest performing arts center outside of New York City, with over one million people visiting the theater and district every year. The Playhouse Square District has several theaters which perform traveling Broadway productions as well as various restaurants. The Gateway District is to the south of the property, which is home to Quicken Loans Arena (home to the NBA’s Cleveland Cavaliers), Progressive Field (home to MLB’s Cleveland Indians) and the East 4th Street Entertainment District, a night life destination offering restaurants, bars, concerts and comedy shows. Other leisure attractions in the area include: First Energy Stadium (home to the NFL’s Cleveland Browns), Cleveland Art Museum, Rock and Roll Hall of Fame, Metropark Zoo & Rainforest and Great Lakes Science Center. In addition, the Horseshoe Casino Cleveland which opened in 2012 has generated significant lodging demand in the downtown market.

Cleveland’s central business district experienced reinvestment beginning in the mid-1990’s and currently has several billion in capital improvement projects planned in the area over the next few years. One of the most recently completed projects which is having an impact on the central business district is the completion of the Global Center for Health Innovation and Convention Center. The entire project costs were reported to be approximately $465 million and it opened in the summer of 2013. The Convention Center combined with the Medical Innovation Center is an attempt to draw business traffic through Cleveland, specifically in the medical sector.

The Metropolitan at The 9 Hotel Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	66.6%	65.8%
ADR	$203.64	$200.36
RevPAR	$135.63	$131.83

Room Revenue(5)	$7,722,625	$7,506,138	$48,116	36.6%
Food and Beverage Revenue	11,235,050	11,525,311	73,880	56.2%
Other Departmental Revenue	1,483,888	1,483,646	9,511	7.2%
Total Revenue	$20,441,563	$20,515,095	$131,507	100.0%

Room Expense(6)	$2,165,957	$1,838,636	$11,786	24.5%
Food and Beverage Expense	7,680,451	7,663,016	49,122	66.5%
Other Departmental Expenses	1,529,717	1,228,636	7,876	82.8%
Departmental Expenses	$11,376,125	$10,730,288	$68,784	52.3%

Departmental Profit	$9,065,438	$9,784,807	$62,723	47.7%

Operating Expenses	$4,448,753	$4,232,750	$27,133	20.6%
Gross Operating Profit	$4,616,685	$5,552,057	$35,590	27.1%

Management Fees	$621,269	$615,453	$3,945	3.0%
Property Taxes	542,312	421,864	2,704	2.1%
Property Insurance	209,018	162,000	1,038	0.8%
Other Expenses(7)	19,151	253,007	1,622	1.2%
FF&E	0	648,347	4,156	3.2%
Total Other Expenses	$1,391,750	$2,100,672	$13,466	10.2%

Net Operating Income	$3,224,935	$3,451,385	$22,124	16.8%
Net Cash Flow	$3,224,935	$3,451,385	$22,124	16.8%
(1)	Full-year historical financials for 2014 are not available as the hotel opened in September 2014.
(2)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(3)	Per Room values based on 156 guest rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(5)	In order to account for the hotel’s ramp up period, Underwritten Room Revenue is based on the property’s stabilized trailing three-month STR RevPAR penetration index of 131.8% against the competitive set’s trailing 12-month RevPAR.
(6)	Due to on-going operational efficiencies that have occurred as the property ramps up operations, the Underwritten Room Expense is based on the trailing six-month room’s expense ratio of 24.5%.
(7)	Other Expenses include rent for Azure Sun Lounge and Vault food and beverage outlets which are leased to affiliates of the loan sponsors with initial lease terms of 10 years with four five-year extension options. The combined annual rent for these two spaces is approximately $200,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Concierge Living at The 9 Apartments Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Rents in Place	$3,208,780	$3,242,040	$31,173	91.3%
Vacant Income	0	0	0	0.0%
Gross Potential Rent	$3,208,780	$3,242,040	$31,173	91.3%
Total Reimbursements(4)	242,018	309,967	2,980	8.7%
Net Rental Income	$3,450,797	$3,552,007	$34,154	100.0%
(Vacancy/Credit Loss)	(324,303)	(177,600)	(1,708)	(5.0)--
Other Income	31,203	31,210	300	0.9%
Effective Gross Income	$3,157,697	$3,405,617	$32,746	95.9%

Total Expenses(5)	$1,093,317	$1,310,139	$12,597	38.5%

Net Operating Income	$2,064,380	$2,095,478	$20,149	61.5%

Replacement Reserves	0	26,000	250	0.8%
Net Cash Flow	$2,064,380	$2,069,478	$19,899	60.8%
(1)	Full-year historical financials for 2014 are not available as the apartments opened in May 2014.
(2)	TTM column represents the trailing 12-month period ending September 30, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The increase in Underwritten Total Reimbursements from the TTM period is primarily due to the loan sponsors adding a utility recovery charge to any new or renewal lease. The utility recovery charge covers each tenant’s portion of the steam and chilled water that is used within each individual apartment as well as the maintenance of all necessary components to provide utilities. The charge is a flat monthly rate that ranges from $35 to $75 per unit depending on the size of the unit.
(5)	Underwritten Total Expenses includes $231,606 for real estate taxes. The actual 2015 tax payment is approximately $84,110. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. Please see “Tax Abatements and TIF Agreement” below.

Tower Garage Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,187,179	$2,340,420	$8.88	87.0%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$2,187,179	$2,340,420	$8.88	87.0%
Media Board(4)	121,776	349,322	1.33	13.0%
Net Rental Income	$2,308,955	$2,689,742	$10.20	100.0%
(Vacancy/Credit Loss)	0	(115,121)	(0.44)	(4.3)--
Other Income	925	0	0.00	0.0%
Effective Gross Income	$2,309,880	$2,574,621	$9.77	95.7%

Total Expenses	$1,303,051	$1,403,285	$5.32	54.5%

Net Operating Income	$1,006,828	$1,171,336	$4.44	45.5%

Replacement Reserves	0	26,359	0.10	1.0%
Net Cash Flow	$1,006,828	$1,144,977	$4.34	44.5%
(1)	TTM column represents the trailing 12-month period ending September 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the trailing 12-month period ending September 30, 2015. Revenue was grossed up 5.0% to account for a vacancy factor. The number also includes a positive displaced income adjustment of $38,000 for downed spaces during garage repair work that occurred in September.
(4)	The loan sponsors began leasing media board space to third-parties in May 2015. Based on contracts in place, the loan sponsors are expected to collect approximately $232,881 of income associated with the media boards from May 2015 through the end of 2015. The Underwritten Media Board income annualizes the 2015 contractual amount to account for a full fiscal year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Combined Operating History and Underwritten Net Cash Flow
	TTM	Underwritten
Total Revenue	$25,909,140	$26,495,333
Total Expenses	$19,612,996	$19,777,133
Net Operating Income	$6,296,143	$6,718,199
Replacement Reserves	$0	$52,359
Net Cash Flow	$6,296,143	$6,665,840

Property Management. The hotel component of the property is managed by a joint-venture between Geis Hospitality, LLC (an affiliate of the sponsors) and Greenwood Hospitality Group. The multifamily component of the property is managed by Geis Property Management, LLC, an affiliate of the loan sponsors. The parking garage is managed by SP Plus Corporation, as successor-in-interest to Standard Parking Corporation, a leading provider of professional parking facility management services. The current parking management agreement commenced on February 1, 2013 and automatically renews for one year terms unless otherwise terminated by either party. The parking management agreement provides for a contractual management fee of 2.0% of gross parking receipts.

Franchise Agreement. The hotel component is affiliated with Marriott’s upscale Autograph Collection via a long-term franchise agreement through October 2038. Marriott’s Autograph Collection consists of a portfolio of boutique, full-service hotel properties which offer extensive amenities, upscale accommodations and unique environments throughout the United States. As a result of the affiliation, the hotel component benefits from Marriott’s national marketing programs and its globally recognized reservations system.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $625,000 for deferred maintenance primarily associated with the parking garage, $313,484 for real estate taxes, $251,000 into the HTC Compliance Reserve (for put rights given in connection with the historic tax credits described below), $217,000 into the Multifamily Sublease Rent Payment Reserve, $210,417 into the Hotel Sublease Rent Payment Reserve (for free rents in connection with the master lease structure), $163,092 for insurance, $51,082 into the Affiliate Bar Lease Reserve, $19,250 into the Transfer Fee Reserve (for the purpose of paying any costs associated with transferring the letter of credit) and $10,000 into the Fee Conversion Reserve (for the purpose of acquiring the fee interest in the tower under the air rights lease described below under “Air Rights Leases” below).

Additional Collateral Letter of Credit - At closing, the borrowers provided an irrevocable, evergreen $7,000,000 letter of credit in favor of the lender as additional collateral for the loan. The letter of credit will be returned to the borrower upon the satisfaction of all of the following conditions: (i) the debt yield (as calculated in the loan agreement) in the aggregate for any trailing 12-month period as to The Metropolitan at The 9 Hotel and Tower Garage, and any trailing three-month period as to the Concierge Living at The 9 Apartments, immediately preceding the date of determination, is equal to or greater than 10.25%; and (ii) no Cash Sweep Event (as defined below) has occurred and is continuing. Upon the occurrence and during the continuance of an event of default under the loan agreement, the lender will have the right to draw on the letter of credit.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $51,250.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $21,500.

Multifamily Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,167 (approximately $250 per unit annually) for replacement reserves associated with the multifamily component of the property. The reserve is not subject to a cap.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit, for the month that is two calendar months prior to the applicable payment date, an amount equal to 1/12 of (x) for the first year of the loan term, 3.0% of gross income from operations for the hotel, (y) for years two and three of the loan term, 4.0% of gross income from operations for the hotel and (z) thereafter, 5.0% of gross income from operations for the hotel. In no event will the FF&E monthly deposit be less than $18,887. The reserve is not subject to a cap.

Garage Replacement Reserve - On a monthly basis, the borrowers are required to escrow approximately $2,197 (approximately $0.10 per square foot annually) for replacement reserves associated with the parking garage component of the property. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Affiliated Bar Lease Reserve - The spaces currently used for the Azure Sun Lounge and the Vault are leased from affiliates of the loan sponsors on 10-year lease terms with four five-year extension options remaining for each lease. On a monthly basis, the borrowers are required to escrow an amount such that the amount deposited in the affiliated bar lease reserve fund is equal to or greater than the aggregate amount of rent due under the leases during the next ensuing three months.

Multifamily Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly residential sublease rent payment for the applicable period (approximately $173,542 per month during the first year of the loan term). Funds on deposit in the Multifamily Sublease Rent Payment Reserve are used to make payments due in connection with the residential sublease.

Hotel Sublease Rent Payment Reserve - In connection with the master lease structure that was required to be put in place in order to receive the historical tax credits and tax increment financing, the borrowers are required to make monthly master lease payments. On a monthly basis, the borrowers are required to escrow the then current monthly hotel sublease rent payment for the applicable period (approximately $210,417 per month during the first year of the loan term). Funds on deposit in the Hotel Sublease Rent Payment Reserve are used to make payments due in connection with the hotel sublease.

HTC Compliance Reserve - At origination, the borrowers were required to reserve $251,000 in the event the master lessees exercise their put rights as described in “Master Leases” below. In addition, on a monthly basis for the first 48 months following the origination date, the borrowers are required to make monthly deposits of $18,750 into the HTC Compliance Reserve.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrowers and managers were required to deliver written instructions to credit card companies and the parking garage manager to deposit all revenues (including from the Azure Sun Lounge and Vault leases) into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account. In the event of a Cash Sweep Event, additional lockboxes will be established to facilitate the payments under the master leases as required by the historic tax credit arrangement.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of a borrower or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) for the applicable period is less than 1.15x. For purposes of calculating the debt service coverage ratio, the applicable period is (i) with respect to the hotel component, be based upon the trailing 12-month period, (ii) with respect to the multifamily component, be based on the trailing three-month period, and (iii) with respect to the parking garage component, be based upon the trailing 12-month period immediately preceding the date of determination.

Partial Release. No component of The 9 property may be released.

Historic Tax Credits. The property is a historic building which was rehabilitated in accordance with the federal tax code and state regulations to make it eligible for federal and state historic tax credits. The federal tax credits are subject to recapture if, prior to December 15, 2019: (i) the ownership of the property changes, (ii) the property ceases to be investment grade property, or (iii) the property is leased or transferred to a tax-exempt entity which causes the property to be used as a “tax-exempt use property” (as defined in the IRS code). The amount of credits subject to recapture decreases on December 15 of each year until the expiration of the recapture period. The federal tax credits were passed through a master lease structure (as described in “Master Leases” below) to two affiliates of US Bancorp Community Development Corporation as investors in the master lessees. The state tax credits were allocated to an investor in the master lessors. At origination, the amount of the federal tax credits for the hotel component was $9,595,873 and the amount of federal tax credits for the multifamily component was $7,867,607. In addition, the amount of the state tax credits for the hotel component was $11,502,972 and the amount of the state tax credits for the multifamily component was $9,445,806. The loan documents contain a loss carve-out against the borrowers and non-recourse guarantors for any losses relating to the recapture of the federal tax credits. The See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” in the preliminary prospectus for additional information regarding the federal tax credits related to the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Master Leases. There are two master leases covering the property in order to accommodate the tax credits described above: one related to the multifamily component and one related to the hotel component. Each master lessee may terminate the related master lease if there is a breach or failure to perform any obligation after applicable cure periods under the related master lease, the historic tax credit pass-through agreement or any other document relating to the project. The federal tax credit investor (who is an affiliate of U.S. Bancorp Community Development Corporation), which owns 99% of the master lessees, has put rights to an affiliate of the borrowers for their interests in the master lessees, and the put price is equal to the lesser of (i) 5% of the investors total capital contribution or (ii) the appraised value of the interests. The state tax credit investor has the right for a period of 45 days commencing on May 15, 2016 to require an affiliate of the borrowers to purchase its interest in the master lessees for the fair market value of such interests. At origination, the borrowers were required to reserve $251,000, and are required to reserve $18,750 on each of the next 48 monthly payment dates in the event the put right is exercised. If there is a default under the related master lease prior to the expiration date for the recapture period for the tax credits (December 15, 2019), the master lessors are required to forbear from exercising any remedies or terminating the master leases. In addition, the master lessees have subleased the master leases through October 2038 to two other borrowing entities under the loan. At origination, the lender, master lessors, master lessees and master sub-tenants entered into subordination, non-disturbance and attornment agreements (“SNDAs”), which provide that the master lessee’s possession (to the extent there is no default by the master lessee) will not be disturbed upon a foreclosure prior to the expiration of the recapture period expiration date and, to the extent the applicable master lease is not terminated, the master tenants will attorn to the lender and waive the right to terminate the master leases by reason of the foreclosure.

To the extent a foreclosure would trigger the recapture of the federal tax credits prior to the expiration of the recapture period, the lender is required to subordinate its mortgage to the master leases. Additionally, under the SNDAs: (i) the master tenants have the same notice and cure rights for any default under the loan documents as the borrowers; (ii) prior to the expiration of the recapture period and to the extent there is an event of default under the loan, the lender must offer to sell the master tenants the loan for all amounts due and owing under the loan documents prior to foreclosure; (iii) after the expiration of the recapture period, the loan documents govern the application of insurance proceeds and condemnation awards, and the master leases will govern application of such amounts prior to the expiration of the recapture period; (iv) prior to the expiration of the recapture period, the property cannot be sold or transferred by the lender to a governmental, tax-exempt or other entity which would cause recapture of the tax credits (excluding REMIC trusts); and (v) the parties agree that the cash management provisions will be governed by the loan documents, regardless of which party is in possession of The 9 property. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the preliminary prospectus for additional information regarding the master lease structure.

Tax Abatements and TIF Agreement. The property is currently subject to two tax abatement programs. The multifamily component of the property is subject to a 12 year tax abatement which runs through the 2024 tax year, and the hotel component is subject to a nine year tax abatement which runs through the 2021 tax year. In addition, the property benefits from a 30-year tax increment finance (“TIF”) agreement that expires on March 20, 2043. During the term of the TIF agreement, the borrowers are required to make payments in lieu of taxes (“PILOT”) in an amount equal to the amount of taxes that the borrowers would have paid had the improvements not been exempt from taxation under the TIF arrangement. The PILOT payments are not required until the expiration of the tax abatements for both components. The PILOT payments are secured by a TIF mortgage for the benefit of the City of Cleveland. The City of Cleveland is only entitled to exercise remedies with respect to the payments then due and payable through the most recent tax collection date and there is no right to accelerate the payments which become due and owing on subsequent tax collection dates. In addition, the loan documents require that the PILOT payments be made into the tax reserve fund. The lender underwrote real estate taxes based on the unabated real estate taxes less the net present value of the tax benefits over the loan term. The tax abatements and the TIF agreement are transferable upon a sale of the property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the preliminary prospectus for additional information regarding the tax abatements and the TIF agreement.

Additional Unsecured Debt. Two of the borrowers have incurred unsecured debt in the aggregate amount of $16,495,449. The unsecured debt was provided by affiliates of U.S. Bancorp Community Development Corporation in connection with the rehabilitation and tax credits described above. The unsecured lenders have entered into subordination and standstill agreements with the lender acknowledging that the unsecured debt is subordinate to the loan and that the unsecured lenders may not accelerate payment of the unsecured debt or take any other enforcement action until 91 days following satisfaction in full of the loan. Payments on the unsecured debt may be made to the extent there is no Cash Sweep Period existing under the loan documents and solely out of excess cash flow after monthly payments of principal and interest and required reserves have been paid.

Air Rights Leases. The fee interest in the Metropolitan at The 9 Hotel property and Concierge Living at The 9 Apartments property (as well as the building) is held by the Cleveland-Cuyahoga County Port Authority (the “Port Authority”) and leased to the Geis Tower Hotel Master Landlord, LLC and Geis Tower Residential Master Landlord, LLC, respectively, pursuant to certain air rights leases for certain floors in the building (the “Air Rights Leases”). However, in connection with the loan, the Port Authority entered into fee mortgages granting the lender a security interest in its fee interests in the hotel and multifamily components of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Bar Leases. As additional collateral for the loan, the lender has taken a leasehold mortgage on the Azure Sun Lounge and Vault space leases (the “Bar Leases”) located at buildings adjacent to the hotel and residential tower (collectively, the “Adjacent Building”). The Metropolitan Hotel, LLC is the lessee under each of the Bar Leases, and the lessor and fee owner of the Adjacent Building is an affiliate of the borrower (the “Lessor”). The space leased under the Bar Leases is not separately subdivided, and the Adjacent Building is subject to both a first priority and second priority mortgage. At origination, the lender entered into a subordination, non-disturbance and attornment agreement with the holders of the first and second mortgages on the Adjacent Building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Holiday Inn Baltimore Inner Harbor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Holiday Inn Baltimore Inner Harbor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Holiday Inn Baltimore Inner Harbor

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,500,000	Title:	Fee
Cut-off Date Principal Balance:	$39,500,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	4.9%	Net Rentable Area (Rooms):	365
Loan Purpose(1):	Acquisition	Location:	Baltimore, MD
Borrower:	Harry G. Pappas & Sons, LLC	Year Built / Renovated:	1964 / 2013
Sponsor:	TH Investment Holdings II, LLC	Occupancy / ADR / RevPAR:	63.1% / $138.87 / $87.57
Interest Rate:	4.92600%	Occupancy / ADR / RevPAR Date:	10/31/2015
Note Date:	11/24/2015	Number of Tenants:	N/A
Maturity Date:	12/01/2022	2012 NOI(2):	$3,302,233
Interest-only Period:	None	2013 NOI(2):	$3,838,032
Original Term:	84 months	2014 NOI(2)(3):	$4,576,510
Original Amortization:	360 months	TTM NOI (as of 10/2015)(2)(3):	$4,141,377
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	63.1% / $138.87 / $87.57
Call Protection:	L(25),Grtr1%orYM(55),O(4)	UW Revenues:	$14,172,662
Lockbox:	CMA	UW Expenses:	$10,182,989
Additional Debt:	N/A	UW NOI:	$3,989,673
Additional Debt Balance:	N/A	UW NCF:	$3,989,673
Additional Debt Type:	N/A	Appraised Value / Per Room(4):	$61,200,000 / $167,671
		Appraisal Date:	8/19/2015

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$108,219
Taxes:	$233,530	$46,706	N/A	Maturity Date Loan / Room:	$95,650
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	64.5%
FF&E Reserves:	$47,242	4% of Gross Revenues	N/A	Maturity Date LTV(4):	57.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.58x
Other:	$4,000,000	Springing	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,500,000	94.6%	Purchase Price of Leasehold Interest	$35,000,000	83.8%
Sponsor Equity	2,243,874	5.4%	Upfront Reserves	4,280,772	10.3%
			Closing Costs	2,463,102	5.9%
Total Sources	$41,743,874	100.0%	Total Uses	$41,743,874	100.0%
(1)	The borrowing entity and an affiliate of the loan sponsor previously owned the fee interest in the property, while the former leasehold interest was acquired by another affiliate of the loan sponsor in 2012. The leasehold interest was collapsed in connection with the origination of the loan. Please see “The Loan Sponsor” below for additional details.
(2)	2012 NOI, 2013 NOI, 2014 NOI and TTM NOI are exclusive of amounts associated with ground rent paid as part of the previous leasehold structure.
(3)	The decrease in TTM NOI from 2014 NOI is due to the Baltimore market losing demand after civil unrest took place in April 2015. Subsequently, groups cancelled trips to Baltimore from April through the latter half of 2015. Due to the property’s location one block from the downtown convention center, the Holiday Inn Baltimore Inner Harbor property was more significantly impacted than competitors.
(4)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on a “hypothetical value – assuming renovation is complete,” which assumes that the proposed renovations to the property have been completed. At closing, the borrower reserved $4,000,000 for the renovations. The “as-is” value as of August 19, 2015 is $56.7 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.7% and 61.6%, respectively.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Holiday Inn Baltimore Inner Harbor loan has an outstanding principal balance of $39.5 million and is secured by a first mortgage lien on the fee interest in a 365-room, full service hotel located in Baltimore, Maryland. The loan has a seven-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Harry G. Pappas & Sons, LLC, a Maryland limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Holiday Inn Baltimore Inner Harbor

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is TH Investment Holdings II, LLC (“TH Investment”), a fund of The Procaccianti Group (“TPG”). TPG is a privately-held real estate investment and management company. With over 25 years of hospitality and real estate experience, TPG has owned or managed over 100 hotels surpassing 20,000 guest rooms across 28 states.

In February 2012, The Procaccianti Group, in a joint venture partnership with Och-Ziff (Och-Ziff 85%/TPG 15%) (the “TPG/Och-Ziff JV”), purchased the leasehold interest in the property out of a portfolio foreclosure sale from Torchlight, who was acting as special servicer. The property was part of a 9-property crossed portfolio that was securitized in MLMT 2005-MKB2. Properties within the overall portfolio experienced a decline in performance due to the recession, and the portfolio was placed in receivership in February 2010.

TPG/Och-Ziff JV purchased the leasehold interest in the hotel in February 2012 for $22.7 million, and invested an additional $4.05 million ($10,971/key) into the property between 2012 and 2015 to renovate the hotel, including an approximately $2.94 million property improvement plan that was completed between 2012-2013 that included upgrades to the building exterior, renovations to the meeting and function space and guestrooms, including renovations to soft goods, bathrooms and corridors.

At the time of TPG/Och-Ziff JV’s acquisition in 2012, the property was subject to a long term ground lease with Harry G. Pappas & Sons, LLC, as landlord and lessor. In early 2015, having completed an upgrade of the property, TPG/Och-Ziff JV began the process of marketing the hotel for sale, prompting the landlord to exercise a right of first offer option contained in the ground lease. The landlord then negotiated with TPG to form a joint venture which collapsed the ground lease structure by combining the improvements and the land, and eliminating the ground lease. As part of the new joint venture, TPG remained property manager and operating partner. Under the new ownership structure, TPG retains a 9.11% ownership stake in the new venture and Och-Ziff is no longer involved.

The Property. Holiday Inn Baltimore Inner Harbor consists of a 13-story tower and a 10-story tower, and is a 365-room full service hotel located in Baltimore, Maryland. At origination, the borrower reserved $4.0 million for renovations related to a proposed capital improvement plan, which includes exterior repairs, modernization of elevators and upgrades to the guestrooms. The capital improvement plan is not required by the franchise agreement.

The property has 365 rooms, including 206 double-queen rooms, 114 king rooms, 20 queen rooms, 13 Americans with Disabilities Act rooms and 12 suites. Guest room amenities include complimentary wireless internet, a microwave, a mini-refrigerator, a complimentary newspaper, laundry and valet service and a 32-inch HD flat screen television. Amenities at the property include 10,839 square feet of meeting space, which includes penthouse meeting rooms, three food and beverage outlets, an indoor swimming pool and sauna, a business center, a fitness center and a two-story parking garage. The property offers 212 parking spaces, for a parking ratio of approximately 0.58 spaces per room, which is operated by LAZ Parking Mid Atlantic LLC.

The hotel is well located in Baltimore’s central business district. Many of the largest generators of commercial room night demand are within a 1.4 mile radius of the property. This includes Legg Mason, T. Rowe Price, the University of Maryland School of Medicine, Constellation Energy (now an Exelon company) and IBM. The property is located only five blocks from the Inner Harbor, a historic waterfront section of Baltimore, one block from the approximately 1.2 million square foot Baltimore Convention Center, which holds an average of approximately 150 major events annually, and two blocks from Oriole Park at Camden Yards. Camden Yards is the home of the Baltimore Orioles, a Major League Baseball team, which drew in over 2.3 million attendees in 2015. The property is also in close proximity to many major demand generators in downtown Baltimore including the Hippodrome Theatre, the University of Maryland Baltimore, M&T Bank Stadium (the home of the NFL’s Baltimore Ravens) and Horseshoe Casino. According to the appraisal, there are several projects under development that are expected to generate strong demand for hotel rooms. Among such projects is the development of Harbor Point, a 27-acre waterfront project expected to bring approximately 910 apartments, 195,550 square feet of retail space, 1.6 million square feet of office space and 9.5 acres of open space. Additionally, the $200.0 million Maryland Proton Treatment Center is expected to open in 2015 at the University of Maryland BioPark in Baltimore, which will bring a highly advanced form of cancer treatment to the Baltimore-Washington region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Holiday Inn Baltimore Inner Harbor

There is currently a 200-room Crowne Plaza hotel under construction approximately six blocks east of the property with an estimated delivery date in 2016, though no opening date has been announced. The appraisal does not identify any additional properties that are currently under construction which are expected to be competitive with the property.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Holiday Inn Baltimore Inner Harbor (2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	58.1%	$123.49	$71.75	64.6%	$117.90	$76.13	111.2%	95.5%	106.1%
2013	58.9%	$123.69	$72.89	65.7%	$126.45	$83.06	111.5%	102.2%	114.0%
2014(4)	63.3%	$133.61	$84.56	69.3%	$135.64	$94.03	109.5%	101.5%	111.2%
TTM(4)(5)	62.9%	$133.85	$84.17	63.1%	$138.87	$87.57	100.3%	103.8%	104.0%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel Inner Harbor, Holiday Inn Express Baltimore @ The Stadiums, Days Inn Hotel Baltimore Inner Harbor, Lord Baltimore Hotel, Embassy Suites Baltimore Inner Harbor, Marriott Baltimore Inner Harbor @ Camden Yards and Hampton Inn Baltimore Downtown Convention Center.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the mortgaged property.
(4)	The decrease in 2014 occupancy to TTM occupancy is due to the Baltimore market losing demand after civil unrest took place in April 2015. Occupancy was particularly impacted as groups cancelled trips to Baltimore from April through the latter half of 2015. Due to the property’s location one block from the downtown convention center, the Holiday Inn Baltimore Inner Harbor property was more significantly impacted than competitors.
(5)	TTM represents the trailing 12-month period ending on October 31, 2015.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting & Group	Occ.	ADR	RevPAR
Holiday Inn Baltimore Inner Harbor	365	1964	10,839	45%	25%	30%	69.3%	$135.64	$94.03
Sheraton Hotel Inner Harbor	337	1985	12,460	40%	20%	40%	62.0%	$149.00	$92.38
Holiday Inn Express Baltimore @ The Stadiums	123	1963	600	45%	20%	35%	62.0%	$99.00	$61.38
Days Inn Hotel Baltimore Inner Harbor	249	1984	1,320	55%	30%	15%	62.0%	$117.00	$72.54
Lord Baltimore Hotel	431	1986	18,704	55%	35%	10%	54.0%	$110.00	$59.40
Embassy Suites Baltimore Inner Harbor	300	1967	32,312	60%	35%	5%	69.0%	$145.00	$100.05
Marriott Baltimore Inner Harbor @ Camden Yards	524	1985	6,200	50%	30%	20%	70.0%	$142.00	$99.40
Hampton Inn Baltimore Downtown Convention Center	126	2006	798	60%	30%	10%	80.0%	$134.00	$107.20
Total(2)	2,090

(1)     Based on the appraisal.

(2)     Excludes the Holiday Inn Baltimore Inner Harbor property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Holiday Inn Baltimore Inner Harbor

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	64.6%	65.7%	69.3%	63.1%	63.1%
ADR	$117.90	$126.45	$135.64	$138.87	$138.87
RevPAR(4)	$76.13	$83.06	$94.03	$87.57	$87.57

Room Revenue	$10,169,706	$11,065,676	$12,527,740	$11,666,021	$11,666,021	$31,962	82.3%
Food and Beverage Revenue	1,905,418	1,957,291	1,900,883	1,868,768	1,868,768	5,120	13.2
Other Departmental Revenue	738,423	627,910	608,426	637,873	637,873	1,748	4.5
Total Revenue	$12,813,547	$13,650,877	$15,037,049	$14,172,662	$14,172,662	$38,829	100.0%

Room Expense	$2,277,696	$2,403,478	$2,546,515	$2,456,295	$2,456,295	$6,730	21.1%
Food and Beverage Expense	1,407,815	1,428,955	1,417,977	1,346,979	1,346,979	3,690	72.1
Other Departmental Expenses	207,829	108,742	19,768	19,239	19,239	53	3.0
Departmental Expenses	$3,893,340	$3,941,175	$3,984,260	$3,822,513	$3,822,513	$10,473	27.0%

Departmental Profit	$8,920,207	$9,709,702	$11,052,789	$10,350,149	$10,350,149	$28,357	73.0%

Operating Expenses	$3,918,642	$4,123,690	$4,628,148	$4,534,435	$4,534,435	$12,423	32.0%
Gross Operating Profit	$5,001,565	$5,586,012	$6,424,641	$5,815,714	$5,815,714	$15,933	41.0%

Management Fees	$380,401	$409,526	$451,831	$424,408	$425,180	$1,165	3.0%
Property Taxes	699,317	682,968	680,874	573,836	706,966	1,937	5.0
Property Insurance	107,072	109,451	113,944	109,187	126,989	348	0.9
FF&E	512,542	546,035	601,482	566,906	566,906	1,553	4.0
Total Other Expenses(5)	$1,699,332	$1,747,980	$1,848,131	$1,674,337	$1,826,041	$5,003	12.9%

Net Operating Income	$3,302,233	$3,838,032	$4,576,510	$4,141,377	$3,989,673	$10,931	28.2%
Net Cash Flow	$3,302,233	$3,838,032	$4,576,510	$4,141,377	$3,989,673	$10,931	28.2%

(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.
(2)	Per Room values based on 365 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009, 2010 and 2011 was $83.31, $60.52, $70.01 and $76.50, respectively.
(5)	2012 Total Other Expenses, 2013 Total Other Expenses, 2014 Total Other Expenses and TTM Total Other Expenses are exclusive of amounts associated with ground rent paid as part of the previous leasehold structure.

Property Management. The property is managed by TPG BIH Hotel Manager, LLC, a Maryland limited liability company and an affiliate of the loan sponsor. The current management agreement commenced on November 24, 2015 and has an expiration date on December 31, 2022 with three three-year extension options. This agreement provides for a contractual management fee of 3.0% of gross revenues. There is also a beverage management agreement between the manager and PMD Beverage Services, LLC, a Maryland limited liability company. The beverage management agreement became effective on November 24, 2015 and has an expiration date on November 23, 2016 with automatic one-year extensions unless otherwise terminated by either party upon 30 days notice. The management fee is subordinate to the liens and interests of the Holiday Inn Baltimore Inner Harbor mortgage loan.

Franchise Agreement. The property has a franchise agreement with Holiday Hospitality Franchising, LLC. The current franchise agreement became effective on February 3, 2012 and will terminate on November 30, 2024. This agreement provides for a 3.0% services contribution fee based on gross room revenue, a 5.0% royalty fee based on gross room revenue and a technology fee of $12.50 per guest room. All fees are payable on a monthly basis.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for renovation reserves, $233,530 for real estate taxes and $47,242 for FF&E reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $46,706.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as no event of default exists and either (i) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents or (ii) the borrower provides satisfactory evidence that the borrower is financing premiums through a premium financing agreement and deposits 115% of the regularly scheduled monthly installments in the reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Holiday Inn Baltimore Inner Harbor

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 4.0% of gross revenues of the calendar month occurring two calendar months prior to such payment date for FF&E.

PIP Reserves - In the event the borrower is required to complete a property improvement plan, the borrower is required, on a monthly basis, to deposit an amount reasonably estimated by the lender to complete the plan.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deliver written instructions to credit card companies to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Cash Sweep Event (as defined below). During the continuance of a Cash Sweep Event, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or manager or (iii) the debt service coverage ratio (as calculated in the loan documents and tested quarterly) based on the trailing 12-month period immediately preceding the date of determination is less than 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	840,436
Loan Purpose:	Recapitalization	Location:	Detroit, MI
Borrower:	660 Woodward Associates LLC	Year Built / Renovated:	1921 / 2013
Sponsor:	Rock Ventures	Occupancy:	92.0%
Interest Rate:	4.77400%	Occupancy Date:	7/28/2015
Note Date:	9/10/2015	Number of Tenants:	37
Maturity Date:	10/1/2020	2012 NOI(2):	($286,024)
Interest-only Period:	24 months	2013 NOI(3):	$3,577,559
Original Term:	60 months	2014 NOI(3):	$7,170,662
Original Amortization:	360 months	TTM NOI (as of 5/2015)(4)(5):	$7,531,582
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$18,440,830
Lockbox:	CMA	UW Expenses:	$10,058,848
Additional Debt:	Yes	UW NOI(4):	$8,381,981
Additional Debt Balance:	$40,000,000	UW NCF:	$7,812,208
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$106,000,000 / $126
		Appraisal Date:	8/28/2015

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$159,603	$30,991	N/A	Maturity Date Loan / SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.0%
Replacement Reserves:	$14,007	$14,007	$336,174	Maturity Date LTV:	63.0%
TI/LC:	$35,018	$35,018	$850,000	UW NCF DSCR:	1.78x
Other:	$8,482,684	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$70,000,000	100.0%	Return of Equity	$60,355,054	86.2%
			Upfront Reserves	8,691,312	12.4
			Closing Costs	953,634	1.4
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

(1)	The First National Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $70.0 million First National Building Whole Loan.

(2)	The negative 2012 NOI is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and the loan sponsor subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.

(3)	The increase in 2014 NOI from 2013 NOI is primarily driven by the impact of rent abatements in the form of lower rents given to new tenants after the renovations in 2011 and 2012.

(4)	The increase in UW NOI from TTM NOI is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman Miller Schwartz & Cohn LLP (“Honigman”) lease.

(5)	Per borrower provided operating statements, for the trailing 12-month period ending September 30, 2015, TTM NOI was $7,042,757.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

The Loan. The First National Building loan is secured by a first mortgage lien on a 26-story, 840,436 square foot office building located in Detroit, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of $70.0 million (the “First National Building Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $30.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $40.0 million and was contributed to the JPMBB 2015-C32 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 trust. The trustee of the JPMBB 2015-C32 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the First National Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The First National Building Whole Loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the First National Building loan is 660 Woodward Associates LLC, a Michigan limited liability company and special purpose entity.

The Loan Sponsor. The nonrecourse carve-out guarantor is Zup Ventures LLC, an affiliate of the loan sponsor, Rock Ventures. Rock Ventures is the CRE investment vehicle of Dan Gilbert. Dan Gilbert is the founder of Quicken Loans, the country’s largest online home lender, and the owner of the Cleveland Cavaliers. Since 2010, the loan sponsor has acquired more than 70 properties in Detroit with a value of approximately $1.7 billion, making Rock Ventures the largest property owner in the city. Bedrock Real Estate Services, the full service property management firm of Rock Ventures, manages more than 80 assets totaling approximately 13.0 million square feet in Detroit. The loan sponsor purchased the property for approximately $8.1 million in 2011, when occupancy was less than 50.0% and the property was not generating any operating income. According to the loan sponsor, since 2011 it has spent more than $110.0 million to completely renovate the property. Upgrades included a lobby and exterior façade renovation, a new building integration system, parking deck repairs and the installation of universal card readers.

The Property. The First National Building property consists of a 26-story building with 840,436 square feet of Class A office space and the adjoining parking garage. The First National Building property was constructed in 1921 and is situated on approximately 1.06 acres. The First National Building, originally designed by architect Albert Kahn, is known as a unique asset in the Detroit market. The “Z” shape of the property maximizes the natural light and ventilation to the office spaces. Tenants at the property also have access to the adjoining parking garage that offers 472 spaces, or 0.56 spaces per 1,000 square feet, allocated solely for tenant use. Access to the First National Building is provided by East Congress Street, Bates Street, Woodard Avenue and Cadillac Square. The Interstate 75 expressway is located approximately 3.2 miles west of the property, and provides direct access to Interstate 94 and Interstate 96. These expressways will all have access to Interstate 275 in early 2016, and Congress Station (a station on the light rail system) will be located across from the property. It is expected that this will serve as easy access to many of Detroit’s most popular attractions, including the new approximately $650.0 million Detroit Events Center, which upon completion will be the location of the new Red Wings arena.

As of July 28, 2015, the property was 92.0% occupied by 37 tenants. The largest tenant at the property, Title Source, Inc. (“TSI”) leases 53.7% of the net rentable area through January 2023 and has occupied the space since July 2012. Affiliated with the loan sponsor, TSI is the largest independent provider of title insurance, property valuations and settlement services in the nation and the leading provider of settlement services for residential and commercial lending institutions. TSI is recognized as a preferred provider for five of the top 20 Fortune 100 companies and was named as a Detroit Free Press Top Workplace for the past six years. The property serves as the global headquarters for TSI, which accounts for approximately 60.3% of the in-place base rent at the property. TSI subleases approximately 37,695 square feet of its space to One Reverse Mortgage, LLC and 49,407 square feet of its space to Quicken Loans, Inc. Both sub-tenants are affiliates of the loan sponsor and TSI and sublease their spaces through January 2023. The second largest tenant, Honigman, leases approximately 25.4% of the net rentable area through November 2025 and has occupied the space since 1948. Honigman has executed a 10-year lease extension and will pay new rental rates ranging from $10.00 to $23.50 per square foot, with a weighted average of $21.09 per square foot. Honigman is a business law firm serving clients both nationally and internationally and is one of the 100 largest law firms in the nation. Honigman is currently headquartered at the property and accounts for 29.3% of the in-place base rent. The third largest tenant, United Way For Southeastern Michigan (“United Way SE”), leases approximately 5.4% of the net rentable area through November 2018 and has occupied the space since December 2008. United Way SE is the local branch of a national non-profit, United Way. United Way SE has partnered with the Greater Detroit community to improve local communities. United Way SE accounts for approximately 2.2% of the in-place base rent at the property. Since the beginning of 2015, the loan sponsor has executed five new or renewal leases, including Honigman. These leases account for 223,770 square feet (approximately 26.6% of the net rentable area).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

The First National Building property is located in the central business district of Detroit. The property is adjacent to Campus Martius Park, located in downtown Detroit. Many demand drivers are located less than one mile from the property, including the Theatre District, Comerica Park and Ford Field. The Detroit Medical Center, with approximately 12,000 employees and more than 2,000 licensed beds, is 2.0 miles north. All of these locations will be accessible from the M1 Light Rail System. The property also benefits from its proximity to major public transportation lines, including Amtrak, which is located 4.3 miles north, and the Canadian rail service, which is accessible from the Windsor Train Terminal and located immediately across the Detroit River. Additionally, the property is located approximately 20.1 miles northeast of the Detroit-Metropolitan Wayne Country Airport.

According to the appraisal, the property is located in the Detroit central business district office submarket. As of the second quarter of 2015, the submarket consisted of 161 buildings totaling approximately 26.5 million square feet of office space with an overall vacancy rate of 14.0% and average rents of $20.80 per square foot. This compares to 15.2% and $20.07 per square foot, respectively, when compared with the first quarter of 2015. The appraisal identified six directly comparable office properties built between 1917 and 2006 ranging in size from 245,862 to 957,355 square feet. The comparable office properties reported occupancies ranging from 97.0% to 100.0% with a weighted average of approximately 99.7%. Asking rents for the comparable office properties range from $19.40 to $25.00 per square foot. The appraisal concluded an office market rent of $22.50. The average in-place rent for the property is $19.28 per square foot, which is below the appraisal’s concluded office market rents. The appraisal also identified five mixed-use properties with comparable retail rentals. Asking rents for the comparable retail properties range from $19.50 to $21.80 per square foot. The appraisal concluded a retail market rent of $23.00 per square foot. Additionally, the appraisal identified twelve comparable parking garage properties ranging in size from 440 spaces to 1,850 spaces. The daily rates at the comparable garages ranged from $5.00 to $18.00 per space with monthly rates ranging from $75.00 to $264.00.

Historical and Current Occupancy(1)
2012	2013	2014(2)	Current(3)
86.7%	91.8%	92.6%	92.0%

(1)	Historical Occupancies are as of December 31 for 2012 and 2013, and January 31, 2015 for 2014.

(2)	2014 Occupancy represents as-stabilized occupancy.

(3)	Current Occupancy is as of July 28, 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Title Source, Inc.(2)	NA / NA / NA	451,122	53.7%	$20.50	60.3%	1/31/2023
Honigman Miller Schwartz & Cohn LLP(3)	NA / NA / NA	213,528	25.4%	$21.09	29.3%	11/30/2025
United Way For Southeastern Michigan	NA / NA / NA	44,969	5.4%	$7.59	2.2%	11/30/2018
SOMAT Engineering, Inc.	NA / NA / NA	7,057	0.8%	$17.00	0.8%	2/28/2017
Local Initiatives Support Corporation	NA / NA / NA	5,822	0.7%	$21.00	0.8%	5/31/2017
Goss, L.L.C.	NA / NA / NA	4,942	0.6%	$17.55	0.6%	4/30/2026
Bassett & Bassett, Inc.	NA / NA / NA	4,309	0.5%	$18.55	0.5%	12/31/2017
The Bieri Company	NA / NA / NA	3,605	0.4%	$18.65	0.4%	9/30/2018
Central Bar & Grill LLC	NA / NA / NA	3,058	0.4%	$22.66	0.5%	5/31/2025
TJA Staffing Services, Inc.	NA / NA / NA	2,974	0.4%	$14.50	0.3%	10/31/2016

(1)	Based on the underwritten rent roll.

(2)	TSI is affiliated with the loan sponsor. TSI subleases approximately 37,695 square feet and 49,407 square feet to One Reverse Mortgage, LLC and Quicken Loans, Inc., respectively.

(3)	Honigman occupies space on floors 19-25. The $21.09 per square foot rent represents a weighted average of the underwritten rent that Honigman pays. Honigman may terminate its lease as to approximately 20% of its leased space upon 90 days’ written notice to the mortgage borrower. The mortgage loan was underwritten based on the full leased space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	67,642	8.0%	NAP	NAP	67,642	8.0%	NAP	NAP
2015 & MTM	4	3,643	0.4	68,054	0.4%	71,285	8.4%	$68,054	0.4%
2016	5	8,237	1.0	143,050	0.9	79,522	9.4%	$211,103	1.3%
2017	8	23,510	2.8	421,671	2.7	103,032	12.2%	$632,775	4.0%
2018	6	54,271	6.5	519,792	3.4	157,303	18.7%	$1,152,566	7.4%
2019	2	2,176	0.3	45,713	0.3	159,479	19.0%	$1,198,279	7.7%
2020	4	5,558	0.7	167,063	1.1	165,037	19.7%	$1,365,342	8.8%
2021	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2022	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2023	1	451,122	53.7	9,248,001	60.3	616,159	73.4%	$10,613,343	69.1%
2024	1	2,749	0.3	68,725	0.4	618,908	73.7%	$10,682,068	69.5%
2025	2	216,586	25.8	4,572,909	29.8	835,494	99.4%	$15,254,977	99.4%
2026 & Beyond	4	4,942	0.6	89,812	0.6	840,436	100.0%	$15,344,789	100.0%
Total	37	840,436	100.0%	$15,344,789	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$15,344,789	$18.26	76.7%
Vacant Income	0	0	0	0	847,150	1.01	4.2
Gross Potential Rent	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$16,191,938	$19.27	80.9%
Parking Income	586,870	764,550	830,190	851,634	908,602	1.08	4.5
Other Reimbursements	1,284,693	2,660,619	2,923,198	3,029,590	2,907,152	3.46	14.5
Net Rental Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$20,007,693	$23.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,566,864)	(1.86)	(7.8)
Effective Gross Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$18,440,830	$21.94	92.2%

Total Expenses	$6,656,156	$8,797,498	$9,255,523	$9,171,419	$10,058,848	$11.97	54.5%

Net Operating Income(4)	($286,024)	$3,577,559	$7,170,662	$7,531,582	$8,381,981	$9.97	45.5%

Total TI/LC, Capex/RR	0	0	0	0	569,774	0.68	3.1
Net Cash Flow	($286,024)	$3,577,559	$7,170,662	$7,531,582	$7,812,208	$9.30	42.4%

(1)	TTM column represents the trailing 12-month period ending on May 31, 2015. Per borrower provided operating statements, for the trailing 12-month period ending on September 30, 2015, Effective Gross Income, Total Expenses and Net Operating Income were $16,410,950, $9,368,193 and $7,042,757, respectively.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman lease.

(4)	The negative 2012 Net Operating Income is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and it subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.

Property Management. The First National Building property is managed by Bedrock Management Services LLC, a Michigan limited liability company and an affiliate of the loan sponsor. The current management agreement commenced on August 23, 2011, has a five-year term and will automatically renew for successive three-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of the greater of (i) 4.0% of gross income or (ii) $50,000, payable on a monthly basis. The management fees related to the First National Building property are subordinate to the liens and interests of the First National Building loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

First National Building

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $6.3 million for outstanding tenant improvements, approximately $1.7 million for free rent, $563,811 for leasing commissions, $159,603 for real estate taxes, $35,018 for future tenant improvements and leasing commissions and $14,007 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $30,991.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that (a) the property is insured as part of a blanket policy in accordance with the loan documents, and (b) the borrower has paid all required insurance premiums when due in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,007 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is capped at $336,174 (approximately $0.40 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $35,018 (approximately $0.50 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is capped at $850,000 (approximately $1.01 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) the date on which the debt service coverage ratio, as calculated in the loan documents, based on trailing three months of gross income from operations, is less than 1.15x or (iv) Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” means any of the following: (i) notification from either Honigman or TSI of its intention to (a) terminate or not extend or renew its lease (b) substantially or completely vacate its leased premises, or (c) not renew its lease on or prior to the required date to renew as outlined in such lease, (ii) either Honigman or TSI “goes dark”, vacates or abandons its leased premises, or (iii) either Honigman or TSI is or becomes subject to a bankruptcy action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,046,000	Title:	Fee
Cut-off Date Principal Balance:	$25,046,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.1%	Net Rentable Area (Units):	704
Loan Purpose:	Refinance	Location:	Mobile, AL
Borrower:	C-K Knollwood LLC	Year Built / Renovated:	1978 / 1983
Sponsors:	Craig Koenigsberg and	Occupancy:	93.2%
	Howard Parnes	Occupancy Date:	8/25/2015
Interest Rate:	4.44500%	Number of Tenants:	N/A
Note Date:	10/6/2015	2012 NOI:	$2,226,522
Maturity Date:	11/1/2025	2013 NOI:	$2,093,739
Interest-only Period:	60 months	2014 NOI:	$2,310,609
Original Term:	120 months	TTM NOI (as of 10/2015):	$2,596,210
Original Amortization:	360 months	UW Economic Occupancy:	93.1%
Amortization Type:	IO-Balloon	UW Revenues:	$4,957,295
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Expenses:	$2,128,664
Lockbox:	Springing	UW NOI:	$2,828,631
Additional Debt:	N/A	UW NCF:	$2,652,631
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,500,000 / $47,585
Additional Debt Type:	N/A	Appraisal Date:	8/26/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$35,577
Taxes:	$238,984	$24,500	N/A	Maturity Date Loan / Unit:	$32,525
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.8%
Replacement Reserves:	$312,528	$14,667	N/A	Maturity Date LTV:	68.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.75x
Other:	$214,308	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,046,000	100.0%	Payoff Existing Debt	$23,495,787	93.8%
			Upfront Reserves	765,820	3.1
			Return of Equity	520,716	2.1
			Closing Costs	263,677	1.1
Total Sources	$25,046,000	100.0%	Total Uses	$25,046,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Knollwood Apartments loan has an outstanding principal balance of approximately $25.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a 704-unit, Class B garden-style multifamily property located in Mobile, Alabama. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the WBCMT 2005-C22 transaction.

The Borrower. The borrowing entity for the loan is C-K Knollwood LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. Craig Koenigsberg is co-founder, president and CEO of CLK Properties, a privately owned real estate holding company currently headquartered in Woodbury, New York. Founded in 1980, CLK Properties has more than 95 assets in 31 cities, with over 22,000 residential units and over 2.5 million square feet of commercial space. Howard Parnes has been active in real estate finance, management and ownership for over 49 years. Over the past four decades Howard Parnes has been involved in the acquisition, ownership and sale of over 5,000 properties, largely throughout the New York area and around the country.

The loan sponsors acquired the property in 2001 for $19.2 million. The property has undergone renovations consisting of carpet replacement, new appliances, HVAC replacement and new tiles and flooring. The loan sponsors have invested approximately $986,244 (or $1,401 per unit) in capital expenditures between 2012 and July 2015.

The Property. The Knollwood Apartments property is a 704-unit, Class B garden-style multifamily property located in Mobile, Alabama. Built in 1978 and renovated in 1983, the property is situated on 40.2 acres and consists of 46 two-story apartment buildings comprised of 320 one-bedroom units, 272 two-bedroom/one-bathroom units and 112 two-bedroom/two-bathroom units. As of August 25, 2015, the property was 93.2% occupied. The unit features include washer and dryer connections, dishwashers and garbage disposals, while selected units feature outside storage, fireplaces and pool views. Property amenities include six landscaped swimming pools, two lighted tennis courts, a fitness center, six laundry facilities, a party room and office space. Additionally, the property has 1,250 parking spaces, resulting in a parking ratio of approximately 1.78 spaces per unit.

The Knollwood Apartments property is situated approximately 8.5 miles west of the Mobile central business district and approximately 6.0 miles east of Mobile Regional Airport. The Knollwood Apartments property is located within the Mobile market statistical area, which is the third largest metro area in Alabama with approximately 416,500 residents. Its location has strong transportation infrastructure, with increased traffic expected to come through the Port of Mobile after the Panama Canal expansion project’s expected completion in 2016. Located approximately 10.0 miles northeast of the property, it is reported that the Port of Mobile is actively making investments in its facilities to accommodate the new capacity, including approximately $50 million of improvements to its port facilities, two super-Post Panamax cranes and additional container capacity. The property is located approximately 1.0 mile from Cottage Hill Park, a family-friendly park with baseball, football and soccer fields, a children’s playground, a dog park and multiple running and walking paths. The property is also approximately 3.0 miles from Providence Hospital, a 349-bed high-rise hospital, which is one of the major private employers in the Mobile metro area. Other primary employers in the area include the University of South Alabama & University of South Alabama Health System, Mobile Infirmary Medical Center, Austal, Walmart, AltaPointe, Springhill Medical Hospital, Winn Dixie Food Stores and UTC Aerospace Systems. Employment in the Mobile metro area has been growing since 2011 and is projected to grow through 2020, with the greatest concentration of growth to occur in the next few years. Regional access to the property’s neighborhood is mainly provided by Interstate 65, which is located approximately 5.0 miles to the east.

The property is located within the Mobile apartment market. The market had a 4.1% vacancy rate as of the second quarter of 2015. The market vacancy has trended downward over the last three years with average vacancies of 6.6% in 2012, 5.3% in 2013 and 4.9% in 2014. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the property is 11,522, 75,090 and 142,559 people, respectively. The 2015 estimated average household income within a one-, three- and five-mile radius of the property is $67,813, $65,352 and $64,404, respectively. As of June 2015, the market contained 18,883 units across 114 properties, according to Reis’ market research report. The appraisal identified four comparable rentals proximate to the Knollwood Apartments property. The Knollwood Apartments property’s comparables range in average unit size from 695 to 923 square feet with an average of 770 square feet, and indicate an effective rental range of $530 to $682, with an average of $619. The comparable properties reported occupancies ranging from 85.0% to 98.0% with a weighted average occupancy of approximately 93.4%. Currently, the Mobile apartment submarket has 295 units under construction and another 774 units in planning.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
87.3%	87.8%	88.7%	93.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 25, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy(2)	Average Unit Size (SF)	Average Market Rent Per Unit(2)	Average Monthly In- Place Rents(2)
1 BR / 1 BA	319	45.3%	298	93.4%	670	$552	$526
2 BR / 1 BA	272	38.6	254	93.4%	1,000	$644	$628
2 BR / 2 BA	112	15.9	104	92.9%	1,000	$683	$670
Model Unit	1	0.1	0	0.0%	670	$0	$0
Total / Wtd. Average	704	100.0%	656	93.2%	850	$607	$588
(1)	Based on the rent roll dated August 25, 2015 provided by the borrower.
(2)	Occupancy, Average Market Rent Per Unit and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,059,653	$3,968,433	$4,143,709	$4,381,037	$4,628,472	$6,575	93.1%
Vacant Income	0	0	0	0	344,768	490	6.9
Gross Potential Rent	$4,059,653	$3,968,433	$4,143,709	$4,381,037	$4,973,240	$7,064	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,059,653	$3,968,433	$4,143,709	$4,381,037	$4,973,240	$7,064	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(343,154)	(487)	(6.9)
Other Income(3)	270,282	293,442	298,627	341,535	327,209	465	6.6
Effective Gross Income	$4,329,936	$4,261,875	$4,442,336	$4,722,572	$4,957,295	$7,042	99.7%

Total Expenses	$2,103,414	$2,168,136	$2,131,727	$2,126,362	$2,128,664	$3,024	42.9%

Net Operating Income	$2,226,522	$2,093,739	$2,310,609	$2,596,210	$2,828,631	$4,018	57.1%

Replacement Reserves(4)	176,000	176,000	176,000	176,000	176,000	250	3.6
Net Cash Flow	$2,050,522	$1,917,739	$2,134,609	$2,420,210	$2,652,631	$3,768	53.5%
(1)	TTM column represents the trailing 12-month period ending on October 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income represents bad debt recoveries, late fee income, legal fee income, termination fees, pet fees, telephone commissions and other miscellaneous income.
(4)	Historical Replacement Reserves have been normalized to reflect $250 per unit.

Property Management. The Knollwood Apartments property is managed by CLK Multi Family Management, LLC, an affiliate of the borrower. The current management agreement became effective on October 1, 2015, has a 12-month term and will automatically renew on a month-to-month basis, unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of rental income, payable on a monthly basis. The management fees are subordinate to the liens and interests of the Knollwood Apartments loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $312,528 for replacement reserves, $238,984 for real estate taxes and $214,308 for an immediate repairs reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $24,500.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,667 (approximately $250 per unit annually) for replacement reserves. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Knollwood Apartments

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon the occurrence of a Lockbox Event (as defined below), the borrower is required to establish the lockbox account and deposit all rents and payments into the lockbox account. During a Cash Sweep Event (as defined below), all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender and all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Lockbox Event” means the occurrence of (i) a Cash Sweep Event or (ii) the date on which the debt service coverage ratio as calculated in the loan documents based on a trailing six months of gross income from operations is less than 1.25x.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager or (iii) the date on which the debt service coverage ratio as calculated in the loan documents based on a trailing six months of gross income from operations is less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	370
Loan Purpose:	Refinance	Location:	Tulsa, OK
Borrower:	IProcTulsa, LLC	Year Built / Renovated:	1985 / 2012
Sponsor:	Investcorp US Real Estate, LLC	Occupancy / ADR / RevPAR(1):	64.4% / $100.22 / $64.53
Interest Rate:	5.07000%	Occupancy / ADR / RevPAR Date:	9/30/2015
Note Date:	11/12/2015	Number of Tenants:	N/A
Maturity Date:	12/1/2020	2012 NOI:	$1,740,964
Interest-only Period:	None	2013 NOI:	$2,140,304
Original Term:	60 months	2014 NOI(1):	$2,460,379
Original Amortization:	360 months	TTM NOI (as of 9/2015)(1):	$2,138,760
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	64.4% / $100.22 / $64.53
Call Protection(2):	Grtr1%orYM(36),O(24)	UW Revenues:	$11,898,479
Lockbox:	Hard	UW Expenses:	$9,678,580
Additional Debt:	N/A	UW NOI:	$2,219,899
Additional Debt Balance:	N/A	UW NCF:	$2,219,899
Additional Debt Type:	N/A	Appraised Value / Per Room(3):	$34,200,000 / $92,432
		Appraisal Date:	10/1/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$54,054
Taxes:	$278,206	$21,992	N/A	Maturity Date Loan / Room:	$49,911
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	58.5%
FF&E Reserves:	$38,772	4% of Gross Revenues	N/A	Maturity Date LTV(3):	54.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.71x
Other:	$4,019,000	$19,000	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Payoff Existing Debt	$14,317,069	71.6%
			Upfront Reserves	4,335,978	21.7
			Return of Equity	817,014	4.1
			Closing Costs	529,938	2.6
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	The decline in TTM NOI from 2014 NOI was related to a one-time large group booking that occurred in July 2014 and did not repeat in July 2015, as well as additional rooms being absorbed into the market and general market softness. Additionally, according to the loan sponsor, the decline in Occupancy was a result of a late Labor Day and a large local soccer tournament that was cancelled two weeks prior to schedule. Per the loan sponsor, 200 rooms that were originally booked for the weekend of August 22, 2015 were canceled as a result of the soccer tournament cancellation.
(2)	There is no lockout period.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that the proposed renovations to the property related to the property improvement plan have been completed. At origination, the borrower reserved $4.0 million for the renovations. The “as-is” value as of October 1, 2015 is $29.5 million, which results in a Cut-off Date LTV and Maturity Date LTV of 67.8% and 62.6%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The DoubleTree Tulsa Warren Place loan has an outstanding principal balance as of the Cut-off Date of $20.0 million and is secured by a first mortgage lien on the leasehold interest in a 370-room full service hotel located in Tulsa, Oklahoma. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the WBCMT 2006-C23 transaction.

The Borrower. The borrowing entity for the loan is IProcTulsa, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Investcorp US Real Estate, LLC, a Delaware limited liability company and affiliate of Investcorp International, Inc (“Investcorp”). Founded in 1982, Investcorp is a global investment group serving high net worth and institutional investors with offices in London, New York and Bahrain. Investcorp is currently traded publicly on the Bahrain Stock Exchange (INVCORP). The company offers its clients alternative investment products ranging from hedge funds to corporate investments to real estate. Since 1982, Investcorp’s corporate investment business has engaged in over 150 investments totaling over $36 billion in transaction value across a range of sectors including retail and consumer products, technology, business services and industrials. Additionally, since 1996, Investcorp’s real estate group has completed over 300 property investments totaling more than $11 billion in value and has averaged annual transaction volumes of approximately $1.0 billion per year. Investcorp currently owns a portfolio of 17 hotels totaling 4,700 rooms.

The DoubleTree Tulsa Warren Place property was acquired in 2007 through a joint venture between Investcorp and The Procaccianti Group (an affiliate of the current property manager) for approximately $31.4 million. According to the loan sponsor, since 2009, over $2.3 million (approximately $6,273 per room) has been invested in capital expenditures which included HVAC system replacements, guestroom upgrades, exterior upgrades, elevator and roof upgrades and general building systems upgrades. At origination, $4.0 million (approximately $10,811 per room) was reserved to complete renovations related to a property improvement plan required by the franchise agreement. The property improvement plan renovations will begin in January 2016 and are expected to include a full renovation of guest rooms and suites, full renovation to the guestroom corridors, lobby and business center upgrades, renovation of the retail shop, restaurant facilities, meeting space and executive lounge and guestroom balcony upgrades. According to the loan sponsor, renovations are projected to result in minimal revenue displacement and are required by the franchise agreement to be completed by February 2017.

The Property. DoubleTree Tulsa Warren Place is a nine-story, 370-room, full service hotel located in Tulsa, Oklahoma. The property was originally developed in 1985 and is situated on approximately 3.07 acres. The DoubleTree Tulsa Warren Place property features a restaurant, lobby bar and lounge and Starbucks coffee kiosk. The restaurant, Warren Duck Club, serves breakfast, lunch and dinner to hotel guests while the Made Market Lounge serves alcoholic beverages until midnight. The hotel offers 20,662 square feet of meeting spaces, which includes an 11,510 square foot grand ballroom and five smaller ballrooms and meeting rooms. Additional amenities at the property include a gift shop, fitness center, business center, pool, hiking and jogging track and laundry and valet service. Additionally, the hotel contains 570 parking spaces resulting in a parking ratio of approximately 1.54 spaces per room. Parking consists of 20 on-site parking spaces and an adjacent parking garage that contains 550 spaces. While the hotel does not incur a charge to use the parking spaces, the hotel is responsible for 31% of the parking garage’s yearly maintenance costs, taxes and insurance expenses.

The property has 370 rooms, including 200 king rooms, 144 queen-queen rooms, 14 executive suites and 12 handicap accessible rooms. All guestrooms feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator and a 37-inch high definition television. The executive suites feature two separate rooms with additional amenities including a separate dining room and small kitchenette. Additionally, the executive suites provide access to an executive lounge located on the ninth floor of the property. The lounge provides a complimentary breakfast buffet and evening receptions.

The DoubleTree Tulsa Warren Place property is located at the intersection of South Yale Avenue and East 61 Street and access to the property is provided via both roadways. The property benefits from its proximity to the Interstate-44 exchange, located approximately 1.5 miles north, as well as Route 64 and Route 169. The Interstate-44 exchange provides regional access to the surrounding areas, including the Tulsa central business district which is located approximately 10.5 miles northwest of the property. The DoubleTree Tulsa Warren Place property is located within a 52-acre mixed-use development and is situated directly between One Warren Place and Two Warren Place, two Class A office towers totaling approximately 960,000 square feet. The two towers are the tallest suburban office buildings in Oklahoma and major tenants include Linde Process Plants Inc., McKesson Corporation, QEP Resources, Merrill Lynch, Bank of Oklahoma, Apache Corporation, T.D. Williamson, SemGroup LP and Trust Company of Oklahoma. Additionally, the DoubleTree Tulsa Warren Place property is located across the street from Saint Francis Hospital, a major trauma and emergency center in Tulsa and the region’s only children’s hospital. The hospital currently employs approximately 8,500 people and recently completed a $206 million expansion. Additional attractions located nearby the property include Woodland Hills Mall, an approximately 1.1 million square foot super regional shopping mall currently owned by Simon Property Group and anchored by Macy’s, Dillard’s, JCPenney and Sears. LaFortune Park and Golf Course, Southern Hills Country Club and Oral Roberts University are also located in the surrounding area. Tulsa International Airport is located approximately 11.5 miles northeast of the DoubleTree Tulsa Warren Place property. According to the appraisal, as of 2015, the estimated population within the Tulsa metropolitan statistical area was approximately 975,800 people with a median household income of $51,400. Additionally, the appraisal did not identify any new construction expected to directly compete with the property as all new and proposed construction is limited- and select-service, extended stay or casino properties and do not cater to the same market as the full service DoubleTree Tulsa Warren Place property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			DoubleTree Tulsa Warren Place(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	52.9%	$82.16	$43.46	59.8%	$95.69	$57.19	113.0%	116.5%	131.6%
2013	57.6%	$83.34	$47.99	66.9%	$95.13	$63.63	116.1%	114.1%	132.6%
2014	60.8%	$84.37	$51.30	67.3%	$103.03	$69.31	110.7%	122.1%	135.1%
TTM(4)(5)	61.1%	$92.32	$56.37	64.4%	$100.22	$64.53	105.4%	108.6%	114.5%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Marriott Tulsa Southern Hills, Hyatt Regency Tulsa, Crowne Plaza Tulsa Southern Hills, DoubleTree Tulsa Downtown, Autograph Collection Ambassador Hotel Tulsa and Renaissance Tulsa Hotel & Convention Center.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on September 30, 2015.
(5)	The decrease in TTM RevPAR from 2014 RevPAR is driven by a decline in occupancy which was a result of a one-time large group booking that occurred in July 2014, a late Labor Day and a large local soccer tournament that was cancelled two weeks prior to schedule. Per the loan sponsor, 200 rooms that were originally booked for the weekend of August 22, 2015 were canceled as a result of the soccer tournament cancellation.

Competitive Hotels Profile(1)

				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group	Occupancy	ADR	RevPAR
DoubleTree Tulsa Warren Place	370	1985	20,662	10%	60%	30%	65.0%	$100.37	$64.84
Marriott Tulsa Southern Hills	378	1984	43,000	10%	35%	55%	55.0%	$96.00	$52.80
Hyatt Regency Tulsa	454	1978	38,000	15%	45%	40%	64.0%	$78.00	$49.92
Crowne Plaza Tulsa Southern Hills	286	1982	13,000	25%	40%	35%	51.0%	$68.00	$34.68
DoubleTree Tulsa Downtown	417	1982	22,867	10%	60%	30%	64.0%	$95.00	$60.80
Autograph Collection Ambassador Hotel Tulsa	55	1999	1,361	35%	55%	10%	66.0%	$188.00	$124.08
Renaissance Tulsa Hotel & Convention Center	300	2003	50,000	5%	50%	45%	71.0%	$105.00	$74.55
Total(2)	1,890
(1)	Based on the appraisal.
(2)	Excludes the DoubleTree Tulsa Warren Place property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy(4)	59.8%	66.9%	67.3%	64.4%	64.4%
ADR	$95.69	$95.13	$103.03	$100.22	$100.22
RevPAR(5)	$57.19	$63.63	$69.31	$64.53	$64.53

Room Revenue	$7,722,760	$8,593,080	$9,360,546	$8,714,630	$8,714,730	$23,553	73.2%
Food and Beverage Revenue	3,592,353	3,674,341	3,089,582	3,052,137	3,052,172	8,249	25.7
Other Departmental Revenue	235,001	222,428	104,511	131,575	131,577	356	1.1
Total Revenue	$11,550,114	$12,489,849	$12,554,639	$11,898,342	$11,898,479	$32,158	100.0%

Room Expense	$1,959,595	$2,087,866	$1,916,753	$1,866,018	$1,866,039	$5,043	21.4%
Food and Beverage Expense	2,409,867	2,456,375	2,099,686	2,033,615	2,033,638	5,496	66.6
Other Departmental Expenses	142,935	148,867	246,149	274,997	246,042	665	187.0
Departmental Expenses	$4,512,397	$4,693,108	$4,262,588	$4,174,630	$4,145,720	$11,205	34.8%

Departmental Profit	$7,037,717	$7,796,741	$8,292,051	$7,723,712	$7,752,759	$20,953	65.2%

Operating Expenses	$3,933,360	$4,202,803	$4,307,208	$4,097,250	$4,097,297	$11,074	34.4%
Gross Operating Profit	$3,104,357	$3,593,938	$3,984,843	$3,626,462	$3,655,462	$9,880	30.7%

Management Fees	$347,374	$370,273	$381,408	$357,918	$356,954	$965	3.0%
Property Taxes	287,271	284,977	290,994	276,622	296,425	801	2.5
Property Insurance	75,537	93,244	96,610	101,059	88,376	239	0.7
Ground Lease	191,206	205,546	253,266	276,169	217,868	589	1.8
FF&E	462,005	499,594	502,186	475,934	475,939	1,286	4.0
Total Other Expenses	$1,363,393	$1,453,634	$1,524,464	$1,487,702	$1,435,563	$3,880	12.1%

Net Operating Income(4)	$1,740,964	$2,140,304	$2,460,379	$2,138,760	$2,219,899	$6,000	18.7%
Net Cash Flow(5)	$1,740,964	$2,140,304	$2,460,379	$2,138,760	$2,219,899	$6,000	18.7%
(1)	TTM column represents the trailing 12-month period ending on September 30, 2015.
(2)	Per Room values based on 370 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	The decline in TTM Net Operating Income from 2014 Net Operating Income was related to a one-time large group booking that occurred in July 2014 and did not repeat in July 2015, as well as additional rooms being absorbed into the market and general market softness. Additionally, according to the loan sponsor, the decline in Occupancy was a result of a late Labor Day and a large local soccer tournament that was cancelled two weeks prior to schedule. Per the loan sponsor, 200 rooms that were originally booked for the weekend of August 22, 2015 were canceled as a result of the soccer tournament cancellation.
(5)	Historical RevPar for 2007, 2008, 2009, 2010 and 2011 was $68.82, $72.53, $62.80, $59.60 and $58.04, respectively, and Net Cash Flow was approximately $3.2 million, $3.2 million, $2.4 million, $2.1 million and $1.8 million, respectively.

Property Management. The property is managed by TPG Hospitality, Inc. (“TPG”), a management provider affiliated with The Procaccianti Group. The Procaccianti Group and its principals have over 25 years of experience in all aspects of hotel operations. Since 1964, TPG has managed over 100 hotels totaling more than 20,000 guest rooms throughout major and secondary markets within 25 states. The current management agreement commenced on April 10, 2007 for a term of 10 years and provides for a contractual management fee of 3.0% of gross revenues. The management fees related to the DoubleTree Tulsa Warren Place property are subordinate to the liens and interests related to the DoubleTree Tulsa Warren Place loan.

Franchise Agreement. The property has a franchise agreement with Hilton Franchise Holding LLC, which is an affiliate of Hilton Worldwide. The current franchise agreement commenced on November 12, 2015 for a term of 10 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 4.0% royalty fee based on room revenue on a monthly basis. On May 1, 2017, the royalty fee will increase to 5.0% based on room revenue on a monthly basis.

Ground Lease. The DoubleTree Tulsa Warren Place property is subject to a ground lease with The William K. Warren Medical Research Center, Inc. The ground lease originally commenced in 1983 and will expire on August 8, 2082. The ground rent payment consists of the greater of (i) $20,000 per acre per year plus the hotel’s pro-rata share of the common area expenses or (ii) 2.5% of the gross rents. Gross rents consist of income collected from guest rooms, meeting rooms, ballrooms, retail space and parking facilities. Gross rents do not include income from food and beverage outlets, telephone use, membership dues and fees, all amounts payable to or retained by credit card companies and all taxes and other governmental charges.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Tulsa Warren Place

Escrows and Reserves. At origination, the borrower deposited into escrow $4.0 million for renovation reserves associated with the property improvement plan, $278,206 for real estate taxes, $38,772 for FF&E reserves and $19,000 for an initial ground rent reserve.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $21,992.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 4.0% of gross revenues from operations for the calendar month that is two months prior to the applicable payment date. The reserve is not subject to a cap.

Ground Lease Reserves - On a monthly basis, the borrower is required to deposit an amount equal to $19,000 for ground rent. The reserve is not subject to a cap.

PIP Reserve - On a monthly basis, pursuant to any future property improvement plan required by any franchise agreement, the borrower will be required to deposit an amount sufficient to fund such required property improvement plan. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues relating to gross rents into a restricted account controlled by the lender. All funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all funds on deposit in the cash management account after payment of hotel taxes, debt service, required reserves and operating expenses will be held in the excess cash flow subaccount. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, unless, in the case of the property manager, it is replaced within 30 days by a qualified manager (as defined in the loan documents) or (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period falling below 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,973,901	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	461
Loan Purpose:	Refinance	Location:	Orange, CA
Borrowers(2):	Anaheim CA, LLC and	Year Built / Renovated:	1984 / 2015
	Buckhead GA, LLC	Occupancy / ADR / RevPAR:	79.8% / $127.71 / $101.93
Sponsor:	Hotel Resort Properties, LLLP	Occupancy / ADR / RevPAR Date:	8/31/2015
Interest Rate:	4.55000%	Number of Tenants:	N/A
Note Date:	10/20/2015	2012 NOI:	$3,506,176
Maturity Date:	11/1/2025	2013 NOI:	$4,740,437
Interest-only Period:	None	2014 NOI:	$5,201,926
Original Term:	120 months	TTM NOI (as of 8/2015):	$5,674,023
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	75.0% / $118.99 / $89.24
Amortization Type:	Balloon	UW Revenues:	$21,492,394
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$16,545,164
Lockbox:	CMA	UW NOI:	$4,947,230
Additional Debt:	Yes	UW NCF:	$4,947,230
Additional Debt Balance:	$29,960,852	Appraised Value / Per Room(3):	$83,800,000 / $181,779
Additional Debt Type:	Pari Passu	Appraisal Date:	9/9/2015

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$108,318
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$87,844
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	59.6%
FF&E Reserves:	$83,400	4% of Gross Revenues	N/A	Maturity Date LTV(3):	48.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.62x
Other(5):	$1,017,141	Springing	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$50,000,000	100.0%	Payoff Existing Debt	$35,724,494	71.4%
			Return of Equity	13,806,527	27.6%
			Closing Costs	368,438	0.7%
			Upfront Reserves	100,541	0.2%
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	The DoubleTree Anaheim – Orange County loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $50.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $49.9 million DoubleTree Anaheim – Orange County Whole Loan.
(2)	The borrowers own the property as tenants-in-common.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as complete” hypothetical value, which assumes that the on-going renovations to the property related to a three-year, approximately $6.7 million property improvement plan have been completed in their entirety. As of September 2015, approximately $2.9 million related to the property improvement plan has been completed. At origination, the loan sponsor posted a $1.0 million letter of credit for renovations. The “as-is” value as of September 9, 2015 is $81.2 million, which results in a Cut-off Date LTV and Maturity Date LTV of 61.5% and 49.9%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Initial Other Escrows and Reserves includes a $1.0 million letter of credit posted by the loan sponsor as additional security for the property improvement plan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

The Loan. The DoubleTree Anaheim – Orange County loan is secured by a first mortgage lien on a 461-room full service hotel located in Orange, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $49.9 million (the “DoubleTree Anaheim – Orange County Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $20.0 million, is being contributed to the JPMCC 2015-JP1 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $30.0 million and was contributed to the JPMBB 2015-C33 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C33 trust. The trustee of the JPMBB 2015-C33 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the DoubleTree Anaheim – Orange County Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The DoubleTree Anaheim – Orange County Whole Loan has a 10-year term and will amortize on a 30-year schedule. At origination, the proceeds from the DoubleTree Anaheim – Orange County loan were used to payoff previously existing debt to Midland Loan Services.

The Borrowers. The borrowing entities for the DoubleTree Anaheim – Orange County Whole Loan are Anaheim CA, LLC and Buckhead GA, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the DoubleTree Anaheim – Orange County property as tenants-in-common.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Hotel Resort Properties, LLLP, a Florida limited liability limited partnership which has Edwin Llwyd Ecclestone, Jr as one of its partners. Mr. Ecclestone is the chief executive officer and chairman of Ecclestone Signature Homes of Palm Beach, LLC (“Ecclestone Signature Homes”). Headquartered in West Palm Beach, Florida, Ecclestone Signature Homes provides real estate development and management services with a focus on single family homes and residential communities. Mr. Ecclestone is best known for his development of the PGA National golf community in Palm Beach Gardens in 1977. In 2006, Mr. Ecclestone sold the PGA National Resort & Spa and commercial properties associated with the development. In addition, Mr. Ecclestone’s companies have developed and continue to own Tower 1555, a 15-story office tower in West Palm Beach, and the PGA National Office Center at PGA National. Hotel Resort Properties, LLLP owns an additional hotel asset, the 356-room DoubleTree Overland Park located in Overland Park, Kansas.

In 2007, the loan sponsor acquired a 70.0% ownership interest in the DoubleTree Anaheim – Orange County property and in 2010 acquired the remaining 30.0% ownership interest from USAA Real Estate for a total acquisition cost of approximately $48.2 million. Since 2010, the loan sponsor has reportedly invested approximately $6.2 million ($13,524 per room) in capital expenditures, which includes approximately $2.9 million ($6,283 per room) of an approximately $6.7 million property improvement plan that started in 2014 to renovate the common areas and guestrooms, ballroom and meeting spaces, lobby, fitness center and guest amenities. The remaining expected cost of the property improvement plan is approximately $3.9 million ($8,460 per room), which includes major renovations to the guestroom corridors, Trofi Restaurant, gift shop and on-site coffee bar. According to the loan sponsor, its current cost basis is approximately $60.0 million. At origination, the loan sponsor posted a letter of credit for $1.0 million ($2,169 per room) as additional security for the completion of the property improvement plan. In addition, the guarantor was required to deliver a completion guaranty for all costs and expenses associated with the property improvement plan.

The Property. DoubleTree Anaheim – Orange County is a 20-story, 461-room, full service hotel located in Orange, California. The property was originally developed in 1984 and has undergone periodic renovations between 2005 and 2015. The DoubleTree Anaheim – Orange County property features a restaurant, lobby bar and lounge and coffee bar. The restaurant, Trofi Restaurant, serves breakfast, lunch and dinner to hotel guests while the lobby bar and lounge serves alcoholic beverages and dinner until midnight. Trofi Restaurant provides seating capacity for 141 guests while the lobby bar and lounge provides seating capacity for 135 guests. The hotel contains approximately 708 parking spaces and a parking ratio of approximately 1.54 spaces per room. The parking consists of an adjacent five-story parking garage that contains 491 spaces and 217 surface parking spaces located at the hotel. Complimentary valet is offered for hotel guests. Additionally, the hotel offers 18,889 square feet of meeting space, which includes an 8,085 square foot grand ballroom and 10 smaller ballrooms and meeting rooms. Additional amenities at the property include an outdoor swimming pool and whirlpool, 24-hour fitness center, business center, guest laundry room, gift shop and tennis court.

The property has 461 rooms, including 183 king rooms, 263 double-double rooms and 15 executive suites. All suites feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator, sleeper sofa and a 42-inch high definition television. The executive suites feature two separate rooms with additional amenities including a second television in the living area. As part of the recent capital expenditures, all guestrooms underwent a full refurbishment, which included upgrades to the wall covering, new soft and casegoods, new décor and paint.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

The DoubleTree Anaheim – Orange County is located at the intersection of The City Drive South and Chapman Avenue and access to the property is provided via both roadways. The property benefits from its proximity to the Santa Ana Freeway, located one block east, as well the I-5 interchange, Route 22 and Costa Mesa Freeway. The Santa Ana Freeway provides regional access to the surrounding cities, including the Los Angeles central business district which is located approximately 28.8 miles northwest of the property and the California coastline, located approximately 15.0 miles southwest. The property is located across the street from the University of California, Irvine Medical Center, a major research hospital and the main teaching center for the University of California, Irvine School of Medicine. As of 2014, the hospital employed over 4,000 people, making it the second largest employer in Orange behind St. Joseph Health, which employs approximately 4,850 people. The hotel is located approximately 0.2 miles from the Outlets at Orange, an 805,311 square foot regional shopping mall anchored by a Dave & Buster’s, Lucky Strike Lanes, AMC Theatres, Saks Fifth Avenue Off 5th and Last Call by Neiman Marcus. Additional attractions located within four miles of the property include the Christ Cathedral, Angel Stadium of Anaheim, Anaheim Convention Center, Honda Center and Disneyland Theme Parks. National employers with a presence within Orange County include Walt Disney Company, Kaiser Permanente, The Boeing Company and Bank of America Corporation. According to the appraisal, as of 2014, the estimated population within Orange County was approximately 3.2 million people with a per capita average income of $49,872. According to the appraisal, there are currently no new hotels being constructed in the market that are expected to directly compete with the DoubleTree Anaheim – Orange County property.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			DoubleTree Anaheim – Orange County(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	67.6%	$109.17	$73.83	73.3%	$106.70	$78.24	108.4%	97.7%	106.0%
2013	71.1%	$118.24	$84.09	79.3%	$112.49	$89.24	111.5%	95.1%	106.1%
2014	70.4%	$122.22	$86.07	80.7%	$121.53	$98.06	114.6%	99.4%	113.9%
TTM(4)	72.7%	$129.42	$94.12	79.8%	$127.71	$101.93	109.8%	98.7%	108.3%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Anaheim Majestic Garden Hotel, Sheraton Hotel Anaheim, Sheraton Park Hotel at The Anaheim Resort, Marriott Anaheim Suites and Wyndham Anaheim Garden Grove.
(2)	Based on operating statements provided by the borrowers.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and operating statements provided by the borrowers for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on August 31, 2015.

Competitive Hotels Profile(1)

				2014 Estimated Market Mix			2014 Estimated Operating Statistics

Property	Rooms	Year Opened	Meeting Space (SF)	Leisure	Commercial	Meeting and Group(2)	Occupancy	ADR	RevPAR
DoubleTree Anaheim – Orange County	461	1984	18,889	41%	30%	29%	79.8%	$122.82	$98.06
DoubleTree by Hilton Suites Anaheim Resort	251	2006	7,500	55%	25%	20%	87.0%	$152.00	$132.24
Embassy Suites Anaheim Orange	230	1989	4,030	50%	30%	20%	77.0%	$141.00	$108.57
Embassy Suites Anaheim South Disneyland	375	2001	8,330	75%	10%	15%	81.0%	$152.00	$123.12
Hyatt Regency Orange County	653	1987	65,032	45%	15%	40%	78.0%	$144.00	$112.32
Marriott Suites Anaheim	371	2002	9,922	70%	5%	25%	85.0%	$122.00	$103.70
Sheraton Garden Grove Anaheim South	285	2008	14,931	60%	25%	15%	67.0%	$104.00	$69.68
Sheraton Park Hotel at the Anaheim Resort	489	1971	21,171	65%	10%	25%	72.0%	$136.00	$97.92
Wyndham Anaheim Garden Grove	376	2000	36,000	75%	5%	20%	73.0%	$101.00	$73.73
Total(3)	3,030
(1)	Based on the appraisal.
(2)	Meeting and Group includes 4% estimated segmentation from contracts with respect to the DoubleTree Anaheim – Orange County and 5% estimated segmentation from contracts with respect to the Hyatt Regency Orange County.
(3)	Excludes the DoubleTree Anaheim – Orange County property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

DoubleTree Anaheim – Orange County

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	73.3%	79.3%	80.7%	79.8%	75.0%
ADR	$106.70	$112.49	$121.53	$127.71	$118.99
RevPAR(4)	$78.24	$89.24	$98.06	$101.93	$89.24

Room Revenue	$13,200,758	$15,015,930	$16,500,360	$17,151,469	$15,016,389	$32,574	69.9%
Food and Beverage Revenue	4,561,803	4,709,670	5,132,055	5,600,724	4,903,525	10,637	22.8%
Other Departmental Revenue	1,610,455	1,798,384	1,791,322	1,796,060	1,572,480	3,411	7.3%
Total Revenue	$19,373,016	$21,523,984	$23,423,737	$24,548,253	$21,492,394	$46,621	100.0%

Room Expense	$3,678,506	$3,903,321	$4,195,020	$4,329,452	$3,790,505	$8,222	25.2%
Food and Beverage Expense	3,234,895	3,309,804	3,545,774	3,654,390	3,344,204	7,254	68.2%
Other Departmental Expenses	633,683	642,536	686,108	667,099	584,056	1,267	37.1%
Departmental Expenses	$7,547,084	$7,855,661	$8,426,902	$8,650,941	$7,718,765	$16,744	35.9%

Departmental Profit	$11,825,932	$13,668,323	$14,996,835	$15,897,312	$13,773,628	$29,878	64.1%

Operating Expenses	$5,775,154	$6,276,367	$6,791,100	$7,118,678	$6,232,518	$13,520	29.0%
Gross Operating Profit	$6,050,778	$7,391,956	$8,205,735	$8,778,634	$7,541,110	$16,358	35.1%

Management Fees	$581,138	$689,927	$987,663	$999,191	$644,772	$1,399	3.0%
Property Taxes	490,973	514,608	476,199	485,400	501,630	1,088	2.3%
Property Insurance	508,495	484,212	501,973	498,961	442,117	959	2.1%
Other Expenses	189,075	101,813	101,025	139,129	145,666	316	0.7%
FF&E	774,921	860,959	936,949	981,930	859,696	1,865	4.0%
Total Other Expenses	$2,544,602	$2,651,519	$3,003,809	$3,104,611	$2,593,881	$5,627	12.1%

Net Operating Income	$3,506,176	$4,740,437	$5,201,926	$5,674,023	$4,947,230	$10,732	23.0%
Net Cash Flow(4)	$3,506,176	$4,740,437	$5,201,926	$5,674,023	$4,947,230	$10,732	23.0%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Per Room values based on 461 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $77.72, $74.13, $59.32, $63.60 and $72.89, respectively, and Net Cash Flow was approximately $3.6 million, $3.1 million, $1.0 million, $1.7 million and $2.9 million, respectively.

Property Management. The property is managed by DT Management LLC, a third party hotel manager affiliated with Hilton Worldwide. The current management agreement commenced on January 30, 2004 and was amended and extended on September 15, 2014 for a term of approximately 12 years and provides for a contractual management fee of 3.0% of adjusted gross revenues and other amounts collected from occupants and tenants. Additionally, the property is subject to an incentive management fee equal to 20% of the amount by which net operating income exceeds the imputed current return. The imputed current return is equal to 11.0% of the total hotel cost, which as of December 31, 2014, was equal to $43,001,729. The management fees related to the DoubleTree Anaheim – Orange County property are subordinate to the liens and interests of related to the DoubleTree Anaheim – Orange County Whole Loan.

Franchise Agreement. Pursuant to the property management agreement, the DoubleTree Anaheim – Orange County property is entitled to utilize the DoubleTree name, logo and other applicable trademarks and trade names, reservation system, marketing and advertising services and other services provided by DoubleTree hotels without a franchise agreement. The right to utilize the DoubleTree name and relevant services will expire concurrently with the property management agreement on September 4, 2027.

Escrows and Reserves. At origination, the borrowers were required to deliver a letter of credit in the amount of $1,000,000 in lieu of the requirement for the borrowers to deposit an upfront reserve for the ongoing property improvement plan, and the loan sponsor also delivered a property improvement plan completion guaranty. Additionally, at origination, the borrowers deposited into escrow $83,400 for FF&E reserves and $17,141 for deferred maintenance.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived as long as (i) the property manager pays such taxes prior to their due date or (ii) no event of default exists and the debt service coverage ratio as calculated in the loan documents based upon the trailing six-month period is at least 1.45x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DoubleTree Anaheim – Orange County

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived as long as (i) no event of default exists, (ii) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents and (iii) the lender receives evidence that such premiums have been paid on or prior to their due date.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to 4.0% of gross revenues from operations. The reserve is not subject to a cap.

PIP Reserve - On a monthly basis, the borrowers are required to deposit an amount reasonably estimated by the lender as required to complete any property improvement plan, but the requirement for the borrowers to make such deposits is waived with respect to the current property improvement plan due in part to the existence of the letter of credit described above.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Trigger Event. During the continuance of a Trigger Event, all funds in the lockbox account are swept on each business day to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Trigger Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrowers or property manager and (iii) the debt service coverage ratio (as calculated in the loan documents) based on the trailing six-month period being less than 1.20x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Tri-County Towne Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,750,000	Title:	Fee
Cut-off Date Principal Balance:	$18,750,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	207,430
Loan Purpose:	Acquisition	Location:	Springdale, OH
Borrowers(1):	Various	Year Built / Renovated(2):	Various / N/A
Sponsor:	Alan C. Fox	Occupancy:	90.2%
Interest Rate:	4.55200%	Occupancy Date:	8/4/2015
Note Date:	9/25/2015	Number of Tenants:	24
Maturity Date:	10/6/2025	2012 NOI:	$1,145,018
Interest-only Period:	36 months	2013 NOI:	$1,063,458
Original Term:	120 months	2014 NOI:	$1,274,821
Original Amortization:	360 months	TTM NOI (as of 7/2015)(3):	$1,395,031
Amortization Type:	IO-Balloon	UW Economic Occupancy:	89.3%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$2,970,250
Lockbox:	CMA	UW Expenses:	$1,159,484
Additional Debt:	N/A	UW NOI(3):	$1,810,765
Additional Debt Balance:	N/A	UW NCF:	$1,649,735
Additional Debt Type:	N/A	Appraised Value / Per SF:	$25,900,000 / $125
		Appraisal Date:	8/13/2015

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$90
Taxes:	$0	$5,028	N/A	Maturity Date Loan / SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.4%
Replacement Reserves:	$466,119	$2,594	$93,344	Maturity Date LTV:	63.4%
TI/LC:	$0	$12,107	$425,603	UW NCF DSCR:	1.44x
Other(4):	$409,321	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,750,000	70.6%	Purchase Price	$24,300,000	91.5%
Sponsor Equity	7,817,328	29.4	Closing Costs	1,391,888	5.2
Upfront Reserves	875,440	3.3
Total Sources	$26,567,328	100.0%	Total Uses	$26,567,328	100.0%

(1)	The borrowing entities for the loan are three tenants-in-common entities: Tri-County Towne Center 15 A, LLC, Tri-County Towne Center 15 B, LLC and Tri-County Towne Center 15 C, LLC, each a Delaware limited liability company and a special purpose entity.
(2)	The property was built in multiple phases in 1962, 1968, 1969, 1970, 1972, 1986, 1988, 1994, 2000 and 2015.
(3)	The increase in UW NOI from TTM NOI is primarily due to five new leases that commenced in 2015 totaling 10,609 square feet and $344,764 of underwritten base rent.
(4)	Initial Other Escrows and Reserves consist of an existing TI/LC reserve ($206,763), a rent concession reserve ($102,837) and an immediate repairs reserve ($99,720).

The Loan. The Tri-County Towne Center loan has an outstanding principal balance as of the Cut-off Date of $18.75 million and is secured by a first mortgage lien on the fee simple interest in a 207,430 square foot anchored retail center located in Springdale, Ohio. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The loan sponsor and nonrecourse carve-out guarantor is Alan C. Fox, the President of ACF Property Management, Inc. Founded in 1968, ACF Property Management, Inc. manages a portfolio of office and shopping retail properties. As of December 31, 2014, Alan C. Fox had a portfolio of 73 properties totaling more than 7.2 million square feet located across multiple states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Tri-County Towne Center

The Property. Tri-County Towne Center is a 207,430 square foot anchored retail shopping center located in Springdale, Ohio, approximately 13 miles from the Cincinnati central business district. The property was constructed in multiple phases in 1962, 1968, 1969, 1970, 1972, 1986, 1988, 1994, 2000 and 2015. In August 2015, the previous owner of the property completed construction of an outparcel for three tenant spaces. Since 2010, approximately $1.1 million in capital improvements have been made at the property, including new roofs, HVAC systems, gutters, loading docks, landscaping and parking lot pavement. Tri-County Towne Center is situated on approximately 15.4 acres and is anchored by Hobby Lobby, Harbor Freight Tools, Office Depot and Woodcraft, and junior anchored by Hancock Fabric and Casual Male (DXL). The property is located at the intersection of West Kemper Road and State Route 747 (Princeton Pike) and is located less than one mile away from Interstate 275. According to the appraisal, there are 45,189 vehicles per day on State Route 747 (Princeton Pike) and 20,980 vehicles per day on West Kemper Road. The property is also located across the street from the Tri-County Mall, a 1.3 million square foot enclosed mall anchored by Macy’s and Sears with more than 110 tenants that is currently undergoing a redevelopment. Tri-County Mall is currently owned by SingHaiyi Group. The property contains 850 parking spaces with an overall parking ratio of approximately 4.10 spaces per 1,000 square feet of net rentable area.

As of August 4, 2015, the property was 90.2% occupied by 24 tenants and anchored by Hobby Lobby, Harbor Freight Tools, Office Depot and Woodcraft, and junior anchored by Hancock Fabric and Casual Male (DXL). Since May 2014, there have been 12 tenants who have either renewed their leases or executed new leases comprising 47.0% of underwritten base rent and 31.2% of the net rentable area. The largest tenant, Hobby Lobby, leases 26.5% of the net rentable area through October 2024 and accounts for approximately 14.8% of the underwritten base rent at the property. The tenant’s rent of $5.25 per square foot is below the appraisal’s concluded market rent of $5.50 per square foot for anchor space. Hobby Lobby has two five-year lease extension options remaining. At the property, Hobby Lobby reported year-end 2014 sales of approximately $3.2 million or $58 per square foot, resulting in an occupancy cost of 16.1%. Since 2012, Hobby Lobby’s sales have increased year over year. If Hobby Lobby were not to renew or execute an extension option of its lease, there will be a cash flow sweep commencing upon the earlier of 12 months prior to the expiration date or the notice period. Additionally, there will be a cash flow sweep if Hobby Lobby goes bankrupt, dark or materially defaults on its lease during the loan term. In lieu of such cash flow sweep pertaining to Hobby Lobby, the borrowers may post a $400,000 letter of credit at terms acceptable to the lender as additional collateral for the loan. The second largest tenant, Harbor Freight Tools leases 9.8% of the net rentable area through September 2024 and accounts for approximately 7.2% of the underwritten base rent at the property. Harbor Freight Tools has two five-year lease extension options remaining. Harbor Freight Tools is a discount retailer selling tools and equipment. The third largest tenant, Office Depot, leases 9.6% of the net rentable area through April 2016 and accounts for approximately 9.2% of the underwritten base rent at the property. Office Depot has occupied its space since March 2004. The tenant has one five-year lease extension option remaining. Office Depot reported trailing 12-month gross sales as of June 2015 of approximately $2.5 million, resulting in an occupancy cost of approximately 11.5%. At closing, the loan sponsor posted a letter of credit for $750,000 to cover approximately 2.5 years of rent and reimbursements for Office Depot, pending renewal of Office Depot’s lease.

Tri-County Towne Center is situated in the northern portion of Hamilton County, approximately 13 miles northeast of the Cincinnati central business district and approximately 35 miles southwest of the Dayton central business district. The property benefits from its location off of the Interstate 275 exit and its location on Princeton Pike, a major thorough-fare in the neighborhood. According to the appraisal, the property’s 2015 three-mile trade area contained an estimated 44,663 people with a 2015 estimated average household income of $62,004.

The Market. According to the appraisal, the property is located within the Cincinnati retail market and more specifically the West/Northwest submarket. As of the first half of 2015, the West/Northwest submarket contained approximately 5.5 million square feet of retail space and had a vacancy rate of 13.2% with no new construction. The asking rental rate is $13.16 per square foot. The appraisal identified four competitive retail properties built between 1960 and 1998 and ranging in size from 74,598 square feet to 327,269 square feet. The comparable retail properties reported occupancies ranging from 70% to 100% with a weighted average occupancy of approximately 87%. Quoted rental rates for the comparable properties range from $3.21 to $30.00 per square foot. The appraisal concluded market rents of $5.50 per square foot for anchor space, $7.50 per square foot for junior anchor space, $18.00 per square foot for in-line tenants with spaces larger than 3,000 square feet, $22.50 per square foot for in-line tenants with spaces smaller than 3,000 square feet and $35.00 per square foot for the outparcel in-line space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Tri-County Towne Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Hobby Lobby	NA / NA / NA	54,980	26.5%	$5.25	14.8%	$58	16.1%	10/31/2024
Harbor Freight Tools(4)	NA / BB- / NA	20,228	9.8%	$7.00	7.2%	NAV	NAV	9/30/2024
Office Depot(5)	NA / B- / NA	20,000	9.6%	$9.00	9.2%	$125	11.5%	4/30/2016
Woodcraft	NA / BB- / NA	19,805	9.5%	$1.53	1.5%	$71	7.9%	6/30/2019
Hancock Fabric	NA / NA / NA	11,616	5.6%	$7.15	4.2%	$81	13.9%	12/31/2018
Casual Male (DXL)(6)	NA / NA / NA	11,186	5.4%	$15.00	8.6%	$155	12.9%	4/30/2022
Salon Concepts	NA / NA / NA	5,050	2.4%	$18.04	4.7%	NAV	NAV	9/30/2022
LaRosa’s	NA / NA / NA	4,800	2.3%	$13.33	3.3%	$451	4.1%	7/31/2017
Mattress Warehouse	NA / NA / NA	4,291	2.1%	$15.00	3.3%	$134	14.9%	10/31/2018
First Watch	NA / NA / NA	3,954	1.9%	$21.00	4.2%	$332	7.9%	9/14/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent tenant reported sales for the trailing 12-month period ending May 31, 2015 for Mattress Warehouse, the trailing 12-month period ending June 30, 2015 for Office Depot and Casual Male (DXL), the trailing 12-month period ending July 31, 2015 for First Watch and year-end 2014 for the remainder of the reporting tenants.
(4)	Harbor Freight Tools may terminate its lease at any time prior to the last day of September 2018 upon providing written notice and paying a termination fee. If the tenant exercises this termination option, the lease will terminate on the last day of September 2019 and the tenant is required to pay rent through the day the lease terminates. Harbor Freight Tools may also terminate its lease or pay reduced rent if, for 18 consecutive months (i) Hobby Lobby (or a reasonable replacement, as defined in the lease) ceases business operations at the shopping center or (ii) less than 65% of the total net rentable area of the shopping center is occupied according to the terms of the lease. If the tenant elects to terminate, the lease will terminate under this lease termination option on the date that is 90 days after the delivery of the tenant’s termination notice.
(5)	Office Depot has the right to terminate its lease at any time from and after January 1, 2015 if the tenant’s gross sales are below $2.4 million during the prior consecutive 12-month calendar year. At loan closing, the borrower posted a letter of credit of $750,000 to cover approximately 2.5 years of rent and reimbursements for Office Depot, pending renewal of its lease. Office Depot reported trailing 12-month gross sales as of June 2015 of approximately $2.5 million.
(6)	Casual Male (DXL) may terminate its lease in 2016, the fourth lease year of its lease, if gross sales do not exceed $2.0 million, upon providing 120 days prior written notice. Casual Male (DXL) may also terminate its lease or pay reduced rent if, for 18 consecutive months(i) Hobby Lobby (or a reasonable replacement, as defined in the lease) ceases business operations at the shopping center or (ii) less than 70% of the total net rentable area of the shopping center is occupied according to the terms of the lease. If the tenant elects to terminate, the lease will terminate under this lease termination option on the date that is 90 days after the delivery of the tenant’s termination notice. Casual Male (DXL) reported trailing 12-month gross sales as of June 2015 of approximately $1.7 million.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	20,365	9.8%	NAP	NAP	20,365	9.8%	NAP	NAP
2015 & MTM	1	3,696	1.8	$54,000	2.8%	24,061	11.6%	$54,000	2.8%
2016	2	22,565	10.9	236,430	12.1	46,626	22.5%	$290,430	14.9%
2017	4	9,300	4.5	160,820	8.2	55,926	27.0%	$451,250	23.1%
2018	3	17,557	8.5	195,462	10.0	73,483	35.4%	$646,712	33.1%
2019	5	31,978	15.4	313,665	16.1	105,461	50.8%	$960,377	49.2%
2020	1	2,786	1.3	79,680	4.1	108,247	52.2%	$1,040,057	53.2%
2021	0	0	0.0	0	0.0	108,247	52.2%	$1,040,057	53.2%
2022	3	18,496	8.9	307,211	15.7	126,743	61.1%	$1,347,267	69.0%
2023	0	0	0.0	0	0.0	126,743	61.1%	$1,347,267	69.0%
2024	2	75,208	36.3	430,241	22.0	201,951	97.4%	$1,777,508	91.0%
2025	3	5,479	2.6	176,268	9.0	207,430	100.0%	$1,953,776	100.0%
2026 & Beyond	0	0	0.0	0	0.0	207,430	100.0%	$1,953,776	100.0%
Total	24	207,430	100.0%	$1,953,776	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Tri-County Towne Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,406,508	$1,432,700	$1,629,051	$1,685,360	$1,953,776	$9.42	58.7%
Percentage Rent	0	0	0	0	75,000	0.36	2.3
Vacant Income	0	0	0	0	356,310	1.72	10.7
Gross Potential Rent	$1,406,508	$1,432,700	$1,629,051	$1,685,360	$2,385,087	$11.50	71.7%
Total Reimbursements	303,021	511,105	573,604	520,309	940,592	4.53	28.3
Net Rental Income	$1,709,529	$1,943,805	$2,202,655	$2,205,669	$3,325,679	$16.03	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(355,429)	(1.71)	(10.7)
Other Income	8,698	601	0	0	0	0.00	0.0
Effective Gross Income	$1,718,226	$1,944,406	$2,202,655	$2,205,669	$2,970,250	$14.32	89.3%

Total Expenses	$573,209	$880,947	$927,833	$810,638	$1,159,484	$5.59	39.0%

Net Operating Income	$1,145,018	$1,063,458	$1,274,821	$1,395,031	$1,810,765	$8.73	61.0%

Total TI/LC, Capex/RR	0	0	0	0	161,030	0.78	5.4
Net Cash Flow	$1,145,018	$1,063,458	$1,274,821	$1,395,031	$1,649,735	$7.95	55.5%

Occupancy(5)	79.0%	80.0%	89.0%	90.2%	89.3%
(1)	TTM column represents the trailing 12-month period ending July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than TTM Rents in Place primarily due to five new leases that commenced in 2015 totaling 10,609 square feet and $344,764 of underwritten base rent.
(4)	Historical Rents in Place figures include Percentage Rent.
(5)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is as of August 4, 2015. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

2610 Wycliff Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,250,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$18,250,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	174,214
Loan Purpose:	Acquisition	Location:	Raleigh, NC
Borrower:	Albany Road-Wycliff LLC	Year Built / Renovated:	1970 / 2013
Sponsors:	Christopher J. Knisley and Mark J. McInerney	Occupancy:	89.7%
Interest Rate:	4.77000%	Occupancy Date:	11/24/2015
Note Date:	12/2/2015	Number of Tenants:	6
Maturity Date:	12/5/2025	2012 NOI(1):	N/A
Interest-only Period:	60 months	2013 NOI:	$1,924,287
Original Term:	120 months	2014 NOI:	$1,197,303
Original Amortization:	360 months	TTM NOI (as of 8/2015)(2):	$1,468,015
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.8%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$3,139,694
Lockbox:	CMA	UW Expenses:	$1,131,132
Additional Debt:	N/A	UW NOI(2):	$2,008,562
Additional Debt Balance:	N/A	UW NCF:	$1,973,762
Additional Debt Type:	N/A	Appraised Value / Per SF:	$24,500,000 / $141
		Appraisal Date:	11/6/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$76,158	$19,039	N/A	Maturity Date Loan / SF:	$96
Insurance:	$1,797	$898	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves(3):	$228,000	Springing	$35,000	Maturity Date LTV:	68.5%
TI/LC(4):	$1,000,000	Springing	$800,000	UW NCF DSCR:	1.72x
Other(5):	$911,079	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,250,000	71.1%	Purchase Price	$22,785,000	88.8%
Sponsor Equity	7,420,843	28.9	Upfront Reserves	2,217,034	8.6
			Closing Costs	668,809	2.6
Total Sources	$25,670,843	100.0%	Total Uses	$25,670,843	100.0%
(1)	2012 NOI information was not provided by the seller at acquisition.
(2)	The increase from TTM NOI to UW NOI is primarily due to two new leases signed in 2015 ($735,790) and rent steps taken through October 1, 2016 ($79,449).
(3)	In the event the initial deposit is depleted below $35,000, the ongoing collections into the Monthly Replacement Reserves will equal $2,900 and be subject to a cap of $35,000, provided no event of default has occurred and the property is being adequately maintained.
(4)	In the event the initial deposit is depleted below $250,000, the ongoing collections into the Monthly TI/LC reserve account will equal $7,300 and be subject to a cap of (i) $800,000, provided no event of default occurs or (ii) $1,000,000, if CSC Government Solutions LLC fails to renew its lease 12 months prior to the lease expiration or terminates its lease, as detailed in the loan documents.
(5)	Initial Other Escrows and Reserves consists of an existing TI/LC reserve ($504,025) and rent concession reserve ($407,055).

The Loan. The 2610 Wycliff Road loan has an outstanding principal balance of $18.25 million and is secured by a first mortgage lien on the fee and leasehold interests in a 174,214 square foot suburban office building located in Raleigh, North Carolina. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is Albany Road-Wycliff LLC, a Delaware limited liability company and special purpose entity. The nonrecourse carve-out guarantors are Christopher J. Knisley and Mark J. McInerney of Albany Road Real Estate Partners (“Albany Road”). Albany Road is a real estate investment firm headquartered in Boston, Massachusetts which focuses on real estate investments in the New England and Southeast regions. Since its establishment in 2012, Albany Road, through 19 separate investments, acquired 33 properties totaling approximately 4.2 million square feet, with a gross asset value of approximately $425.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

2610 Wycliff Road

The Property. The 2610 Wycliff Road property is a Class B, suburban office building comprised of one, five-story office building located in Raleigh, North Carolina, approximately six miles northwest of Raleigh’s central business district. The property is situated on 9.9 acres and totals 174,214 square feet, which is comprised of the following: 140,177 square feet (80.5% of the total net rentable area) of the leasable office space, 24,901 square feet (14.3% of the total net rentable area) of leasable basement space, and 9,136 square feet (5.2% of the total net rentable area) of amenity space that includes a fitness center and dining room. The property was built in 1970 and underwent renovations in 2013, with the property’s seller having invested over $3.2 million during ownership. Renovations at the property included restroom renovations, elevator modernization, a new entrance canopy, energy management system upgrades, fitness center renovations, conference room upgrades and landscaping. In addition, an approximately $1.2 million parking expansion project is underway which will increase on-site parking from 542 to 659 spaces (approximately 3.78 spaces per 1,000 square feet). An additional 71 parking spaces are currently available to the property under a parking ground lease agreement with the neighboring property that expires in June 2020. A total of 668 parking spaces are required to be available to tenants under leases currently in place, while zoning currently requires 495 spaces.

As of November 24, 2015, the property was 89.7% occupied by six tenants. The largest tenant, CSC Government Solutions LLC (“CSGov”), a subsidiary of CSRA Inc. (“CSRA”), formerly a part of Computer Sciences Corporation (“CSC”), leases approximately 41.3% of the net rentable area through July 31, 2020 and has been at the property since April 2009 and has expanded several times. CSC (Baa2 / BBB+ / BBB by Moody’s / S&P / Fitch) is a publicly traded global provider of information technology and professional services and solutions. On November 30, 2015, CSC completed a spin off CSGov and merger with SRA International, Inc. into a separate publicly traded company, to be known as CSRA. CSRA (Ba2 / BB+ by Moody’s / S&P) has approximately 19,000 employees and assists United States government customers modernize their legacy systems, protect their networks and assets, and improve the effectiveness and efficiency of mission-critical functions. CSRA is expected to be the largest government services provider based on the combined sales of CSC’s former government services operations and SRA International. CSC will still be liable for CSGov’s lease through the lease term. The second largest tenant, Dewberry Engineers Inc. (“Dewberry”), leases approximately 17.9% of the net rentable area through July 31, 2026. Dewberry provides architectural, engineering and consulting services to clients in the United States. The company’s key market areas include education, energy, government, healthcare and private sector markets. Founded in 1956, the company is headquartered in Fairfax, Virginia and currently employs over 2,000 professionals in 18 states. Dewberry reported revenues of approximately $380.0 million in 2014. The third largest tenant, HP Enterprise Services, LLC (“HPES”) (Baa2 / BBB / A- by Moody’s / S&P / Fitch), leases approximately 17.6% of the net rentable area through December 31, 2018 and has been at the property since August 2007. HPES is the global business and technology services division of Hewlett Packard Enterprise Company (“HPE”) (NYSE: HPE), which is a newly spun off company. HPE’s portfolio includes enterprise services, software and financial services businesses, and offers it services to various enterprises and government.

The Market. The 2610 Wycliff Road property located in Raleigh, North Carolina, approximately six miles northwest of Raleigh’s central business district. Raleigh is the capital of North Carolina and has a diverse economy driven by the federal and state government, higher education and health care sector. The Property is situated off of Interstate-440, a main thoroughfare encircling central Raleigh, and less than a mile from I-40, the primary east-west artery serving the Raleigh-Durham market. It is also located near many restaurants, banks, healthcare providers and service retail. Rex Hospital is located less than one mile west of the property. The major retail developments in the neighborhood are Cameron Village to the southeast of the property and Crabtree Valley Mall to the northeast of the property. Furthermore, the property is located within the Raleigh-Durham-Cary, North Carolina combined statistical area, which is known as the “Research Triangle”. The Research Triangle is anchored by three research universities: (i) North Carolina State University (3.2 miles south), (ii) Duke University (22.0 miles northwest) and (iii) the University of North Carolina at Chapel Hill (24.5 miles northwest). Research Triangle Park (12.8 miles northwest) is located within this area, which, according to the Research Triangle Park 2015 Company Directory report, is the largest research park in the nation and home to over 200 companies. According to the appraisal, 2015 estimated population in a one-, three- and five-mile radius is 7,808, 75,251 and 218,848, respectively, while the estimated average household income is $97,596, $92,168 and $76,597, respectively.

According to CoStar, the property is located in the West Raleigh office submarket. As of the third quarter of 2015, the submarket contains an inventory of approximately 10.5 million square feet of office space across 489 buildings with a vacancy rate of 7.9%. The appraisal identified seven comparable office properties built between 1982 and 2001 and ranging in size from 61,227 to 120,254 square feet. The rental rate for the comparable properties ranged from $18.00 per square foot per year to $25.00 per square foot per year. The vacancy ranged from 0.0% to 28.0%. The appraisal has concluded a market rent of $21.00 per square foot per year and 8.2% stabilized vacancy rate for the property. The average in-place rent for the property is $19.11 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

2610 Wycliff Road

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
CSC Government Solutions LLC(3)	Baa2 / BBB+ / BBB	71,912	41.3%	$20.17	48.5%	7/31/2020
Dewberry Engineers Inc.(4)	NA / NA / NA	31,156	17.9%	$20.15	21.0%	7/31/2026
HP Enterprise Services, LLC(5)	Baa2 / BBB / A-	30,657	17.6%	$21.38	21.9%	12/31/2018
Gannett Fleming Incorporated(6)	NA / NA / NA	6,405	3.7%	$19.88	4.3%	9/30/2020
Research Triangle Institute	NA / NA / NA	4,413	2.5%	$20.86	3.1%	4/30/2018
Chef Mario’s Personal Chef Service, Inc.(7)	NA / NA / NA	2,568	1.5%	$15.35	1.3%	12/31/2018

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease. The rating is for Computer Science Corporation, original lessor and a former CSC Government Solutions LLC parent company, who will still be liable for CSC Government Solutions LLC’s lease through the lease term.
(3)	CSC Government Solutions LLC will have the right to terminate its lease on either August 31, 2018 or August 31, 2019 by providing the landlord with 10 months’ written notice and a termination fee equal to the sum of: (i) the unamortized portion of the leasing commissions paid to the landlord, (ii) the unamortized tenant improvement allowance and (iii) (a) two months’ rent if the tenant exercises the right to terminate on August 31, 2018 and (b) one months’ rent if the tenant exercises the right to terminate on August 31, 2019. CSC Government Solutions LLC has a five-year extension option remaining.
(4)	Dewberry Engineers Inc. will have the right to terminate its lease at any time after July 31, 2022 by providing the landlord with 12 months’ written notice and a termination fee of $750,000. Dewberry Engineers Inc. has a five-year extension option remaining.
(5)	HP Enterprise Services, LLC has a three-year extension option remaining.
(6)	Gannett Fleming Incorporated has two five-year extension options remaining.
(7)	Chef Mario’s Personal Chef Service, Inc. has a three-year extension option remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,967	10.3%	NAP	NAP	17,967	10.3%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	17,967	10.3%	$0	0.0%
2016	0	0	0.0	0	0.0	17,967	10.3%	$0	0.0%
2017	0	0	0.0	0	0.0	17,967	10.3%	$0	0.0%
2018	3	37,638	21.6	786,881	26.3	55,605	31.9%	$786,881	26.3%
2019	0	0	0.0	0	0.0	55,605	31.9%	$786,881	26.3%
2020	2	78,317	45.0	1,578,127	52.7	133,922	76.9%	$2,365,008	79.0%
2021	0	0	0.0	0	0.0	133,922	76.9%	$2,365,008	79.0%
2022	0	0	0.0	0	0.0	133,922	76.9%	$2,365,008	79.0%
2023	0	0	0.0	0	0.0	133,922	76.9%	$2,365,008	79.0%
2024	0	0	0.0	0	0.0	133,922	76.9%	$2,365,008	79.0%
2025	0	0	0.0	0	0.0	133,922	76.9%	$2,365,008	79.0%
2026 & Beyond(2)	1	40,292	23.1	627,878	21.0	174,214	100.0%	$2,992,886	100.0%
Total	6	174,214	100.0%	$2,992,886	100.0%

(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a 6,161 square foot dining and meeting room and a 2,975 square foot fitness center, neither of which correspond to any leases expiring.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

2610 Wycliff Road

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,912,981	$1,934,583	$2,216,516	$2,992,886	$17.18	94.3%
Vacant Income	0	0	0	153,835	0.88	4.8
Gross Potential Rent	$2,912,981	$1,934,583	$2,216,516	$3,146,721	$18.06	99.2%
Total Reimbursements	150,297	24,821	26,555	26,555	0.15	0.8
Net Rental Income	$3,063,278	$1,959,404	$2,243,071	$3,173,276	$18.21	100.0%
(Vacancy/Credit Loss)	0	0	0	(165,247)	(0.95)	(5.2)
Other Income	14,595	314,764	311,412	131,665	0.76	4.1
Effective Gross Income	$3,077,873	$2,274,168	$2,554,483	$3,139,694	$18.02	98.9%
Total Expenses	$1,153,586	$1,076,865	$1,086,468	$1,131,132	$6.49	36.0%
Net Operating Income(4)	$1,924,287	$1,197,303	$1,468,015	$2,008,562	$11.53	64.0%
Total TI/LC, Capex/RR	0	0	0	34,800	0.20	1.1
Net Cash Flow	$1,924,287	$1,197,303	$1,468,015	$1,973,762	$11.33	62.9%

Occupancy(5)	78.0%	68.7%	89.7%	94.8%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Rents in Place consists of in-place rents as of November 24, 2015 and includes rent steps through October 1, 2016 in the amount of $79,449.
(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to two new leases signed in 2015 ($735,790) and rent steps taken through October 1, 2016 ($79,449).
(5)	Historical Occupancy is as of December 31 of each respective year and November 24, 2015 for TTM. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Franklin Ridge Crossed Loans

Mortgage Loan Information(1)		Property Information(1)
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Crossed Assets
Original Principal Balance:	$18,200,000	Title:	Fee
Cut-off Date Principal Balance:	$18,200,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	133,869
Loan Purpose:	Acquisition	Location:	Nottingham, MD
Borrowers:	FDS Franklin 9910, LLC, FDS Franklin 9920, LLC and FDS Franklin 9900, LLC	Year Built / Renovated:	Various / N/A
		Occupancy:	100.0%
		Occupancy Date:	8/19/2015
Sponsors(2):	Various	Number of Tenants:	9
Interest Rate:	4.82000%	2012 NOI:	$2,077,626
Note Date:	11/9/2015	2013 NOI(3):	$2,155,894
Maturity Date:	12/6/2025	2014 NOI(3):	$1,972,128
Interest-only Period:	12 months	TTM NOI (as of 7/2015):	$2,021,604
Original Term:	120 months	UW Economic Occupancy:	91.2%
Original Amortization:	360 months	UW Revenues:	$2,818,855
Amortization Type:	IO-Balloon	UW Expenses:	$1,009,105
Call Protection:	L(12),Grtr1%orYM(103),O(5)	UW NOI:	$1,809,750
Lockbox:	CMA	UW NCF:	$1,628,456
Additional Debt:	N/A	Appraised Value / Per SF:	$24,420,000 / $182
Additional Debt Balance:	N/A	Appraisal Date:	10/13/2015
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$136
Taxes:	$125,547	$25,109	N/A	Maturity Date Loan / SF:	$114
Insurance:	$20,320	$1,847	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves:	$0	$2,253	$135,180	Maturity Date LTV:	62.6%
TI/LC(4):	$0	$22,313	$850,000	UW NCF DSCR:	1.42x
Other(5):	$262,010	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,200,000	71.8%	Purchase Price	$24,150,000	95.2%
Sponsor Equity	6,863,917	27.1	Closing Costs	806,040	3.2
Buyer Credit	300,000	1.2	Upfront Reserves	407,877	1.6
Total Sources	$25,363,917	100.0%	Total Uses	$25,363,917	100.0%
(1)	The Franklin Ridge Crossed Loans consists of three mortgage loans, secured by the mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Franklin Ridge – 9910 Building (the “9910 Building”), Franklin Ridge – 9920 Building (the “9920 Building”) and Franklin Ridge – 9900 Building (the “9900 Building”), which are cross-collateralized and cross-defaulted with each other. The information above is presented in the aggregate for all three loans. Each of the mortgage loans in the Franklin Ridge Crossed Loans crossed loan group may be released from the cross-collateralization and cross-default in connection with a prepayment or an assumption. See “Release of Individual Loans in Connection with a Prepayment” and “Release of Individual Loans in Connection with an Assumption” herein.
(2)	The loan sponsors of the Franklin Ridge Crossed Loans loan are Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu and David Alperstein (the “Loan Sponsors”).
(3)	The decrease in 2014 NOI from 2013 NOI is primarily due to a reset in reimbursements from Johns Hopkins University in January 2014 in connection with a lease extension and Conagra vacating in February 2014. The Conagra space was backfilled by Johns Hopkins University effective January 2015.
(4)	Ongoing TI/LC reserves of $22,313 per month will be collected for the first 24 months of each loan term. Thereafter, monthly collections of $11,158 will commence, subject to a cap of $850,000 as long as no event of default is continuing. Additionally, upon receipt of satisfactory evidence that each of Johns Hopkins University and Strayer University Inc. have renewed or entered into a new lease having an expiration date no earlier than December 31, 2025 and December 31, 2024, respectively, on terms no less beneficial to the landlord than those of the current leases, and all outstanding landlord obligations have been satisfied, monthly TI/LC reserve payments will be reduced to $8,368 per month. Further, upon the occurrence of the renewals or at such time as the borrowers have provided the lender with satisfactory evidence that replacement leases are in place for a period of two calendar quarters with respect to the spaces occupied by Johns Hopkins University and/or Strayer University Inc., as applicable, such that the occupancy of the aggregate rentable square footage at the properties is at least 92%, any funds held in the TI/LC reserve in excess of $50,000, $100,000 and $100,000 for the 9910 Building, the 9900 Building and the 9920 Building, respectively, will be released to the applicable borrowers, and the TI/LC cap will be reduced to $250,000 from its current cap of $850,000. If one or more of the mortgage loans have been released at such time, the TI/LC cap will be further reduced by $50,000 per mortgaged property released and the amount of TI/LC reserve funds to be released to the borrowers in excess of such reduced cap will be adjusted accordingly.
(5)	Initial Other Escrows and Reserves of $262,010 represent a reserve for outstanding tenant improvements related to tenant Johns Hopkins University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Franklin Ridge Crossed Loans

The Loans. The Franklin Ridge – 9910 Building Loan, the Franklin Ridge – 9920 Building Loan and the Franklin Ridge – 9900 Building Loan (together, the “Franklin Ridge Crossed Loans”) are three cross-collateralized and cross-defaulted loans with outstanding principal balances as of the Cut-off Date of $7.8 million, $5.8 million and $4.6 million, respectively. The Franklin Ridge Crossed Loans are secured by three first mortgage liens on one one-story and two two-story Class B suburban office buildings totaling 133,869 square feet located in Nottingham, Maryland. Each loan has a 10-year term and, subsequent to a one-year interest-only period, will amortize on a 30-year schedule. The Loan Sponsors and nonrecourse carve-out guarantors are Jeffrey Toporek, Richard Mann, David Stade, Claiborne Williams, Joseph Delogu and David Alperstein. The Loan Sponsors are the principals of FD Stonewater, a national real estate development, investment, asset management and brokerage firm based in Arlington, Virginia. Collectively, FD Stonewater’s principals have been involved in approximately $10 billion of real estate transactions and 40 million square feet of lease transactions. Additionally, FD Stonewater currently holds a portfolio of approximately 1.7 million square feet of office, industrial and flex properties. FD Stonewater has acquired and/or asset managed nearly 5.8 million square feet of real estate through both its investment and development platforms over the past 12 years.

The Properties. The Franklin Ridge Crossed Loans are comprised of three Class B office properties located on Franklin Square Drive in Nottingham, Maryland. The 9900 Building is a one-story office building built in 1999 totaling 34,082 square feet. The 9910 Building and the 9920 Building are two-story office buildings developed in 2005 consisting of 56,271 square feet and 43,516 square feet, respectively. The properties are located along the east side of Interstate 95 at 9900, 9910 and 9920 Franklin Square Drive within White Marsh Town Center. White Marsh Town Center is a 2,000-acre planned community consisting of office, retail, residential and industrial uses. National retailers in the immediate area include IKEA, AMC Theatres, AC Moore, Barnes & Noble, Best Buy, Target, Dick’s Sporting Goods and Lowe’s Home Improvement. The properties include 750 parking spaces in the aggregate, resulting in a parking ratio of approximately 5.6 parking spaces per 1,000 square feet of net rentable area.

Portfolio Summary
Property	Year Built	Net Rentable Area (SF)	Cut-off Date Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
9910 Building	2005	56,271	$7,800,000	$10,460,000	$648,825	39.8%
9920 Building	2005	43,516	5,800,000	7,750,000	619,140	38.0
9900 Building	1999	34,082	4,600,000	6,210,000	360,491	22.1
Total		133,869	$18,200,000	$24,420,000	$1,628,456	100.0%

Historical and Current Occupancy(1)
Property	2012	2013	2014	Current(2)
9910 Building	100.0%	100.0%	100.0%	100.0%
9920 Building	97.4%	97.4%	91.2%	100.0%
9900 Building	85.7%	85.7%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 19, 2015.

The properties were 100.0% occupied as of August 19, 2015 by nine tenants and have had an average occupancy level of 96.1% over the past three years. The largest tenant, Johns Hopkins University, leases 48.6% of the net rentable area through December 2020 and has been in occupancy since December 2005, expanding once in October 2013 and again in January 2015. The Franklin Ridge Crossed Loans properties serve as administrative offices for the John Hopkins School of Nursing, the Clinical Practice Association and the Johns Hopkins Community Physicians. Johns Hopkins Medicine is one of the leading health care systems in the United States uniting physicians and scientists of the Johns Hopkins University School of Medicine with various organizations of health professionals. The second largest tenant, Strayer University Inc., leases 17.1% of the net rentable area through December 2019 and has been in occupancy since December 2008. Strayer University Inc. is a for-profit university headquartered in Herndon, Virginia. Strayer University Inc. offers 90 different degrees serving approximately 40,000 working adults at 80 campuses in 15 states across the nation. The third largest tenant, Corvel Enterprise Corp, leases 11.6% of the net rentable area through October 2016 and has been in occupancy since April 2006, expanding once in July 2012. Corvel Enterprise Corp is a national provider of workers compensation solutions to employers, third party administrators, insurance companies and government agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Franklin Ridge Crossed Loans

The Market. The Franklin Ridge Crossed Loans properties are located in the Baltimore County East office submarket which, according to the appraisal, has an overall vacancy rate of 9.3% as of the fourth quarter of 2015. The Baltimore County East submarket contains approximately 4.6 million square feet of office space as of the fourth quarter of 2015. The estimated 2015 population within a three- and five- mile radius of the properties is 84,434 and 237,257, respectively. The estimated 2015 median household income within a three- and five- mile radius of the properties is $63,012 and $58,119, respectively. The appraisal concluded market rent in the submarket of $16.00 per square foot at the 9900 Building and $22.00 per square foot at the 9910 Building and 9920 Building. The in-place rent at the 9900 Building is $15.11 per square foot, which is below the appraisal’s conclusions. The weighted average in-place rent per square foot between the 9910 Building and 9920 Building is $23.14, which is slightly above the appraisal’s conclusions.

Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Johns Hopkins University	Various(2)	NA / NA / NA	65,016	48.6%	$21.03	12/31/2020
Strayer University Inc.	9920 Building	NA / NA / NA	22,857	17.1%	$24.34	12/31/2019
Corvel Enterprise Corp	9920 Building	NA / NA / NA	15,579	11.6%	$27.49	10/31/2016
Traffic Group Inc.	9900 Building	NA / NA / NA	12,071	9.0%	$14.49	7/31/2016
Professional Management	9900 Building	NA / NA / NA	7,725	5.8%	$18.04	10/31/2018
Neopost USA Inc.	9900 Building	NA / NA / NA	3,665	2.7%	$11.75	6/30/2020
MRI Center at White Marsh	9900 Building	NA / NA / NA	3,000	2.2%	$15.65	6/30/2016
Professional Medical	9900 Building	NA / NA / NA	2,796	2.1%	$15.65	6/30/2016
International Hearing Systems LLC	9920 Building	NA / NA / NA	1,160	0.9%	$20.70	6/30/2019
(1)	Based on the underwritten rent roll.
(2)	Johns Hopkins University leases 56,271 square feet at the 9910 Building, 4,825 square feet at the 9900 Building and 3,920 square feet at the 9920 Building. All three leases are coterminous.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	4	33,446	25.0	693,831	24.6	33,446	25.0%	$693,831	24.6%
2017	0	0	0.0	0	0.0	33,446	25.0%	$693,831	24.6%
2018	1	7,725	5.8	139,363	4.9	41,171	30.8%	$833,195	29.5%
2019	2	24,017	17.9	580,460	20.6	65,188	48.7%	$1,413,655	50.1%
2020	2	68,681	51.3	1,410,597	49.9	133,869	100.0%	$2,824,252	100.0%
2021	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
2022	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
2023	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
2024	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
2025	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
2026 & Beyond	0	0	0.0	0	0.0	133,869	100.0%	$2,824,252	100.0%
Total	9	133,869	100.0%	$2,824,252	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Franklin Ridge Crossed Loans

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,570,656	$2,725,274	$2,665,605	$2,730,537	$2,824,252	$21.10	91.4%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,570,656	$2,725,274	$2,665,605	$2,730,537	$2,824,252	$21.10	91.4%
Total Reimbursements	248,546	261,194	288,951	265,511	266,597	1.99	8.6
Other Income	51,702	50	0	2,377	0	0.00	0.0
Net Rental Income	$2,870,904	$2,986,518	$2,954,556	$2,998,425	$3,090,849	$23.09	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(271,995)	(2.03)	(8.8)
Effective Gross Income	$2,870,904	$2,986,518	$2,954,556	$2,998,425	$2,818,855	$21.06	91.2%

Total Expenses	$793,278	$830,624	$982,428	$976,821	$1,009,105	$7.54	35.8%

Net Operating Income	$2,077,626	$2,155,894	$1,972,128	$2,021,604	$1,809,750	$13.52	64.2%

Total TI/LC, Capex/RR	0	0	0	0	181,294	1.35	6.4

Net Cash Flow	$2,077,626	$2,155,894	$1,972,128	$2,021,604	$1,628,456	$12.16	57.8%

Occupancy(3)	95.5%	95.5%	97.1%	100.0%	91.2%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Historical occupancies are as of December 31 for each respective year. TTM occupancy is as of August 19, 2015. Underwritten Occupancy represents economic occupancy.

Release of Individual Loans in Connection with a Prepayment. Upon expiration of the lockout period, the borrowers are permitted to obtain the release of any individual loan of the Franklin Ridge Crossed Loans provided that (i) no event of default has occurred and is continuing and (ii) the borrowers partially prepay an amount equal to the greater of (A) 120% of the outstanding principal balance for the release loan and (B) with respect to the remaining Franklin Ridge Crossed Loans loan or loans, as applicable, the amount that results in (x) the loan-to-value ratio immediately following such partial release being equal to or less than 70%, (y) the debt service coverage ratio immediately following such partial release being equal to or greater than 1.35x and (z) the debt yield immediately following such partial release being equal to or greater than 10.0%, as determined by the lender.

Release of Individual Loans in Connection with an Assumption. Upon expiration of the lockout period, the borrowers are permitted to obtain the release of any individual loan of the Franklin Ridge Crossed Loans in connection with an assumption provided that (i) no event of default has occurred and is continuing and (ii) with respect to the assumed Franklin Ridge Crossed Loans loan or loans and the remaining Franklin Ridge Crossed Loans loan or loans, as applicable, (x) the loan-to-value ratio immediately following such partial release is equal to or less than 75%, (y) the debt service coverage ratio immediately following such partial release is equal to or greater than 1.35x and (z) the debt yield immediately following such partial release is equal to or greater than 10.0%, as determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 133

Structural and Collateral Term Sheet	JPMCC 2015-JP1

Manhattan Beach Medical Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,500,000	Title:	Fee
Cut-off Date Principal Balance:	$17,500,000	Property Type - Subtype:	Office - Medical
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	39,481
Loan Purpose:	Refinance	Location:	Manhattan Beach, CA
Borrower:	Lexham Manhattan Beach, LLC	Year Built / Renovated:	1986 / 2015
Sponsor:	Marc K. Lewis	Occupancy:	100.0%
Interest Rate:	4.76000%	Occupancy Date:	10/1/2015
Note Date:	11/13/2015	Number of Tenants:	6
Maturity Date:	12/5/2025	2012 NOI:	$985,149
Interest-only Period:	60 months	2013 NOI:	$980,609
Original Term:	120 months	2014 NOI:	$1,205,805
Original Amortization:	360 months	TTM NOI (as of 8/2015)(1):	$964,990
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.8%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$1,919,533
Lockbox:	Springing	UW Expenses:	$575,259
Additional Debt:	N/A	UW NOI(1):	$1,344,274
Additional Debt Balance:	N/A	UW NCF:	$1,330,851
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$24,000,000 / $608
		Appraisal Date:	10/12/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$443
Taxes:	$66,113	$13,223	N/A	Maturity Date Loan / SF:	$407
Insurance:	$8,053	$1,342	N/A	Cut-off Date LTV(2):	72.9%
Replacement Reserves:	$0	$1,119	N/A	Maturity Date LTV(2):	67.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.21x
Other(3):	$1,468,897	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,500,000	100.0%	Payoff Existing Debt	$9,322,626	53.3%
			Return of Equity	6,410,826	36.6
			Upfront Reserves	1,543,063	8.8
			Closing Costs	223,485	1.3
Total Sources	$17,500,000	100.0%	Total Uses	$17,500,000	100.0%

(1)	The increase from TTM NOI to UW NOI is primarily due to new lease signed ($618,999) in 2015, expiration of the free rent period for Kaiser Foundation Health Plan and Beach Cities Orthopedics ($170,374) and rent steps taken through October 1, 2016 ($146,529).

(2)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical as stabilized market value” value of $24,000,000 as of October 12, 2015, which is based on a hypothetical condition that the proposed construction has been completed and market occupancy and cash flow has been achieved with respect to three tenants that are currently undergoing renovations and/or build-outs of their related spaces: Beach Cities Orthopedics (with respect to 11.8% of the net rentable area), Kaiser Foundation Health Plan (with respect to 26.1% of the net rentable area) and Ashley Magovern, M.D. (with respect to 6.2% of the net rentable area). All tenants have commenced paying the full amount of their rent, except for Beach Cities Orthopedics which will be paying full rent for one of its spaces (3,500 square feet) in January 2016. $1,190,773 has been escrowed at closing for all outstanding TI/LC obligations. The “as-is” value as of October 12, 2015 was $22,500,000, which results in a Cut-off Date LTV of approximately 77.8% and a Maturity Date LTV of approximately 71.5%. The appraisal determined a property land value of $12,300,000 which represents 70.3% of the loan amount.

(3)	Initial Other Escrows and Reserves consists of an existing TI/LC reserve ($1,190,773) and an immediate repair reserve ($278,124).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Manhattan Beach Medical Office

The Loan. The Manhattan Beach Medical Office loan has an outstanding principal balance of $17.5 million and is secured by a first mortgage lien on the fee interest in a 39,481 square foot medical office building located in Manhattan Beach, California. The loan has a 10-year term and, subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The existing debt was previously securitized in the LBUBS 2006-C3 transaction. The borrowing entity for the loan is Lexham Manhattan Beach, LLC a Delaware limited liability company and special purpose entity. The nonrecourse carve-out guarantor is Marc K. Lewis, a principal managing member of Lexham Private Investors, LLC. Lexham Private Investors, LLC is a private commercial real estate investment and management company based in Westport, Connecticut. The firm has over 20 years of experience in real estate acquisitions, fund management, real estate investment advisory, capital structuring and market knowledge. The firm currently owns and manages a portfolio of 20 office and retail properties in California and Connecticut.

The Property. The Manhattan Beach Medical Office is a two story, Class B, medical office building comprised of approximately 39,481 square feet located in Manhattan Beach, California. The property is located approximately 0.5 mile from the Pacific Ocean and over half the spaces enjoy ocean views. The property contains 188 parking spaces split between both surface parking and a subterranean garage with an overall parking ratio of 4.76 per 1,000 square feet. The Manhattan Beach Medical Office property was constructed in 1986 and renovated in 2015. As of October 1, 2015, the property was 100.0% occupied by six tenants and since 2012, the Manhattan Beach Medical Office has achieved an average occupancy of 97.4%.

The largest tenant, Beach Cities Orthopedics (“BCO”), leases approximately 51.5% of the net rentable area through October 31, 2030. Established in 2008 by two orthopedic surgeons, BCO is an orthopedic surgery practice specializing in sports medicine. Since first taking occupancy on July 1, 2008, BCO has extended its lease and expanded several times adding a cumulative 39.3% of the net rentable area. Most recently, the tenant is in the process of building out an additional 1,153 square feet of their space (2.9% of the net rentable area) with an estimated completion date of December 2015 and is also planning to convert a 3,500 square foot space (8.9% of the net rentable area) into a surgical center with an estimated completion date of April 2016. The borrower will provide a tenant improvement allowance of $692,500 ($197.86 per square foot) for the surgical center renovation which was reserved at closing. The second largest tenant, Kaiser Foundation Health Plan (“Kaiser”) (A+ by S&P), recently signed a 10 year lease (with four, five-year extension options) and is occupying approximately 26.1% of the net rentable area through May 31, 2025. Kaiser is one of the nation’s largest not-for-profit health plan providers, serving more than 10.0 million people, approximately 7.9 million of which are located in California. Founded in 1945 and headquartered in Oakland, California, Kaiser has 38 hospitals, 619 medical offices, over 17,000 physicians and over 177,000 employees. For year-end 2014, Kaiser reported operating revenue of approximately $56.4 billion. Kaiser is finalizing the build-out of its space which is anticipated to be completed in December 2015. According to the borrower, Kaiser has invested approximately $6.0 million ($581.62 per square foot) on the build-out. The tenant commenced paying full rent on October 1, 2015.

The Market. The Manhattan Beach Medical Office property is located in Manhattan Beach, California, a coastal city located approximately 20 miles southwest of downtown Los Angeles. The property is situated approximately less than half a mile from the Pacific Ocean on the east side of Sepulveda Boulevard, which is a component of the Pacific Coast Highway (Highway 1) and a major commercial corridor in Manhattan Beach. According to the appraisal, the immediately surrounding area is fully built-out and consists of one and two story commercial buildings, auto dealerships, storefront retail, restaurants and Mira Costa High School. According to the appraisal, the one-, three- and five-mile 2015 estimated population is 29,878, 168,592 and 416,843, respectively, while the estimated median household income is $126,550, $93,310 and $70,564, respectively.

According to the CoStar, the property is located in the South Bay office submarket. As of the third quarter of 2015, the submarket contained an inventory of approximately 63.8 million square feet of office space with a vacancy rate of 14.1%. Furthermore, the medical office submarket within a three-mile radius contained an inventory of 697,756 square feet of office space across 43 buildings with a vacancy rate of 5.5%. The appraisal identified one comparable mixed use and four comparable medical office properties built between 1962 and 1982 ranging in size from 8,924 to 65,253 square feet. The rental rate for the comparable properties ranged from $30.00 per square foot per year, triple net terms to $42.00 per square foot per year, modified gross terms. Taking into consideration the Manhattan Beach Medical Office property’s physical characteristics, age and location, the appraisal has concluded that a market rent of $45.00 per square foot per year, full-service gross and a vacancy and collection loss of 5.0% is appropriate for the property. The average in-place rent for the property is $47.08 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Manhattan Beach Medical Office

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Beach Cities Orthopedics(3)	NA / NA / NA	20,314	51.5%	$51.34	52.4%	10/31/2030
Kaiser Foundation Health Plan(4)	NA / A+ / NA	10,316	26.1%	$48.28	25.0%	5/31/2025
Ashley Magovern, M.D.(5)	NA / NA / NA	4,575	11.6%	$48.71	11.2%	5/14/2025
Dr. Christine Curtis(6)	NA / NA / NA	2,265	5.7%	$54.02	6.2%	1/31/2018
Jim Jamshid Tehrani DDS(7)	NA / NA / NA	1,094	2.8%	$48.20	2.7%	5/31/2025
Barbara Shigekuni OD	NA / NA / NA	917	2.3%	$55.34	2.6%	1/31/2018

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Beach Cities Orthopedics will have a one-time termination option starting on October 31, 2025 upon 12-months’ written notice and a payment of a termination fee of $166,667. This termination option does not include the 3,500 square foot space that will be converted into the surgical space. BCO has two five-year extension options remaining.

(4)	Kaiser Foundation Health Plan Base Rent PSF represents the average contractual rent over the lease term. Kaiser Foundation Health Plan has four five-year extension options remaining.

(5)	Ashley Magovern, M.D. has two five-year extension options remaining.

(6)	Dr. Christine Curtis has one five-year extension option remaining.

(7)	Jim Jamshid Tehrani DDS has one five-year extension option remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	2	3,182	8.1	173,108	8.7	3,182	8.1%	$173,108	8.7%
2019	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2020	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2021	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2022	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2023	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2024	0	0	0.0	0	0.0	3,182	8.1%	$173,108	8.7%
2025	3	15,985	40.5	773,657	38.9	19,167	48.5%	$946,765	47.6%
2026 & Beyond	1	20,314	51.5	1,042,881	52.4	39,481	100.0%	$1,989,646	100.0%
Total	6	39,481	100.0%	$1,989,646	100.0%

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Manhattan Beach Medical Office

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$1,456,749	$1,478,218	$1,693,183	$1,425,450	$1,989,646	$50.40	99.4%
Gross Potential Rent	$1,456,749	$1,478,218	$1,693,183	$1,425,450	$1,989,646	$50.40	99.4%
Total Reimbursements	58,437	52,251	97,492	115,607	12,702	0.32	0.6
Net Rental Income	$1,515,186	$1,530,469	$1,790,675	$1,541,057	$2,002,348	$50.72	100.0%
Other Income	0	0	0	1,800	1,800	0.05	0.1
(Vacancy/Credit Loss)	0	0	0	0	(84,615)	(2.14)	(4.2)
Effective Gross Income	$1,515,186	$1,530,469	$1,790,675	$1,542,857	$1,919,533	$48.62	95.9%
Total Expenses	$530,037	$549,860	$584,870	$577,867	$575,259	$14.57	30.0%
Net Operating Income(4)	$985,149	$980,609	$1,205,805	$964,990	$1,344,274	$34.05	70.0%

Total TI/LC, Capex/RR	0	0	0	0	13,424	0.34	0.7
Net Cash Flow	$985,149	$980,609	$1,205,805	$964,990	$1,330,851	$33.71	69.3%

Occupancy(5)	92.2%	100.0%	100.0%	100.0%	95.8%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)

Underwritten Rents in Place consists of in-place rents as of October 1, 2015 and includes rent steps through October 1, 2016 of $146,529. For Kaiser Foundation Health Plan, the average contractual rent over the lease term was underwritten.

(4)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to the new leases signed ($618,999), expiration of the free rent for Kaiser Foundation Health Plan and Beach Cities Orthopedics ($170,374) and rent steps taken through October 1, 2016 ($146,529).
(5)	Historical Occupancy is as of December 31 of each respective year and October 1, 2015 for TTM. Underwritten Occupancy represents economic occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Novant Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,150,000	Title:	Fee
Cut-off Date Principal Balance:	$17,150,000	Property Type - Subtype:	Various - Various
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	275,931
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsors:	Stephen DeNardo and	Occupancy:	100.0%
	George Yerrall	Occupancy Date:	12/1/2015
Interest Rate:	5.68800%	Number of Tenants:	5
Note Date:	11/17/2015	2012 NOI:	$2,632,906
Maturity Date:	12/1/2020	2013 NOI:	$2,694,747
Interest-only Period:	None	2014 NOI:	$2,754,625
Original Term:	60 months	TTM NOI (as of 6/2015):	$2,796,954
Original Amortization:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Balloon	UW Revenues:	$3,527,340
Call Protection:	L(25),O(35)	UW Expenses:	$1,066,526
Lockbox:	Springing	UW NOI:	$2,460,815
Additional Debt:	N/A	UW NCF:	$2,208,041
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$26,550,000 / $96
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$62
Taxes:	$134,782	$26,596	N/A	Maturity Date Loan / SF:	$58
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$4,599	$4,599	$55,186	Maturity Date LTV:	60.2%
TI/LC:	$22,994	$22,994	N/A	UW NCF DSCR:	1.85x
Other(4):	$495,010	$0	N/A	UW NOI Debt Yield:	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,150,000	86.3%	Payoff Existing Debt	$18,559,585	93.4%
Sponsor Equity	2,714,071	13.7%	Upfront Reserves	657,385	3.3%
			Closing Costs	647,101	3.3%
Total Sources	$19,864,071	100.0%	Total Uses	$19,864,071	100.0%
(1)	The borrowing entities are NC Med Property LL 1, LLC, NC Med Property LL 2, LLC, NC Med Property LL 3, LLC, NC Med Property LL 4, LLC and NC Med Property LL 5, LLC all of which are Delaware limited liability companies and special purpose entities.
(2)	In addition to the aggregate “as-is” appraised value as listed, the appraisal also concluded an aggregate “dark” hypothetical value of $15,450,000 (approximately $55.99 per square foot) for the portfolio.
(3)	The appraisals for the Novant Portfolio properties were dated either October 2, 2015 or October 5, 2015.
(4)	Initial Other Escrows and Reserves consist of an outstanding TI/LC reserve in the amount of $397,180 and a deferred maintenance reserve in the amount of $97,830.

The Loan. The Novant Portfolio loan has an outstanding principal balance as of the Cut-off Date of approximately $17.2 million and is secured by a first mortgage lien on a five-property, office and industrial portfolio, totaling 275,931 square feet, located in North Carolina in the Winston Salem and Charlotte metropolitan statistical areas. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the DBUBS 2011-LC2A transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Novant Portfolio

The borrowing entities are NC Med Property LL 1, LLC, NC Med Property LL 2, LLC, NC Med Property LL 3, LLC, NC Med Property LL 4, LLC and NC Med Property LL 5, LLC all of which are Delaware limited liability companies and special purpose entities. The borrowing entities are controlled by a joint venture between The Family Office (“TFO”) and RiverOak Investment Corp, LLC (“RiverOak”). The borrowers are utilizing a master-lease structure with a purchase option for Shari’ah-compliance purposes. The master lessor entities and master lessee entities are set up under separate ownership structures; however, the ownership and controlling interest of the loan is under the master lease. The loan sponsors and nonrecourse carve-out guarantors are Stephen DeNardo and George Yerrall. Mr. DeNardo currently serves as the CEO and founding partner of RiverOak. Prior to his role as CEO of RiverOak, Mr. DeNardo held several positions throughout the real estate industry including serving as the President of ARES Capital, Inc., which Mr. DeNardo created as a wholly-owned subsidiary of The Mutual Life Insurance Company of New York. Mr. Yerrall currently serves as the CIO and partner of RiverOak. Mr. Yerrall is responsible for finding, researching and negotiating the firm’s real estate acquisitions, as well as searching for suitable investors for the firm’s funds. Mr. Yerrall’s real estate experience includes acquisitions, residential land development and involvement in his family’s real estate agency.

The Properties. The Novant Portfolio properties consist of three suburban office buildings, one industrial building and one medical office building, totaling 275,931 square feet and are 100.0% leased to Novant Health, Inc. (“Novant”), a non-profit healthcare system. The properties were built between 1973 and 2009 and the five properties were purchased by the sponsors in March and October 2010 for approximately $28.4 million. The properties are located in Winston Salem, Huntersville and Mocksville, North Carolina, which provide a central location to Novant’s other facilities throughout the Carolinas, Virginia and Georgia. Four of the properties are located in the Winston Salem metropolitan statistical area and the Piedmont Triad region, which, according to the appraisal, contains 20 regional hospitals with approximately 60,000 employees. Primary access to the region is provided by Interstate 40, which provides access to Statesville to the west and Raleigh/Durham suburbs to the east. The remaining property is located in Huntersville, a suburb of Charlotte and is located within one mile of five other Novant facilities. Primary access to the region is provided by Interstate 77, which is located approximately one mile from the property. The property at 140 Club Oaks Court is subject to a condominium regime, which includes two other buildings that are not part of the collateral. The borrower, as the owner of one of the three buildings comprising the condominium regime that does form part of the collateral, has the right to appoint one person to serve on the board of directors of the condominium association pursuant to the related declaration.

As of December 1, 2015, the Novant Portfolio properties are 100.0% occupied by one tenant, Novant, under five leases. Novant is a non-profit integrated healthcare system based in Winston Salem, North Carolina. The company is comprised of 15 medical centers with 1,123 doctors throughout 343 clinic locations throughout Virginia, North Carolina, South Carolina and Georgia. Additionally, Novant employs approximately 24,000 people at outpatient surgery centers, medical plazas, rehabilitation programs, diagnostic imaging centers and community health outreach programs. Novant serves approximately 4 million patients annually and as a not-for-profit healthcare system, Novant focuses on serving financially burdened citizens in the community by providing medical care for the uninsured, services to individuals with Medicaid coverage reimbursed at less than cost, community health education, medical services that lose money but are important for the community, support groups, outreach services and community events and screenings.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
4020 Kilpatrick Street	Winston Salem, NC	44,582	1973 / 2009	$4,302,488	25.1%	$6,075,000	$549,125	24.9%
17220 Northcross Drive	Huntersville, NC	26,166	2009 / NA	4,249,761	24.8%	7,150,000	566,242	25.6%
480 West Hanes Mill Road	Winston Salem, NC	65,519	1985 / 2008	4,159,543	24.3%	6,600,000	506,221	22.9%
171 Enterprise Way	Mocksville, NC	129,600	2007/ NA	3,462,526	20.2%	5,250,000	461,857	20.9%
140 Club Oaks Court	Winston Salem, NC	10,064	1997 / 2009	975,683	5.7%	1,475,000	124,596	5.6%
Total		275,931		$17,150,000	100.0%	$26,550,000	$2,208,041	100.0%

The Markets. The suburban office properties located at 4020 Kilpatrick Street, 480 West Hanes Mill Road and 140 Club Oaks Court in Winston Salem are in the Greensboro/Winston Salem Metro Office market, which, according to the appraisal, had an inventory of approximately 54.7 million square feet with an overall vacancy rate of 11.2% and average asking rents of $14.57 per square foot, all as of the second quarter of 2015. The appraisal identified five comparable office properties, which range in size from 100,000 square feet to 482,835 square feet and were built between 1978 and 1999. The office properties had rental rates between $9.20 per square foot and $15.00 per square foot, with a weighted average of $12.32 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Novant Portfolio

The medical office property located at 17220 Northcross Drive in Huntersville is in the Northeast Charlotte Office submarket, which, according to the appraisal, had an inventory of approximately 13.8 million square feet with an overall vacancy rate of 9.9% and average asking rents of $19.19 per square foot, all as of the second quarter of 2015. The appraisal identified five comparable medical office properties, which range in size from 12,000 square feet to 60,074 square feet and were built between 1966 and 2009. The medical office properties had rental rates between $19.50 per square foot and $26.00 per square foot, with a weighted average of $22.04 per square foot.

The industrial property located at 171 Enterprise Way in Mocksville is in the Davie County Industrial submarket, which, according to the appraisal, had an inventory of approximately 7.7 million square feet with an overall vacancy rate of 7.7% and average asking rents of $3.25 per square foot, all as of the second quarter of 2015. The appraisal identified six comparable industrial properties, which range in size from 57,000 square feet to 114,000 square feet and were built between 1988 and 2009. The industrial properties had leases with in-place rental rates between $3.25 per square foot and $4.25 per square foot, with a weighted average of $3.72 per square foot.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date(2)
Novant	NA / NA / NA	275,931	100.0%	$10.34	Various
(1)	Based on the underwritten rent roll.
(2)	Novant has five total leases: (i) one lease with 129,600 square feet expiring in December 2018; (ii) one lease with 65,519 square feet expiring in December 2019; (iii) two leases with an aggregate of 54,646 square feet expiring in July 2018 and (iv) one lease with 26,166 square feet expiring in May 2019.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2015 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2016	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2017	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2018	3	184,246	66.8%	1,445,003	50.7%	184,246	66.8%	$1,445,003	50.7%
2019	2	91,685	33.2%	1,407,741	49.3%	275,931	100.0%	$2,852,744	100.0%
2020	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2021	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2022	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2023	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2024	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2025	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
2026 & Beyond	0	0	0.0%	0	0.0%	275,931	100.0%	$2,852,744	100.0%
Total	5	275,931	100.0%	$2,852,744	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Novant Portfolio

Operating History and Underwritten Net Cash Flow
2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,623,185	$2,691,350	$2,761,295	$2,796,984	$2,852,741	$10.34	72.8%
Gross Potential Rent	$2,623,185	$2,691,350	$2,761,295	$2,796,984	$2,852,741	$10.34	72.8%
Total Reimbursements	281,279	313,903	317,252	328,098	1,066,526	3.87	27.2%
Net Rental Income	$2,904,464	$3,005,253	$3,078,547	$3,125,082	$3,919,267	$14.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(391,927)	(1.42)	(10.0)	--
Effective Gross Income	$2,904,464	$3,005,253	$3,078,547	$3,125,082	$3,527,340	$12.78	90.0%

Total Expenses	$271,558	$310,506	$323,922	$328,128	$1,066,526	$3.87	30.2%

Net Operating Income	$2,632,906	$2,694,747	$2,754,625	$2,796,954	$2,460,815	$8.92	69.8%

Total TI/LC, Capex/RR	0	0	0	0	252,774	0.92	7.2%
Net Cash Flow	$2,632,906	$2,694,747	$2,754,625	$2,796,954	$2,208,041	$8.00	62.6%

Occupancy(3)	100.0%	100.0%	100.0%	100.0%	90.0%
(1)	TTM column represents the trailing 12-month period ended June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of December 1, 2015. Underwritten Occupancy represents economic occupancy.

Partial Releases. The loan documents permit the borrowers to release one or more individual properties after expiration of the lockout period upon the following terms and conditions, among others: (i) the partial prepayment of 120% of the allocated loan amount for the property; (ii) after giving effect to the release, the debt service coverage ratio (calculated based on the trailing 12 months) is not less than the greater of (a) 2.07 multiplied by a fraction, the numerator of which is the sum of the allocated loan amounts for the properties (including the property being released) and the denominator is the then-current principal balance of the loan and (b) the debt service coverage ratio immediately preceding the release (including the property being released) calculated based on the trailing 12 months; (iii) after giving effect to the release, the loan-to-value ratio for the properties will not exceed 65% on an “as-is” basis and 90% on an “as-dark” basis; and (iv) with respect to the properties located at 4020 Kilpatrick Street and 140 Club Oaks Court, those properties must be released simultaneously unless the leases for such properties are amended to remove the cross-default provisions contained in the leases. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the preliminary prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2015-JP1

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Bradley Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084

David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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